Exhibit 10.1

Master Services Agreement

between

Triad Corporate Services, Limited Partnership

and

Perot Systems Corporation

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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MASTER SERVICES AGREEMENT

This Master Services Agreement (this “Agreement”) is entered into effective January 31, 2006 (the “Effective Date”) by and between Triad Corporate Services, Limited Partnership, a Delaware limited partnership (“Triad”), having a principal place of business at 5800 Tennyson Parkway, Plano, Texas 75024, and Perot Systems Corporation, a Delaware corporation (“Supplier”), having a principal place of business at 2300 West Plano Parkway, Plano, Texas 75075.

WHEREAS, Triad and Supplier have engaged in extensive negotiations, discussions and due diligence that have culminated in the formation of the contractual relationship described in this Agreement;

WHEREAS, Triad desires to procure from Supplier, and Supplier desires to provide to Triad and the Eligible Recipients on the terms and conditions specified in this Agreement, certain information technology products and services, including the following:

(i)	information technology infrastructure (“IT Infrastructure”) products and services, including desktop, help desk, network, data center, and security products and services;

(ii)	enterprise resource planning (“ERP”) products and implementation and ongoing support services;

(iii)	clinical and revenue cycle (“C&RC”) products and implementation and ongoing support services;

(iv)	application management, selection, design, development, implementation, and maintenance (“ADM”) products and services; and

(v)	other information technology products and services;

as each of the foregoing is more thoroughly described and provided for in this Agreement;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, Triad and Supplier (collectively, the “Parties” and each, a “Party”) hereby agree as follows:

1.	BACKGROUND AND OBJECTIVES

1.1	Performance and Management by Supplier.

Triad desires that certain IT Infrastructure, ERP, C&RC, ADM and other information technology products, processes and services presently provided, performed and managed by or for Triad and the Eligible Recipients be provided, performed and managed by Supplier as described in this Agreement. Supplier has carefully reviewed Triad’s requirements and desires to perform and manage such products, processes and services for Triad and the Eligible Recipients, as such products, processes and services evolve and are transformed through the provision and support of the ERP Solution and the C&RC Solution.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.2	Goals and Objectives.

The Parties acknowledge and agree that the specific goals and objectives of the Parties in entering into this Agreement are to:

(1)	Support Triad’s attainment of the following business goals:

(a)	Improved business performance, external growth and positioning for superior long-term returns for Triad and the Eligible Recipients;

(b)	Increased cash flow, generating earnings growth, freeing cash flow and enhancing returns on capital;

(c)	Reduced risk by optimizing its capital structure; and

(d)	Avoid negative impact on Triad’s earnings as a result of this Agreement.

(2)	Support Triad’s attainment of the following information technology strategic initiatives:

(a)	Provide for a sourcing strategy that:

(1)	Supports Triad’s continued and rapid growth; and

(2)	Provides a standardized technology platform with predictable costs that will allow rapid, cost effective deployment throughout the designated portions of the Triad hospital system;

(b)	Provide for the selection, implementation and maintenance of a standardized clinical information system for designated existing and future Triad facilities;

(c)	Provide for the selection, implementation and maintenance of a standardized revenue cycle (patient accounting) system for designated existing and future Triad facilities; and

(d)	Provide for the selection, implementation and maintenance of a standardized Enterprise Resource Planning system for designated existing and future Triad facilities;

(3)	Optimize Triad’s capital and operating expenses in the aggregate for information technology products and services;

(4)	Allow Triad to more accurately forecast its information technology operating expenses as a result of contractually committed fees and service levels;

(5)	Implement and perform ongoing maintenance and support of the ERP Solution and C&RC Solution on schedule and on budget;

(6)	Improve the efficiency and quality of all in scope Triad information technology;

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(7)	Enhance the efficiency and quality of Triad’s processes and operations through implementation and operation of the ERP Solution and the C&RC Solution;

(8)	Provide committed levels of service and performance quality;

(9)	Gain access to high quality capabilities by contracting with a first tier service provider that can attract highly qualified individuals to provide the Services to Triad and the Eligible Recipients;

(10)	Enhance the ability of Triad and its Affiliated companies to focus on their core businesses and patient care;

(11)	Provide Triad and the Eligible Recipients with the flexibility to adapt rapidly to their changing requirements and changes in the their business environment;

(12)	Provide sustainable long-term cost savings including due to common business practices across Triad and the Eligible Recipients, and spreading of fixed costs;

(13)	Provide Triad and Eligible Recipients with economies of scope and scale and the flexibility to reorganize their businesses without retaining certain fixed costs; and

(14)	Obtain access to best practices in IT Infrastructure, ERP solutions, C&RC solutions, ADM and other products and services related thereto.

(15)	The Parties further acknowledge that many of the foregoing goals and objectives, benefits of the Services, and success of the C&RC Solution and ERP Solution shall be accomplished by:

(a)	The provision of the C&RC and ERP Implementation Services pursuant to a documented fixed scope and schedule;

(b)	The implementation of a standardized solution at the Triad and Eligible Recipient sites with limited local variation;

(c)	The adoption by Triad and the Eligible Recipients of the internal business process changes necessary to migrate to a standardized solution;

(d)	The Parties performing their obligations under this Agreement and cooperating in good faith with each other to avoid any “scope creep” related to the implementation;

(e)	Triad managing, with the support of Supplier through its project management responsibility, Triad’s internal staff and Eligible Recipients to facilitate Supplier’s completion of the implementation of the ERP Solution and the C&RC Solution, as contemplated in the ERP Implementation Plan and the C&RC Implementation Plan, respectively ; and

(f)	The timely retirement and decommissioning of appropriate legacy systems in connection with the implementation of the ERP Solution and the C&RC Solution.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.3	Interpretation.

The provisions of this Article 1 are intended to be a general introduction to this Agreement and are not intended to expand the scope of the Parties’ obligations under this Agreement or alter the plain meaning of this Agreement’s terms and conditions, as set forth hereinafter. However, to the extent the terms and conditions of this Agreement are unclear or ambiguous, such terms and conditions are to be interpreted and construed so as to be consistent with the background and objectives set forth in this Article 1; provided however, that the provisions of Article 1 shall not be interpreted or construed (a) to imply any representation not expressly set forth in this Agreement, (b) to circumvent the provisions of Section 21.2, or (c) to be the sole basis to establish a claim, loss, cause of action, or any damages for breach of trust, negligence, or any other tort claim.

2.	DEFINITIONS AND DOCUMENTS

2.1	Definitions.

Capitalized terms used but not defined within the sections of this Agreement have the meanings given in the Definitions Matrix incorporated immediately following the signature page in this Agreement below (the “Definitions Matrix”). Additional terms used in this Agreement are provided in Schedule A.

2.2	Other Terms.

The terms defined in this Article include the plural as well as the singular and the derivatives of such terms. Unless otherwise expressly stated, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision. Article, Section, Subsection and Attachment references refer to articles, sections and subsections of, and attachments to, this Agreement. The words “include” and “including” shall not be construed as terms of limitation. Unless otherwise modified, the words “day,” “month,” and “year” mean, respectively, calendar day, calendar month and calendar year. As stated in Section 21.3, the word “notice” and “notification” and their derivatives means notice or notification in writing. Other terms used in this Agreement are defined in the context in which they are used and have the meanings there indicated.

2.3	Associated Contract Documents.

This Agreement includes each of the following schedules and their attached exhibits, all of which are attached to this Agreement and incorporated into this Agreement by this reference. Unless otherwise expressly stated, references to specific Schedules include all numbered subsidiary Schedules and attachments (e.g., references to Schedule E include not only Schedule E, but also Schedules E.1 and E.2, and Attachment E.2.1).

A	Glossary of Additional Terms
B	Software
C	Transition Plan
D	Implementation Services - ERP Solution and C&RC Solution
D.1	ERP Solution Implementation Services and Implementation Plan (including Deliverables)
D.2	Clinical Solution Implementation Services and Implementation Plan (including Deliverables)

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

E	Description of Services
E.1	Application Services (including legacy Application and ERP Solution Support and C&RC Solution Support)
E.2	Desktop Services Service Agreement
E.3	Help Desk Services Service Agreement
E.4	Network Services Service Agreement
E.5	Data Center Services Service Agreement
E.6	Security Services Service Agreement
E.7	Governance Services Service Agreement
F	Transferred or Provided Items
F.1	Reserved
F.2	Equipment Leases
F.3	Reserved
F.4	Reserved
F.5	Reserved
F.6	Triad-Provided Equipment
G	Service Levels
H	Subcontractors and Managed Third Parties
H.1	Subcontractors
H.2	Managed Third Parties
I	Termination Assistance Services
I.1	Exceptions to License and Use Rights
J	Supplier Charges
K	McKesson Provisions
L	Projects
M	Employees
M.1	Affected Employees
M.2	Employee Benefit
M.3	Staffing Plan
M.4	Key Supplier Personnel and Critical Support Personnel
N	Termination Charges
O	Facilities
O.1	Triad Facilities
O.2	Supplier Facilities
P	Reserved
Q	Reserved
R	Reports
S	Disaster Recovery Plan
T	Compliance with Laws
U	Ownership of Materials
V	Triad Rules, Triad Standards and Code of Conduct

Exhibit 1:	Form of Non-Disclosure Agreement
Exhibit 2:	Form of Invoice
Exhibit 3:	[**]
Exhibit 4:	Reserved
Exhibit 5:	Form of Project Work Order
Exhibit 6:	Business Associate Agreement

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.	TERM

3.1	Initial Term.

The initial Term of this Agreement shall commence as of 12:00:01 a.m., Central Time on the Effective Date and continue until 11:59:59 p.m., Central Time, on January 31, 2016, unless this Agreement is terminated as provided herein or extended as provided in Section 3.2 or 4.4(a)(2), in which case the Term shall end at 11:59:59 p.m., Central Time, on the effective date of such termination or the date to which this Agreement is extended.

3.2	Extension.

If Triad desires to renew this Agreement after the initial Term or any renewal Term, Triad shall provide written notice to Supplier of its desire to do so at least six (6) months prior to the expiration of the Term. The Parties shall thereafter negotiate in good faith with respect to the terms and conditions upon which the Parties will renew this Agreement and thereafter execute such renewal. In the event the Parties are unable to reach agreement and execute such renewal at least two (2) months prior to the expiration of the Term, Triad may, at its sole option, extend the Term one time for up to twelve (12) months on the terms and conditions then set forth in this Agreement, including applicable pricing and adjustments to pricing as specified in Schedule J. No Termination Charges shall be applicable to any termination on or after the expiration of the initial Term specified in Section 3.1.

4.	SERVICES

4.1	Overview.

(a)	Services. Commencing on the Effective Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan or other applicable agreement of the Parties), Supplier shall provide the Services to Triad, and, upon Triad’s request, to Eligible Recipients and Authorized Users. The Services shall consist of the following, as they may evolve during the Term of this Agreement or be supplemented, enhanced, modified or replaced:

(i)	The services, functions and responsibilities of Supplier described in this Agreement and its Schedules and attachments, which include the following:

(1)	the Transition Services, as further described in Section 4.2 and Schedule C;

(2)	the ERP and C&RC Implementation Services, as further described in Section 4.3 and Schedule D;

(3)	the Application Services, Desktop, Help Desk, Network, Data Center, and Security services, as further described in Schedule E; and

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(4)	the Termination Assistance Services, as further described in Section 4.4 and Schedule I.

(ii)	Other than the Excluded Functions (hereinafter defined), the services, functions and responsibilities reasonably related to the services described in subparagraph (i) above performed during the twelve (12) months preceding the Effective Date (and not permanently discontinued by Triad prior to the Effective Date) by Triad Personnel who were displaced or whose functions were displaced as a result of this Agreement, even if the service, function, or responsibility is not specifically described in this Agreement (provided that, in the event of a direct conflict between Schedule E and the scope of services as described in this Section 4.1(a)(ii), this Section 4.1(a)(ii) shall not be construed as altering and/or superseding Schedule E and Schedule E shall control). The term “Excluded Functions” means voice telecommunications functions other than as expressly set forth in Schedule E.

(b)	Included Services. If any services, functions or responsibilities not specifically described in this Agreement are an inherent, necessary or customary part of the Services or are required for proper performance or provision of the Services in accordance with this Agreement, they shall be deemed to be included within the scope of the Services to be delivered for the Charges, as if such services, functions or responsibilities were specifically described in this Agreement; provided, however, that this paragraph (b) shall not include the Excluded Functions or [**].

(c)	Required Resources. Except as otherwise expressly provided in this Agreement, Supplier shall be responsible for providing the facilities, personnel, Equipment, Software, technical knowledge, expertise and other resources necessary to provide the Services and deliverables required to be provided by Supplier under this Agreement.

(d)	Reserved.

(e)	Electronic Delivery. To the maximum extent possible, and except as otherwise directed by Triad or expressly provided in this Agreement, Supplier shall deliver all Software, documentation, reports and other contract deliverables to Triad and the Eligible Recipients at the designated Triad Site by electronic transmission or by load and leave (where no tangible storage media is physically transferred to Triad or the Eligible Recipients).

(f)	Performance by Supplier Affiliates. Notwithstanding the provisions of Section 9.12, certain Supplier obligations under this Agreement may be performed by or through one or more Supplier Affiliates and without limiting the provisions of Sections 20.3 and 21.2, Triad consents to such performance, provided that (i) Supplier shall provide Triad with prior notice of any such performance of material activities, (ii) the obligations of Supplier hereunder related to such performance shall be deemed applicable to such Affiliate(s) as if expressly so provided herein, and (iii) Supplier shall be fully responsible for any and all such performance or failure thereof by such Affiliate(s). Without limiting the foregoing, in no event shall any provision of this Agreement, or any right or benefit of Triad or the Eligible Recipients provided for under this Agreement be reduced, limited or otherwise adversely impacted (including through any increase in cost, Charge or expense, including taxes) as a consequence of any such performance by or through a Supplier Affiliate.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2	Transition Services.

(a)	Transition. During the Transition Period, Supplier shall perform the Transition Services and provide the deliverables described in the Transition Plan, which is attached to this Agreement as Schedule C. During the Transition Period, Triad will perform or cause to be performed those tasks which are designated to be Triad’s responsibility in the Transition Plan, provided that, Triad shall not be obligated to perform any tasks during the Transition Period that are not set forth in such Transition Plan or this Agreement. Unless otherwise agreed, Triad shall not incur any charges, fees or expenses payable to Supplier or third parties in connection with the Transition Services, other than those charges, fees and expenses specified in Schedule J and those incurred by Triad in connection with its performance of tasks designated in the Transition Plan as Triad’s responsibility.

(b)	Transition Plan. The Transition Plan, is attached to this Agreement as Schedule C and identifies, among other things, (i) the transition activities to be performed by Supplier and the significant components and subcomponents of each such activity for each Eligible Recipient, (ii) the deliverables to be completed by Supplier, (iii) the date(s) by which each such activity or deliverable is to be completed (the “Transition Milestones”), (iv) Supplier’s plans for the hiring and retaining Transitioned Employees, (v) a process and set of standards to which Supplier will adhere in the performance of the Transition Services and that will enable Triad to determine whether Supplier has successfully completed the transition and the activities and deliverables associated with each Transition Milestone, including measurable success criteria that Supplier must meet before transitioning the work any further, (vi) the contingency or risk mitigation strategies to be employed by Supplier in the event of disruption or delay, (vii) any transition responsibilities to be performed or transition resources to be provided by Triad or the Eligible Recipients, and (viii) a detailed work plan identifying the specific transition activities to be performed by individual Supplier Personnel (other than employees, representatives, contractors, subcontractors or agents of Incidental Subcontractors) during the Transition Period.

(c)	Performance. Supplier shall perform the Transition Services described in the Transition Plan in accordance with the timetable and the Transition Milestones set forth in the Transition Plan, subject to the provisions of Sections 10.2 and 18.2, as applicable. Supplier shall provide all cooperation and assistance reasonably required or requested by Triad in connection with Triad’s evaluation or testing of the deliverables set forth in the Transition Plan. Supplier shall perform the Transition Services in a manner that will not (i) materially disrupt or have an unnecessary or material adverse impact on the business or operations of Triad or the Eligible Recipients, (ii) in a non-de minimis manner degrade the Services then being received by Triad or the Eligible Recipients, or (iii) disrupt or interfere with the ability of Triad or the Eligible Recipients to obtain the full benefit of the Services, except as may be otherwise provided in the Transition Plan. Prior to undertaking any material transition activity, Supplier shall discuss with Triad all known Triad-specific material risks that are not identified in the Transition Plan and shall not proceed with such activity until Triad advises Supplier that it understands such risks and Triad is reasonably satisfied with the plans with regard to such risks (provided that, neither Supplier’s disclosure of any such risks to Triad, nor Triad’s acquiescence in Supplier’s plans, shall operate or be construed as limiting Supplier’s responsibilities under this Agreement, unless expressly so agreed by Triad). Supplier shall identify and resolve, with Triad’s reasonable assistance, any problems that may impede or delay the timely completion of each task in the Transition Plan that is Supplier’s

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

responsibility and shall use commercially reasonable efforts to assist Triad with the resolution of any problems that reasonably may impede or delay the timely completion of each task in the Transition Plan that is Triad’s responsibility.

(d)	Reports. Supplier shall meet at least weekly with Triad to report on its progress in performing its responsibilities and meeting the timetable and Transition Milestones set forth in the Transition Plan. Supplier also shall provide written reports to Triad at least weekly regarding such matters, and shall provide oral reports more frequently if reasonably requested by Triad. Promptly upon receiving any information indicating that Supplier may not perform its responsibilities or meet the timetable or Transition Milestones set forth in the Transition Plan, Supplier shall notify Triad of material or significant delays and shall identify for Triad’s consideration and approval specific measures to address such delay and mitigate the risks associated therewith.

(e)	Suspension or Delay of Transition Activities.

(i)	Right to Suspend or Delay. Triad reserves the right, in its discretion and subject to Section 9.6, to suspend or delay the performance of the Transition Services and/or the transition of all or any part of the Services. Upon any exercise of such right, Triad shall give Supplier prompt written notice thereof.

(ii)	Suspension or Delay without Charge. If Triad elects to exercise this right and Triad’s decision is based on Supplier’s material failure to perform its obligations under this Agreement (including a failure to timely meet one or more Transition Milestones), Triad shall not incur any additional Charges or reimbursable expenses in connection with such decision.

(iii)	Suspension or Delay for Triad’s Convenience. If Triad’s decision to suspend or delay is not based on Supplier’s material failure to perform its obligations under this Agreement (including a failure to timely meet one or more Transition Milestones), then Triad shall compensate Supplier in accordance with Section 6 of Schedule J.

(f)	Failure to Meet Transition Milestones.

(i)	Neither the Transition Services nor the activities and deliverables associated with individual Transition Milestones shall be deemed complete until Triad’s Acceptance of such activities and deliverables in accordance with Section 4.6.

(ii)	Subject to Sections 10.2 and 18.2, if Supplier fails to meet a Transition Milestone that is a Critical Deliverable, Supplier shall pay Triad the Deliverable Credits specified in Schedule C for such Transition Milestone.

(g)	[**].

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.3	Enterprise Resource Planning and Clinical and Revenue Cycle Implementation Services.

(a)	ERP and C&RC Implementation Services. Supplier shall perform and provide the products and services described and provided for in Schedule D relating to and including the development, configuration, integration, and implementation of the ERP Solution and the C&RC Solution (respectively, the “ERP Implementation Services” and the “C&RC Implementation Services” and collectively, the “ERP and C&RC Implementation Services”). Triad will perform or cause to be performed those tasks which are designated to be Triad’s responsibility in the ERP Implementation Plan and C&RC Implementation Plan, provided that, Triad shall not be obligated to perform any tasks that are not set forth in such plans or in this Agreement. Unless otherwise agreed in writing, Triad shall not incur any charges, fees or expenses payable to Supplier in connection with the ERP Solution or the C&RC Solution, other than those charges, fees and expenses specified in Schedule J.

(b)	Implementation Plans. The initial plans for the ERP and C&RC Implementation Services include the building and deployment of the ERP Solution and the C&RC Solution across Triad’s and the Eligible Recipient’s facilities specified in Schedule D. Such initial plans are attached to this Agreement as Schedules D.1 and D.2, respectively (the “ERP Implementation Plan” and the “C&RC Implementation Plan,” respectively). By the dates designated in such respective plans, Supplier shall prepare and deliver to Triad detailed implementation plans for Triad’s review, comment and approval. The detailed implementation plans shall describe the specific activities to be performed by each Party (and McKesson under the Joint Contract Supplement) in connection with the ERP Implementation Services and the C&RC Implementation Services, but, unless otherwise agreed by Triad, shall be consistent in all respects with Schedules D.1 and D.2, as applicable, including the activities, deliverables, ERP and C&RC Implementation Milestones, and Deliverable Credits described therein. Supplier shall address and propose the resolution to any questions or concerns Triad may have as to any aspect of the proposed detailed implementation plans by incorporating modifications, additions or deletions to such plans that resolve such questions or concerns to the satisfaction of both Parties. After such detailed plan is approved by Triad, in its discretion, such detailed plans shall be appended to and incorporated in this Agreement as Schedules D.1 and D.2, as applicable, and shall supersede and replace the respective initial plans. Schedules D.1 and D.2 may thereafter be amended as mutually agreed by the Parties.

(c)	Contents of Implementation Plans. The detailed ERP Implementation Plan and C&RC Implementation Plan shall each identify, as applicable, among other things, (i) the ERP and C&RC Implementation Services and deliverables, as set forth on Schedule D.1 and D.2, respectively, and other activities to be performed by the Supplier and the changes in technology and processes to be implemented and supported by Supplier through the ERP and C&RC Implementation Services and the ERP Solution and the C&RC Solution, (ii) the date(s) by which each such activity, deliverable, milestone, implementation, or other event is to be completed and the milestones set forth in Schedule D.1, (the “ERP Implementation Milestones”), and Schedule D.2 (the “C&RC Implementation Milestones” and together with the ERP Implementation Milestones, the “ERP and C&RC Implementation Milestones”), (iii) a process and set of standards acceptable to Triad and agreed by the Parties to which Supplier shall adhere in the performance of the ERP and C&RC Implementation Services and that will enable Triad to determine whether Supplier has successfully completed the activities and deliverables associated

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with each ERP and C&RC Implementation Milestone, including the acceptance criteria set forth in Schedule D, respectively, for the ERP Solution and the C&RC Solution (and the phases and components thereof), (iv) any other applicable measurable performance or success criteria that Supplier must meet, (v) the contingency or risk mitigation strategies to be employed by Supplier in the event of disruption or delay and (vi) any activities to be performed by (or caused to be performed by) Triad or the Eligible Recipients (provided that, Triad and the Eligible Recipients shall not be obligated to perform activities that are not specifically contemplated by this Agreement and expressly set forth in Schedule D).

(d)	Performance and Implementation. Supplier shall perform and provide the ERP and C&RC Implementation Services and deliverables set forth in Schedule D and thereby implement the ERP Solution and the C&RC Solution in accordance Schedules D.1, D.2 and D.3, respectively, subject to the provisions of Schedule K and Sections 10.2 and 18.2, as applicable. Supplier shall provide all cooperation and assistance reasonably required or requested by Triad in connection with Triad’s and Eligible Recipients obligations under Section 4.3(c)(vii). Subject to Sections 10.2 and 18.2, Supplier shall (i) design the ERP Solution and C&RC Solution to avoid any Adverse Impacts, (ii) develop the ERP Implementation Plan and C&RC Implementation Plan to avoid any Adverse Impacts, and (iii) perform Supplier’s obligations regarding the ERP Solution and C&RC Solution such that there will be no Adverse Impact. For the purpose of this Section, an “Adverse Impact” shall consist of: (i) a disruption or an adverse impact on the business or operations of Triad or the Eligible Recipients, (ii) degradation of the Services then being or to be received by Triad or the Eligible Recipients, and (iii) interference with Triad’s or the Eligible Recipients’ ability to obtain the full benefit of the Services, the ERP Solution, and the C&RC Solution, except in each case as may be otherwise expressly identified and provided in Schedule D. Prior to implementing any key component of the ERP Solution and the C&RC Solution, Supplier shall discuss with Triad all known Triad-specific material risks that are not otherwise identified and addressed in Schedule D. Supplier shall not proceed with such activity until Triad advises Supplier that Triad understands such risks and is reasonably satisfied with Supplier’s plans with regard to such risks. For the avoidance of doubt, Supplier acknowledges that, neither Supplier’s disclosure of any such risks to Triad nor Triad’s acquiescence in Supplier’s plans shall operate or be construed as limiting Supplier’s responsibilities under this Agreement. Supplier shall identify and resolve, with Triad’s reasonable assistance, any problems that reasonably may impede or delay the timely completion of any phase of the implementation of the ERP Solution and the C&RC Solution.

(e)	Suspension or Delay of Implementation Activities.

(i)	Right to Suspend or Delay. Triad reserves the right, in its discretion and subject to Section 9.6, to suspend or delay the performance of the ERP and C&RC Implementation Services and the implementation of the ERP Solution and the C&RC Solution in whole or in part. Upon any exercise of such right, Triad shall give Supplier prompt written notice thereof.

(ii)	Suspension or Delay Without Charge. If Triad elects to exercise this right and Triad’s decision is based on Supplier’s material failure to perform its obligations under this Agreement (including a failure (A) to timely complete an ERP Implementation Milestone or a C&RC Implementation Milestone, or (B) of the ERP Solution or the C&RC Solution

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to comply with their specifications for a particular facility, all in accordance with Schedule D), Triad shall not incur any additional Charges or reimbursable expenses in connection with such decision.

(iii)	Suspension or Delay for Convenience. If Triad’s decision to suspend or delay is not based on Supplier’s material failure to perform its obligations under this Agreement (including a failure (A) to timely complete an ERP Implementation Milestone or a C&RC Implementation Milestone, or (B) of the ERP Solution or the C&RC Solution to comply with their specifications for a particular facility, all in accordance with Schedule D), then Triad shall compensate Supplier in accordance with Section 6 of Schedule J.

(f)	Reports. Supplier shall meet at least weekly with Triad to report on its progress in performing its responsibilities and meeting the timetable and the ERP and C&RC Implementation Milestones. Supplier also shall provide written reports to Triad at least weekly regarding such matters, and shall provide oral reports more frequently if reasonably requested by Triad. Promptly upon receiving any information indicating that Supplier may not perform its responsibilities or meet the timetable, any ERP Implementation Milestones or any C&RC Implementation Milestones, Supplier shall notify Triad of material or significant delays and shall identify for Triad’s consideration and approval specific measures to address such delay and mitigate the risks associated therewith.

(g)	Failure to Meet Implementation Milestones.

(i)	Subject to Schedule K and Sections 10.2 and 18.2, if Supplier fails to meet an ERP Implementation Milestone or C&RC Implementation Milestone that is a Critical Deliverable, Supplier shall pay Triad the applicable Deliverable Credits specified in Schedule D for such ERP Implementation Milestone or C&RC Implementation Milestone.

(ii)	The ERP Solution, C&RC Solution, the ERP and C&RC Implementation Services, and the activities and deliverables associated with individual ERP and C&RC Implementation Milestone will not be deemed complete until Triad’s Acceptance of such activities and deliverables in accordance with Section 4.6 and Schedule D.

(h)	[**].

4.4	Termination Assistance Services.

(a)	Availability. As part of the Services, and for the Charges set forth in Sections 4.4(b)(8) and 4.4(b)(9) and Schedule J, Supplier shall provide to Triad, the Eligible Recipients and/or their designee(s) the Termination Assistance Services to the extent requested by Triad and described in Section 4.4(b) and Schedule I.

(1)	Period of Provision. Supplier shall provide such Termination Assistance Services to Triad and the Eligible Recipients, or their designee(s) (i) upon sixty (60) days’ notice from Triad commencing up to six (6) months prior to the expiration of the Term or on such earlier date as Triad may reasonably request in such notice and continuing for up to

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[**] months following the effective date of the expiration of the Term (as such Term may have been extended pursuant to Section 3.2), (ii) commencing upon any notice of termination (including notice based upon breach or default by Triad breach or default by Supplier or termination in whole or in part for convenience by Triad) of the Term with respect to all or any part of the Services, and continuing for up to [**] months following the effective date of such termination of all or part of the Services, or (iii) commencing upon notice of termination of all or part of the Services to an Eligible Recipient and continuing for up to [**] months following the effective date of such termination. Notwithstanding and without limiting the foregoing, if such Termination Assistance Services relates to a disposition of a hospital, the foregoing period will not be longer than [**] month from the date of such disposition for such disposition.

(2)	Extension of Services. Triad may elect, upon sixty (60) days prior notice, to extend the effective date of any expiration/termination of all or part of the Termination Assistance Services, in its sole discretion, provided that the total of all such extensions will not exceed [**] months following the originally specified effective date without Supplier’s prior written consent. Triad also may elect, upon sixty (60) days prior notice, to extend the period following the effective date of any expiration/termination for the performance of Termination Assistance Services, provided that the period between the effective date and the completion of all Termination Assistance Services is not greater than [**] months. In each case, if Triad provides less than sixty (60) days prior notice of an extension, Supplier shall nonetheless use commercially reasonable efforts to comply with Triad’s request and provide the requested Services and/or Termination Assistance Services.

(3)	Firm Commitment. Supplier shall provide Termination Assistance Services to Triad and the Eligible Recipients, or their designee(s) regardless of the reason for the expiration or termination of the Term; provided, if this Agreement is terminated by Supplier under Section 18.3(h), 20.1(b) or 20.5, Supplier may require payment by Triad in advance of the month in which such Termination Assistance Services will be provided or performed under this Section 4.4. At Triad’s request, Supplier shall provide Termination Assistance Services directly to an Eligible Recipient or an Entity acquiring Control of an Eligible Recipient; provided that, unless otherwise agreed by the Parties, all such Termination Assistance Services shall be performed subject to and in accordance with the terms, conditions, and pricing of this Agreement and Triad shall remain responsible for any Charges associated with such Termination Assistance Services.

(4)	Performance. In the event Triad requests Termination Assistance Service, such Termination Assistance Services shall be provided subject to and in accordance with the terms and conditions of this Agreement. Supplier shall perform the Termination Assistance Services with at least the same degree of accuracy, quality, completeness, timeliness, responsiveness and resource efficiency as Supplier is required to provide the same or similar Services during the Term. The quality and level of performance of the Termination Assistance Services provided by Supplier following the expiration or termination of the Term as to all or part of the Services or Supplier’s receipt of a notice of termination or non-renewal shall continue to meet or exceed the Service Levels and shall not be degraded or deficient in any material respect; provided, that if Triad (x)

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

exercises the options set forth in paragraph (b) below for the purchase or assumption of leases for Equipment, assumption of Software licenses and hiring of Supplier Personnel (other than employees, representatives, contractors, subcontractors or agents of Incidental Subcontractors) prior to the expiration or termination date, or (y) requests less than all of the Services being performed by Supplier prior to the expiration or termination date and such exercise or the failure to request any interdependent Service causes Supplier to be unable to meet the Service Levels or its other obligations under this Agreement, Supplier shall be relieved of responsibility for any resulting default, but only if Supplier (i) promptly notifies Triad of its inability to perform under such circumstances and Triad nonetheless proceeds with such exercise or request, (ii) cooperates with Triad to address the resulting problem and thereby avoid any non-performance, (iii) identifies and pursues commercially reasonable means to avoid or mitigate the impact of Triad’s failure to request such Service and (iv) uses commercially reasonable efforts to perform notwithstanding the failure to request such Service. Accordingly, Service Level Credits may still be earned for failure to meet Service Levels during the period that Supplier provides Termination Assistance Services. Supplier Personnel (including all Key Supplier Personnel) (other than employees, representatives, contractors, subcontractors or agents of Incidental Subcontractors) reasonably considered by Triad to be critical to the performance of the Services and Termination Assistance Services shall be retained on the Triad account through the completion of all relevant Termination Assistance Services.

(b)	Scope of Termination Assistance Service. As part of the Termination Assistance Services, Supplier shall timely transfer the control and responsibility for all Services previously performed by or for Supplier to Triad, the Eligible Recipients and/or their designee(s) and shall execute any documents reasonably necessary to effect such transfers. Additionally, Supplier shall provide any and all information and assistance reasonably requested by Triad to allow:

(i)	the Systems (including the ERP Solution and the C&RC Solution) and processes associated with the Services to operate and be maintained and enhanced efficiently (to the extent such operation, maintenance or enhancement is possible, based on the state of such solution or System);

(ii)	the Services to continue without material interruption or adverse effect; and

(iii)	the orderly transfer of the Services to Triad, the Eligible Recipients and/or their designee(s).

The Termination Assistance Services shall include, as requested by Triad, the Services, functions and responsibilities set forth on Schedule I. In addition, in connection with such termination or expiration, Supplier will provide the following Termination Assistance Services at Triad’s direction:

(1)	General Support. Supplier shall (i) assist Triad, an Eligible Recipient and/or their designee(s) in developing a written transition plan for the transition of the Services to Triad, such Eligible Recipient, or their designee(s), which plan shall include (as requested by Triad) capacity planning, process planning, facilities planning, human

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

resources planning, technology planning, telecommunications planning and other planning necessary to effect the transition, (ii) perform programming and consulting services as requested to assist in implementing the transition plan, (iii) train personnel designated by Triad, an Eligible Recipient and/or their designee(s) in the use of any processes or associated Equipment, Software, Systems, Materials or tools used in connection with the provision of the Services, (iv) catalog all processes, Software, Triad Data, Equipment, Materials, Third Party Contracts and tools used to provide the Services, (v) provide machine readable and printed listings and associated documentation for source code for Software owned by Triad and source code to which Triad is entitled under this Agreement and assist in its re-configuration, (vi) analyze and report on the space required for the Triad Data and the Software needed to provide the Services, (vii) assist in the execution of a parallel operation, data migration and testing process until the successful completion of the transition to Triad, an Eligible Recipient and/or their designee(s), (viii) create and provide copies of the Triad Data in the format and on the media reasonably requested by Triad, an Eligible Recipient and/or their designee(s), (ix) provide a complete and up-to-date, electronic copy of the Policy and Procedures Manual in the format and on the media reasonably requested by Triad, an Eligible Recipient and/or their designee(s), and (x) provide other technical and process assistance as requested by Triad, an Eligible Recipient and/or their designee(s).

(2)	Hiring.

(i)	Triad, the Eligible Recipients and/or their designee(s) shall be permitted to undertake, without interference (but excluding interference through counter-offers) from Supplier, Supplier Subcontractors (other than Incidental Subcontractors) (subject to Section 4.4(b)(2)(ii) below) or Supplier Affiliates, to hire, effective after the later of the termination of the Term or completion of any Termination Assistance Services requested under Section 4.4(b)(8), any Supplier Personnel (other than employees, representatives, contractors, subcontractors or agents of Incidental Subcontractors) dedicated (e.g., full or near-full time employment) to the performance of Services within the [**] month period prior to the expiration or termination date. Supplier shall waive, and shall cause its Subcontractors (other than Incidental Subcontractors) (as contemplated in Section 4.4(b)(2)(ii) below) and Affiliates to waive, their rights, if any, under contracts with such dedicated Supplier Personnel restricting the ability of such dedicated Supplier Personnel to be recruited or hired by Triad, the Eligible Recipients and/or their designee(s). Supplier shall provide Triad, the Eligible Recipients and/or their designee(s) with reasonable cooperation in their efforts to hire such dedicated Supplier Personnel, and shall give Triad, the Eligible Recipients and/or their designee(s) reasonable access to such dedicated Supplier Personnel for interviews, evaluations and recruitment. Triad shall endeavor to conduct the above-described hiring activity in a manner that is not unnecessarily disruptive of the performance by Supplier of its obligations under this Agreement.

(ii)	With respect to Subcontractors (other than Incidental Subcontractors), Supplier shall use commercially reasonable efforts to (A) obtain for Triad, the Eligible

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Recipients and their designee(s) the rights specified in Section 4.4(b)(2)(i), and (B) ensure that the such rights are not subject to subsequent Subcontractor approval or the payment by Triad, an Eligible Recipient or their designee(s) of any fees. If Supplier is unable to obtain any such rights with respect to a Subcontractor that is dedicated to performing Triad or Eligible Recipient facing Services, Supplier shall notify Triad in advance and shall not use such Subcontractor if Triad expresses any reasonable concerns about the lack of these rights.

(iii)	Promptly upon Triad providing notice for provision of Termination Assistance Services pursuant to Section 4.4(a)(1), Supplier shall provide to Triad a list, organized by geographical location and skill sets, of the dedicated Supplier Personnel who are eligible for solicitation for employment pursuant to this Section 4.4(b)(2). Subject to applicable Privacy Laws, such list shall specify each such Supplier Personnel’s job title and annual rate of pay.

(3)	Software. As provided in Section 6 of Schedule U, and subject to Section 6.4(c), Supplier shall provide, and hereby grants to Triad (with a right to sublicense to the Eligible Recipients and/or Triad’s designee), license, sublicense and/or other rights to certain Software and other Materials used by Supplier, Supplier Affiliates or Subcontractors in performing the Services, including, where expressly provided, a copy of all source code, object code and existing documentation related to such Software or other Materials in Supplier’s possession or control in a form (i) used by Supplier as of the effective date of termination or expiration or (ii) to the extent Supplier has the necessary rights, another form as reasonably requested by Triad, provided that Triad will reimburse Supplier for Supplier’s reasonable Out-of-Pocket Expenses incurred in providing the foregoing in such other form, provided that Supplier informs Triad of such expenses (or an estimate thereof) and Triad nonetheless elects to require such other form.

(4)	Equipment. Subject to Section 6.4(c), Triad, the Eligible Recipients and/or their designee(s) may, upon reasonable prior written notice, purchase, or assume the lease for, any Equipment owned or leased by Supplier that is primarily used by Supplier, Supplier Subcontractors or Supplier Affiliates to perform the Services at or around the time of the notice of termination, expiration, or thereafter. Supplier covenants that such Equipment shall be transferred in good working condition, reasonable wear and tear excepted, as of the expiration or termination date or the completion of any Services requiring such Equipment requested by Triad under Section 4.4(b)(8), whichever is later. Supplier shall maintain such Equipment through the date of transfer so as to be eligible for the applicable manufacturer’s maintenance program at no additional charge to Triad. In the case of Supplier-owned Equipment, Supplier shall grant to Triad, the Eligible Recipients and/or their designee(s) a warranty of title and a warranty that such Equipment is free and clear of all liens and encumbrances. Such conveyance by Supplier to Triad, the Eligible Recipients and/or their designee(s) shall be at [**]. At Triad’s request, the Parties shall negotiate in good faith and agree upon the form and structure of the purchase. In the case of leased Equipment, Supplier shall (i) represent and warrant that Supplier is not in default under the lease, (ii) represent and warrant that all payments thereunder have been made through the date of transfer, and (iii) notify Triad of any

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

lessor defaults of which it is aware at the time. EXCEPT EXPRESSLY AS PROVIDED HEREIN, SUPPLIER DISCLAIMS ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT PURCHASED FROM SUPPLIER HEREUNDER, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. In addition, Triad shall be responsible for, and shall pay or provide evidence of exemption from all sales, use, goods and services and other similar taxes arising out of the conveyance of the Equipment.

(5)	Triad Facilities, Equipment and Software. Supplier shall vacate the Triad Facilities and return to Triad, if not previously returned, any Triad owned or leased Equipment, Triad Owned Materials and Triad licensed Software, in condition at least as good as the condition when made available to Supplier, ordinary wear and tear excepted. Such Triad Facilities, Triad owned or leased Equipment, Triad licensed Software, and Triad owned Materials shall be vacated and returned at the expiration or termination date or the completion of any Services requiring such Triad owned or leased Equipment, Triad licensed Software, and Triad owned Materials requested by Triad under Section 4.4(b)(8), whichever is later.

(6)	Supplier Subcontracts and Third Party Contracts. Supplier shall inform Triad of all Subcontracts or Third Party Contracts primarily used by Supplier, Supplier Subcontractors or Supplier Affiliates to perform the Services. Subject to Sections 6.4(c), Supplier shall, at Triad’s request, cause any such Subcontractors, Supplier Affiliates or third party contractors to permit Triad, the Eligible Recipients and/or their designee(s) to assume prospectively any or all such contracts or to enter into new contracts with Triad, the Eligible Recipients and/or their designees on substantially the same terms and conditions, including price (but considering volumes and other commitments). Supplier shall so assign the designated Subcontracts and Third Party Contracts to Triad, the Eligible Recipients and/or their designee(s) as of the expiration or termination date or the completion of any Termination Assistance Services requiring such Subcontracts or Third Party Contracts requested by Triad under Section 4.4(b)(8), whichever is later. There shall be no charge or fee imposed on Triad, the Eligible Recipients and/or their designee(s) by Supplier or its Subcontractors, Affiliates or third party contractors for such assignment. Supplier shall (i) represent and warrant that it is not in default under such subcontracts and Third Party Contracts, (ii) represent and warrant that all payments thereunder through the date of assignment are current, and (iii) notify Triad of any Subcontractor’s or third party contractor’s material existing uncured default with respect to such subcontracts and Third Party Contracts of which it is aware at the time. Supplier shall retain the right to utilize any such Subcontractor or third party services in connection with the performance of the service for other Supplier customers.

(7)	Other Subcontracts and Third Party Contracts. In addition to its obligations under Section 4.4(b)(6) and subject to Section 6.4(c), Supplier shall identify and facilitate an introduction to any Subcontractor or third party services then being utilized by Supplier in the performance of the Services to allow Triad, the Eligible Recipient and/or their designee(s) to contract therewith. Supplier shall retain the right to utilize any such Subcontractor or third party services in connection with the performance of services for

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

any other Supplier customer. Triad and the Eligible Recipients shall retain the right to contract directly with any Subcontractor or third party previously utilized by Supplier to perform any Services or to assume Supplier’s contract with such Subcontractor or third party to the extent provided in Section 4.4(b)(6) and pursuant to Section 6.4(c).

(8)	Extension of Services. As part of the Termination Assistance Services, for a period of [**] months following the expiration or termination date, Supplier shall provide to the Eligible Recipient(s), under the terms and conditions of this Agreement, at Triad’s request, any or all of the Services being performed by Supplier prior to the expiration or termination date, including those Services described in Section 4.1 and Schedule E; provided that Triad may extend the period for the provision of such Services for up to [**] additional months in accordance with Section 4.4(a)(2). To the extent Triad requests such Services, Triad will pay Supplier the Charges specified in Schedule J (and as adjusted therein) that Triad would have been obligated to pay Supplier for such Services if this Agreement had not yet expired or been terminated. To the extent Triad requests a portion (but not all) of the Services included in a particular Charge, the amount to be paid by Triad will be equitably adjusted in accordance with Schedule J, as applicable.

(9)	Rates and Charges. Except as provided below and in Section 4.3(b)(8), Supplier shall perform or provide the Termination Assistance Services at no additional charge. The Parties anticipate that, to the extent possible, the Termination Assistance Services requested by Triad will be provided by Supplier using Supplier Personnel already assigned to Triad and without adversely affecting Supplier’s ability to meet the Service Levels and perform the Services. If material Termination Assistance Services requested by Triad cannot be provided by Supplier using Supplier Personnel then assigned to Triad without adversely affecting Supplier’s ability to meet the Service Levels and perform the Services, Triad, in its sole discretion, may forego or delay any work activities or temporarily or permanently adjust the work to be performed by Supplier, the schedules associated therewith or the Service Levels to permit the performance by Supplier of such Termination Assistance Services using such personnel. To the extent Triad authorizes Supplier to use additional Supplier Personnel to perform Termination Assistance Services requested by Triad, Triad shall pay Supplier therefor in accordance with Schedule J.

(c)	Triad Designee and Confidentiality. For purposes of this Section 4.4, references to Triad’s or an Eligible Recipient’s “designee” shall be deemed a reference to successor provider(s) of services similar to the Services. Prior to Supplier providing any Termination Assistance Services to a Triad or Eligible Recipient designee, Triad shall cause such designee to execute a confidentiality agreement, substantially in the form of Exhibit 1 hereto, with Supplier, providing for the designee (i) to maintain the confidentiality of any Supplier Proprietary Information disclosed or provided to, or learned by, the designee in connection with such Termination Assistance Services, and (ii) to use such Proprietary Information solely for purposes for which Triad or such Eligible Recipient is authorized to use such information pursuant to this Agreement or other agreement of the Parties.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)	Resources. Supplier shall ensure that, at all times during the Term it is able to deploy all necessary resources to perform Termination Assistance Services at the times required and otherwise in accordance with this Section 4.4.

(e)	Survival of Terms. This Section 4.4 shall survive termination/expiration of the Term.

4.5	Use of Third Parties.

(a)	Right of Use. Nothing in this Agreement shall be construed as a requirements contract, and notwithstanding anything to the contrary contained herein (but subject to this Section 4.5(a)), this Agreement shall not be interpreted to prevent Triad or any Eligible Recipient from obtaining from third parties (each, a “Triad Third Party Contractor”), or providing to itself, any or all of the Services or any other services. Nothing in this Agreement shall be construed or interpreted as limiting Triad’s right or ability during the Term to change the requirements of Triad or the Eligible Recipients (subject to Section 9.6), move parts of Functional Service Areas in and out of scope, add or delete Eligible Recipients or to increase or decrease its demand for Services. Notwithstanding the foregoing, (i) this Section 4.5 shall not diminish or limit Triad’s obligations to comply with Section 4.8 of Schedule J; and (ii) the Parties acknowledge and agree that the [**] are not (unless otherwise expressly agreed by the Parties) subject to Triad’s right to provide to itself or obtain from Triad Third Party Contractors Services as contemplated under this provision. To the extent Triad or an Eligible Recipient obtains from Triad Third Party Contractors, or provides to itself, any of the Services, the amount to be paid to Supplier by Triad will be equitably adjusted in accordance with Schedule J, to the extent applicable. Similarly, to the extent Triad adds or deletes Eligible Recipients or increases or decreases its demand for Services, the amount to be paid to Supplier by Triad will be adjusted in accordance with Schedule J and the foregoing, as applicable.

(b)	Service Discontinuance. In the event of any decision by Triad to remove an Eligible Recipient, to obtain from Triad Third Party Contractors, or to provide to itself, any of the Services in accordance with Section 4.5(a) (a “Service Discontinuance”), Triad will deliver a written request (a “Discontinuance Notice”) to the Supplier Account Executive, specifying in reasonable detail the proposed (i) Service Discontinuance, and (ii) the effective date of such discontinuance. In no event shall the date for reducing the Charges as a result of such Service Discontinuance be less than [**] months from the date of the Discontinuance Notice, unless and to the extent (i) Supplier can using commercially reasonable efforts to reduce its costs in connection with such Service Discontinuance such that the reduction in the Charges does not adversely impact Supplier’s margins, (ii) such Discontinuance Notice involves the disposition of an Eligible Recipient, or (iii) otherwise agreed by the Parties. The Parties shall cooperate with each other in good faith in discussing the scope and nature of the Discontinuance Notice, including the time period in which such Service Discontinuance will be implemented. As soon as practicable thereafter (but in no event more than thirty (30) days after receipt of the Discontinuance Notice) and to the extent applicable, Supplier will prepare and deliver to the Triad Project Executive a written statement (the “Discontinuance Response”) describing any changes in the Services and the performance of the Services required to implement the Service Discontinuance. In addition, such Discontinuance Response shall include, as applicable (i) a detail of the adjustment (including any equitable adjustment) in the Charges and wind-down costs applicable pursuant to Schedule J, including appropriate back-up documentation to support such amounts, (ii) a description of how the

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

proposed Service Discontinuance would be implemented, (iii) to the extent such Service Discontinuance would cause Supplier to be unable to perform the remaining Services in accordance this Agreement, including, the Service Levels, (iv) a description of any Termination Assistance Services requested by Triad in respect of such Service Discontinuance, and (v) such other information as may be relevant to the proposed Service Discontinuance. Each Party shall use commercially reasonable efforts to mitigate expenses incurred in order to effect such Service Discontinuance. Each Party shall meet to discuss and finalize the Discontinuance Response and following Triad’s determination to proceed with such Service Discontinuance and the appropriate schedule for such Service Discontinuance, Supplier shall be relieved of responsibility for any resulting Service Level defaults to the extent provided by the finalized Discontinuance Response, provided that Supplier (i) nonetheless pursues commercially reasonable efforts to avoid or mitigate such adverse impact of the Service Discontinuance, and (ii) uses commercially reasonable efforts to perform notwithstanding the Service Discontinuance.

(c)	Supplier Cooperation. As part of the Services, Supplier shall fully cooperate with and work in good faith with Triad or Triad Third Party Contractors as described in Schedule E or reasonably requested by Triad and at no additional charge to Triad. Such cooperation may include: (A) timely providing access to any facilities being used to provide the Services, as necessary for Triad personnel or Triad Third Party Contractors to perform the work assigned to them; (B) timely providing reasonable electronic and physical access to the processes and associated Equipment, Software and/or Systems to the extent necessary and appropriate for Triad personnel or Triad Third Party Contractors to perform the work assigned to them; (C) timely providing written requirements, standards, policies or other documentation for the processes and associated Equipment, Software or Systems procured, operated, supported or used by Supplier in connection with the Services; (D) undertaking commercially reasonable efforts to prevent any degradation in the provision of the Services caused by the adjustments made by Supplier in transferring Services to a third party, Triad or an Eligible Recipient; or (E) any other cooperation or assistance reasonably necessary for Triad personnel or Triad Third Party Contractors to perform the work in question. In connection with any such cooperation, Triad shall cause Triad personnel, Eligible Recipients and Triad Third Party Contractors to (i) comply with Supplier’s reasonable security and confidentiality requirements, (ii) to the extent performing work on Software, Equipment or Systems for which Supplier has operational responsibility, comply with Supplier’s reasonable standards, methodologies, and procedures and shall otherwise cooperate and work in good faith with Supplier, (iii) avoid adversely affecting Supplier’s ability to Supplier to perform its obligations under this Agreement, and (iv) cooperate and work in good faith with Supplier.

(d)	Notice by Supplier. Supplier shall immediately notify Triad when it becomes aware that an act or omission of a Triad Third Party Contractor will cause, or has caused, a problem or delay in providing the Services, and shall use commercially reasonable efforts to work with Triad, the Eligible Recipients and the Triad Third Party Contractor to prevent or circumvent such problem or delay. Supplier shall cooperate with Triad, the Eligible Recipients and Triad Third Party Contractors to resolve differences and conflicts arising between the Services and other activities undertaken by Triad, the Eligible Recipients or Triad Third Party Contractors. Without limiting the application of Section 10.12, any notification provided by Supplier in accordance with this Section 4.5(c) shall not, in and of itself, excuse Supplier from the performance of any of its obligations under this Agreement.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.6	Acceptance

(a)	Non Critical Testing Deliverables. All Software, Equipment, Systems and/or other deliverables and milestones that are not Critical Testing Deliverables shall be “Accepted” upon Triad’s reasonable determination, following the implementation, installation, testing, and execution in the production environment for an agreed upon number of business cycles if such Software, Equipment, Systems, projects and/or other contract deliverables and milestones are in Compliance.

(b)	Critical Testing Deliverables. The following shall be “Critical Testing Deliverables”: the deliverables from Projects that the Parties specifically identify and agree shall be Critical Testing Deliverables associated with such Project. Other Software, Equipment, Systems, Projects, and/or other deliverables and milestones may also be classified as Critical Testing Deliverables by the Parties. Each Critical Testing Deliverable shall be subject to “Acceptance” as described (A) in Section 5.11 of Schedule D, or (B) below in Section 4.6(b)(i) through (vi), unless expressly agreed otherwise.

(i)	Acceptance Documentation. For each Critical Testing Deliverable, the Parties shall mutually develop (i) the Acceptance Criteria, (ii) the timetable for accepting such Critical Deliverable and the material components thereof, (iii) test procedures designed to determine whether such Critical Testing Deliverable and its material components are in Compliance (collectively, the “Acceptance Documentation”).

(ii)	Acceptance Review Period. For agreed to deliverables and milestones (each of the foregoing a Critical Testing Deliverable) and any other established Critical Testing Deliverable, Triad will have either (1) the period of time set forth in the applicable plan or Acceptance Documentation, if any, or (2) [**] if no such period is so established, to determine whether the Critical Testing Deliverable Complies to its Acceptance Criteria (such period of time the “Acceptance Review Period”). The Acceptance Review Period will begin on the date that Supplier provides written notification to Triad that the Critical Testing Deliverable is ready to be reviewed by Triad (a Deliverable clearly marked “Final—Delivery for Acceptance Pursuant to Section 4.6 of the Agreement” and delivered in accordance with this Section 4.6 shall constitute such notification). Unless otherwise agreed, Supplier will perform comprehensive testing (e.g., unit, string, integration, stress, volume, system testing, as appropriate) on each such Critical Testing Deliverable prior to submitting such item to Triad for Acceptance.

(iii)	Acceptance Review. During the Acceptance Review Period, Triad and Eligible Recipients will review and may further test each Critical Testing Deliverable, individually and collectively, to determine whether such item(s) contain any type of Noncompliance. Supplier will reasonably cooperate with such review and testing efforts, provide a technical environment to facilitate such review, and provide all available documentation that will assist in such review and testing; provided, however that such documentation shall be reasonably adequate for such purposes.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv)	Acceptance, Rejection and Deemed Acceptance.

(1)	Acceptance. If Triad does not identify any Noncompliance relating to a Critical Testing Deliverable during its Acceptance Review Period, Triad will inform Supplier in writing that the Critical Testing Deliverable is Accepted, subject to the other provisions of this Agreement.

(2)	Rejection. If Triad does not Accept a Critical Testing Deliverable, Triad will provide Supplier a notice of Noncompliance as described below in Section 4.6(iv).

(3)	Deemed Acceptance. If Triad does not Accept or deliver a notice of Noncompliance to Supplier within [**] business days of the end of the Acceptance Review Period, Supplier will so notify Triad. Thereafter, if Triad does not Accept or deliver a notice of Noncompliance to Supplier by the end of the Acceptance Review Period, Supplier will notify Triad and provide Triad an additional Acceptance Review Period of at least [**] days (unless otherwise set forth in appropriate plan) after providing such notice (the “Extension Period”). During the Extension Period and to the extent expressly described in such notice, any affected schedules will be adjusted to the extent impacted by such delay represented by the Extension Period and Triad shall reimburse Supplier for any additional direct costs reasonably incurred by Supplier as a result of such delay, but only to the extent Supplier (i) reasonably notifies Triad in advance of such costs prior to incurring them and providing Triad reasonable opportunity to avoid such delay and resulting costs, and (ii) uses commercially reasonable efforts to minimize any such costs or impact. If Triad has not Accepted or delivered a notice of Noncompliance to Supplier prior to the conclusion of such Extension Period, such Critical Testing Deliverable shall be deemed to be Accepted.

(4)	All Inclusive. Acceptance shall only occur as described herein. Neither Triad’s nor any Eligible Recipient’s use in a live production environment shall constitute Acceptance or affect any rights and remedies that may be available to Triad or an Eligible Recipient.

(v)	Noncompliance. If a Noncompliance is detected, Triad will so notify Supplier and reasonably specify the nature of the failure or deficiency giving rise to such Noncompliance. Promptly after receiving such notice from Triad to Triad, Supplier will correct such Noncompliance, satisfy the Acceptance Criteria, and integrate the correction (including among other milestones and deliverables and previously Accepted items). Beginning upon receipt of notice from Supplier that a Critical Testing Deliverable is again ready to be Accepted, the applicable Acceptance Review Period will begin again and the Parties will re-perform their obligations under Sections 4.6(b)(i) through (iii).

(vi)	Failure to Cure a Noncompliance. Subject to Section 10.2, if Supplier (1) requires more than two (2) attempts to cure a particular Noncompliance, (2) does not correct a Noncompliance in a reasonable period of time (not to exceed [**] days, unless otherwise

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

mutually agreed), or (3) cures a particular Noncompliance and such cure results in another Noncompliance and Supplier is not able to collectively cure such Noncompliance(s) within two (2) attempts, then Triad may:

(A)	provide Supplier an additional cure period;

(B)	conditionally Accept the Critical Testing Deliverable and develop a remediation plan with Supplier whereby Supplier will fix the Noncompliance under a mutually agreed plan;

(C)	correct the Noncompliance itself or hire a third party to correct the Noncompliance [**];

(D)	if Supplier fails to cure the Noncompliance within the additional cure period in clause (I) or comply with the remediation plan under clause (II), or the Parties are unable to develop a mutually agreeable remediation plan, implement and use the Critical Testing Deliverable despite the Noncompliance and, [**].

(E)	exercise any of its other rights and remedies under the Agreement.

If Triad elects options (A) or (B) above and Supplier fails to cure the Noncompliance in accordance with the foregoing, Triad may thereafter elect any of the foregoing options (A) through (E). These remedies above are in addition to and will not limit Triad’s other remedies, whether at law, in equity, or under this Agreement.

(c)	Previously Accepted Items. The Parties acknowledge that where practical the material components of a deliverable shall be tested and accepted as such components are completed, with the objective of identifying and addressing any Acceptance issues early and assisting in the timely Compliance for all deliverables; provided, however and notwithstanding the foregoing, in the event any modification or rework of a previously Accepted Critical Testing Deliverable or other deliverable is required for the Acceptance of a subsequent deliverable, then Supplier shall perform such modification or rework and each Party’s obligations, rights, and remedies described herein shall continue to apply.

4.7	Projects.

(a)	Procedures and Performance. Beginning on the Commencement Date, Supplier shall perform Projects requested and approved by Triad as part of the Services. The Projects underway as of the Effective Date are specified in Schedule L. A “Project” is (i) a Supplier obligation expressly identified to be performed as a Project in this Agreement or separately identified by the Parties to be performed as a Project, or (ii) any other discrete unit of non-recurring work that is not (A) described or provided for in this Agreement to be performed as Services described in Section 4.1(a)(i) (unless expressly identified to be performed as a Project), (B) an inherent, necessary or customary part of the day–to-day Services described in Section 4.1(a)(i), or (C) required to be performed by Supplier to meet its obligations under this Agreement, including the ERP and

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

C&RC Implementation Services and Service Levels (other than Service Levels related to Project performance). A Project may consist of or include work that would otherwise be treated as New Services. The Triad Project Executive or his or her designee shall request, define and set the priority for Projects. As requested by Triad, Supplier may charge for Projects as follows:

(i)	As part of the Monthly Operations Charges and in all events without jeopardizing the sufficiency and availability of Supplier Personnel for performance of non-Project Services consistent with the Staffing Plan and Service Levels, Supplier shall provide the number of FTE Project Hours specified in Schedule J (“Baseline Project FTE Hours”). Supplier shall report monthly on the level of effort expended by Supplier in the performance of such Project work and shall not exceed the Baseline Project FTE Hours without Triad’s prior approval. Subject to Section 4.7(a)(ii), (iii), and (iv), if Triad authorizes Supplier to exceed the Baseline Project FTE Hours, the charges for such additional FTE hours shall be determined in accordance with Schedule J.

(ii)	Notwithstanding Section 4.7(a)(i), to the extent the level of effort requested by Triad and provided by Supplier Personnel in connection with any Project is, in the aggregate, [**] FTE hours or less, there shall be no additional charge to Triad for such efforts and such FTE hours shall not be counted against the Baseline Project FTE Hour pool described in Section 4.7(a)(i) above.

(iii)	Notwithstanding Section 4.7(a)(i) and as requested by Triad, Supplier will provide Triad [**] relating to such Project. If Triad elects to have Supplier perform such Project on [**] will be subtracted from the Baseline Project FTE Hours (unless Triad elects to have such Project performed outside of the Baseline Project FTE Hours and separately charged). [**] If Triad elects to have the Project charged outside of the Baseline Project FTE Hours, [**] determined in accordance with Section 11.2 of Schedule J.

(b)	Project Proposals, Requirements, and Prioritization. Projects shall be requested, proposed, priced, approved or disapproved, and performed in accordance with this Agreement and the following.

(i)	To the extent required under the Policy and Procedures Manual, Supplier shall prepare a Project proposal in accordance with Section 11.5(a) prior to beginning a Project. Such Project proposal shall be set forth in the form of Exhibit 5 (“Project Work Order”). The efforts expended by Supplier [**], unless otherwise provided for in the Policies and Procedures Manual.

(ii)	Triad may accept or reject such Project proposal in its discretion. Triad shall prioritize Projects in its discretion. As reasonably requested by Triad, Supplier shall assist Triad in prioritizing Projects.

(iii)	If Triad makes a material change in the scope of requirements of the Project, the Parties shall confer and agree upon [**], as applicable, in accordance with the Policy and Procedures Manual.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv)	Supplier shall report on Projects in accordance with Schedule R and as reasonably requested by Triad.

(c)	In-flight Projects. Supplier shall perform the Projects identified in Schedule L [**], all in accordance with the provisions of this Section 4.7.

4.8	Additional Work or Reprioritization.

In a manner consistent with the governance process between the Parties, the Triad Project Executive or his or her designee may identify new or additional work activities to be performed by Supplier Personnel (including work activities that would otherwise be treated as New Services) or reprioritize or reset the schedule for existing work activities to be performed by such Supplier Personnel. [**]. Supplier shall use commercially reasonable efforts to perform such work activities without impacting the established schedule for other tasks or the performance of the Services in accordance with the Service Levels, and in the case of [**]. If it is not possible to avoid such an impact, Supplier shall notify Triad of the anticipated impact and obtain its consent prior to proceeding with such work activities and in all events will use commercially reasonable efforts to minimize such impact. Triad, in its sole discretion, may forego or delay such work activities or temporarily adjust the work to be performed by Supplier, the schedules associated therewith or the Service Levels to permit the performance by Supplier of such work activities.

5.	REQUIRED CONSENTS

5.1	Supplier Responsibility.

(a)	Triad Responsibility. Subject to Section 5.3, Triad shall obtain the Required Consents required for Supplier to access and use (in accordance with the terms thereof) for the performance of the Services at Triad Facilities, the Software, Equipment and Third Party Contracts for which Triad is financially responsible under Schedule J.1. At Triad’s request, Supplier will cooperate in obtaining the Required Consents by preparing and/or executing appropriate written communications and other documents (subject to Supplier’s reasonable approval) or by providing other assistance reasonably requested by Triad.

(b)	Supplier Responsibility. [**]. At Supplier’s request, Triad and the Eligible Recipients will cooperate with Supplier in obtaining the Required Consents by executing appropriate written communications and other documents prepared or provided by Supplier, subject to Triad’s reasonable approval.

5.2	Financial Responsibility.

(a)	Triad Responsibility. Subject to Section 5.3, Triad shall pay the third party fees or expenses associated with obtaining the Required Consents to be obtained by it pursuant to Section 5.1.

(b)	Supplier Responsibility. Supplier shall pay the third party fees or expenses associated with obtaining any Required Consents for which it is responsible pursuant to Section 5.1(b) or terminating any such licenses or agreements as to which Supplier is unable to obtain such Required Consents.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.3	Contingent Arrangements.

If, despite using commercially reasonable efforts, Triad is unable to obtain a Required Consent for which it is responsible pursuant to Section 5.1(a) or [**], Supplier shall use commercially reasonable efforts to determine and propose, for Triad’s approval (including any additional costs required to be incurred therewith), such alternative approaches as may be available and sufficient to allow for the provision of the Services without such Required Consent, and all such additional costs (as approved by Triad) incurred therewith shall be borne by Triad and the Parties will equitably adjust the terms and prices specified in this Agreement to reflect any Services not being received by Triad and the Eligible Recipients. [**].

6.	FACILITIES, SOFTWARE, EQUIPMENT, CONTRACTS AND ASSETS ASSOCIATED WITH THE PROVISION OF SERVICES

6.1	Service Facilities.

(a)	Service Facilities. Supplier and its Affiliates and Subcontractors (other than Incidental Subcontractors associated with providing disaster recovery services) shall provide the Services at or from (i) the Triad Facilities described on Schedule O.1, (ii) the Supplier Facilities described on Schedule O.2, or (iii) any other service location approved by Supplier and Triad. Supplier shall obtain Triad’s prior approval for any proposed relocation by Supplier, its Affiliates or Subcontractors (other than Incidental Subcontractors providing disaster recovery services) of the provision of a Service to a new or different Supplier Facility not identified in Schedule O.2. Triad acknowledges and hereby approves the Supplier Facilities set forth on Schedule O.2 as of the Effective Date for the provision of the Services and scope thereof described herein. Without limiting Triad’s rights of approval, Supplier shall be financially responsible for all additional costs, taxes or expenses related to or resulting from any Supplier-initiated relocation to a new or different Supplier Facility, including any costs or expenses incurred or experienced by Triad or any Eligible Recipient as a result of such relocation.

(b)	Triad Facilities. Triad shall provide Supplier with the use of and access to the Triad Facilities (or equivalent space) described in Schedule O.1 for the periods specified therein solely as necessary for Supplier to perform its obligations under this Agreement. All Triad owned or leased assets provided for the use of Supplier under this Agreement shall remain in Triad Facilities unless Triad otherwise agrees. In addition, all improvements or modifications to Triad Facilities requested by Supplier shall be (i) subject to review and approval in advance by Triad, (ii) in strict compliance with Triad’s then-current policies, standards, rules and procedures, and (iii) performed by and through Triad at Supplier’s expense. Supplier acknowledges and agrees that the facilities to be provided by Triad are sufficient for performing the Services and for satisfying Supplier’s responsibilities under this Agreement. Triad warrants that, to the best of its knowledge as of the Effective Date, the use of Triad’s Facilities by Supplier and its Affiliates and Subcontractors as contemplated by this Agreement will not be an unlawful purpose or act. In accordance with Schedule T, Triad shall be responsible for the Triad Facilities provided to Supplier complying with all applicable Laws, except to the extent that any failure to do so results from a wrongful act or omission of Supplier. EXCEPT AS PROVIDED HEREIN, THE TRIAD FACILITIES ARE PROVIDED BY TRIAD TO SUPPLIER ON AN AS-IS, WHERE-IS BASIS AND TRIAD EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO THE TRIAD FACILITIES, OR THEIR CONDITION OR SUITABILITY FOR USE BY SUPPLIER.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	Furniture, Fixtures and Equipment. At the Triad Facilities described in Schedule O.1, Triad shall provide office space and office furniture for the number of Supplier Personnel and for such periods specified in Schedule O.1. The office space and office furniture provided by Triad for the use of Supplier Personnel will be generally comparable in quality to the office space and office furniture provided to the Triad Personnel on the Effective Date. Supplier shall be financially responsible for providing all other office space, office furniture and fixtures needed by Supplier or Supplier Personnel to provide the Services, and for all upgrades, replacements and additions to such office furniture or fixtures; provided that such office furniture and fixtures must be approved in advance by Triad and meet Triad’s then-current standards; and provided further that Supplier shall use commercially reasonable efforts to purchase and use surplus Triad furniture and fixtures to the extent available. Supplier Personnel using the office facilities provided by Triad will be accorded reasonable access to the communications wiring in such facilities (including fiber, copper and wall jacks, subject to Section 6.1(d)) and the use of certain shared office equipment and services, such as photocopiers, local and long distance telephone service for Triad-related calls, telephone handsets, mail service, office support service (e.g., janitorial), heat, light, and air conditioning; provided that such access and usage shall be solely for and in connection with the provision of Services by such Supplier Personnel and other incidental use by Supplier for corporate administrative purposes not involving any marketing or sales efforts and not for the benefit of other customers of Supplier; and provided further that Supplier shall reimburse Triad for the additional incremental costs incurred by Triad or the Eligible Recipients if and to the extent Supplier’s technology solution, service delivery model and/or inefficiency cause its usage or consumption of such resources to exceed historical levels. Supplier shall be responsible for providing all other office related equipment (including personal and laptop computers) and services needed by Supplier or Supplier Personnel at such Triad Facilities to provide the Services, and for upgrades, improvements, replacements and additions to such equipment or services.

(d)	Supplier’s Responsibilities Regarding Triad’s Network. To the extent any Equipment provided or used by Supplier or Supplier Personnel is connected directly to the network(s) of Triad or any Eligible Recipient, such Equipment (and all Software installed thereon) shall be (i) in strict compliance with Triad’s then-current security policies, architectures, standards, rules and procedures, and (ii) in strict compliance with Triad’s then-current hardware and software specifications. The Triad Project Executive and Supplier Account Executive or their designees will periodically meet to review Triad’s then-current security policies, architectures, standards, rules and procedures and then-current hardware and software specifications and will agree upon the types of such Equipment that may be provided or used in compliance with this Section 6.1(d). Supplier shall not install or permit the installation of any other software on such Equipment without Triad’s prior approval. Supplier shall promptly investigate any security breach of Triad’s networks or Systems associated with Supplier Personnel or the performance of the Services. Supplier shall notify Triad and permit Triad to participate in any audit or investigation of any such security breach. Supplier shall promptly report the findings of any such audit or investigation to Triad and shall provide Triad with a copy of any written report prepared in connection therewith.

(e)	Supplier’s Responsibilities. Except as provided in Sections 6.1(a), (b) and (c) and Section 6.4, Supplier shall be responsible for providing all furniture, fixtures, Equipment, space and other facilities required to perform the Services and all upgrades, improvements, replacements and additions to such furniture, fixtures, Equipment, space and facilities. Without limiting the foregoing, Supplier shall provide (i) all maintenance, site management, site administration and

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

similar services for the Supplier Facilities, (ii) uninterrupted power supply services for the Supplier Facilities and for the Software, Equipment and Systems in Triad Facilities as designated in Schedule O.1, and (iii) telecommunications transport (data only) between Supplier Facilities and Triad Sites and Triad Facilities.

(f)	Physical Security. Triad is responsible for the physical security of the Triad Facilities; provided, that, to the extent each such Triad Facility is configured in a way that reasonably allows Supplier to do so, Supplier shall be responsible for the safety and physical access and control of the areas that Supplier is using in performing the Services and Supplier shall not permit any person to have access to, or control of, any such area unless such access or control is permitted in accordance with control procedures approved by Triad or any higher standard agreed to by Triad and Supplier. Supplier shall be solely responsible for compliance by Supplier Personnel with such control procedures, including obtaining advance approval to the extent required.

(g)	Standards, Requirements and Procedures at Triad Facilities. Except as provided in Section 6.1(f), Supplier shall adhere to and enforce, and cause Supplier Personnel to adhere to and enforce, the operational, safety and security standards, requirements and procedures described in the applicable lease and/or then in effect at the Triad Facilities, as such standards, requirements and procedures may be modified by Triad from time to time and communicated to Supplier in writing or by any other means generally used by Triad to disseminate such information to its employees or contractors.

(h)	Employee Services. Subject to applicable security requirements, Triad shall permit Supplier Personnel to use certain employee facilities (e.g., designated parking facilities, cafeteria, and common facilities) at the Triad Facilities that are generally made available to the employees and contractors of Triad or the Eligible Recipients. The employee facilities in question and the extent of Supplier Personnel’s permitted use shall be specified in writing by Triad and shall be subject to modification without advance notice in Triad’s sole discretion. Supplier Personnel will not be permitted to use employee facilities designated by Triad for the exclusive use of certain Triad or Eligible Recipient employees and will not be entitled to the provision or reimbursement of paid parking.

(i)	Use of Triad Facilities.

(i)	Unless Supplier obtains Triad’s prior written agreement, which Triad may withhold in its sole discretion, Supplier shall use the Triad Facilities, and the Equipment and Software located therein, only to (A) provide the Services to Triad and the Eligible Recipients and (B) perform reasonable and limited amounts of back office administrative work directly related to the Services, including human resources activity and training of on-site Supplier Personnel but expressly excluding any marketing or sales efforts or use for the benefit of other customers of Supplier.

(ii)	Triad reserves the right to relocate, upon reasonable prior notice, any Triad Facility from which the Services are then being provided by Supplier to another geographic location; provided that, in such event, Triad will provide Supplier with comparable office space in the new geographic location (if any). In such event, Triad shall pay the applicable labor rate(s) for additional personnel reasonably required by Supplier and for the incremental

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Out-of-Pocket Expenses reasonably incurred by Supplier in physically relocating to such new geographic location and any additional reasonable actual and demonstrable costs, taxes and expenses incurred by Supplier in connection with providing the Services from a different location net of any savings realized by Supplier in connection with the provision of Services from such new location; provided that (A) such relocation is not expressly contemplated in this Agreement, (B) Supplier notifies Triad of such additional required personnel and incremental Out-of-Pocket Expenses, costs, taxes and other expenses prior to using or incurring and Triad nonetheless elects proceed with such relocation, and (C) Supplier uses commercially reasonable efforts to minimize such personnel and expenses.

(iii)	Triad also reserves the right to direct Supplier to cease using all or part of the space in any Triad Facility from which the Services are then being provided. In such event, Triad shall reimburse Supplier for any reasonable incremental Out-of-Pocket Expenses incurred by Supplier as a result of such direction and any additional reasonable actual and demonstrable costs, taxes and expenses incurred by Supplier in connection with providing the Services from a different location net of any savings realized by Supplier in connection with the provision of Services from such new location; provided that (A) such relocation by Supplier at Triad’s direction is not expressly contemplated in this Agreement, (B) Supplier notifies Triad of such incremental Out-of-Pocket Expenses, costs, taxes and other expenses prior to incurring and Triad nonetheless elects to require such relocation, and (C) Supplier uses commercially reasonable efforts to minimize such expenses.

(j)	Conditions for Return. When the Triad Facilities are no longer to be used by Supplier as contemplated by Section 6.1 or are otherwise no longer required for performance of the Services, Supplier shall notify Triad as soon as practicable and shall vacate and return such Triad Facilities (including any improvements to such facilities made by or at the request of Supplier) to Triad in substantially the same condition as when such facilities were first provided to Supplier, subject to reasonable wear and tear.

(k)	No Violation of Laws. Supplier shall (i) treat, use and maintain the Triad Facilities in a reasonable manner, and (ii) ensure that neither Supplier nor any of its Subcontractors commits, and use all reasonable efforts to ensure that no business visitor or invitee commits, any act in violation of any applicable Laws in such Supplier occupied Triad Facility or any act in violation of Triad’s insurance policies or in breach of Triad’s obligations under the applicable real estate leases in such Supplier occupied Triad Facilities (in each case, to the extent Supplier has received notice of such insurance policies or real estate leases or should reasonably be expected to know of such obligations or limitations).

6.2	Use of Supplier Facilities.

During the Term, subject to Triad’s compliance with Supplier’s reasonable and generally applicable security guidelines and processes, Supplier shall provide to Triad at no charge, (i) reasonable access to and use of Supplier Facilities from which the Services are being performed, and (ii) access to reasonable work/conference space at such Supplier Facilities from which the Services are being performed for the conduct of Triad’s business. At Triad’s request, subject to Triad’s compliance with Supplier’s reasonable

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and generally applicable security guidelines and processes, Supplier shall provide reasonable access to and use of such Supplier Facilities by Triad or Triad Third Party Contractors to install and manage third party software and equipment to provide services to Triad or Eligible Recipients.

6.3	Triad Rules/Employee Safety.

(a)	Triad Rules and Compliance. In performing the Services and using the Triad Facilities, Supplier shall observe and comply with all Triad policies, rules, and regulations applicable to Triad Facilities or the provision of the Services which have been communicated to Supplier or Supplier Personnel in advance by such means as are generally used by Triad to disseminate such information to its employees or contractors, including those set forth on Schedule V and those applicable to specific Triad Sites (collectively, “Triad Rules”). Supplier shall be responsible for the promulgation and distribution of Triad Rules to Supplier Personnel as and to the extent necessary and appropriate. Additions or modifications to the Triad Rules may be (i) communicated orally by Triad or an Eligible Recipient directly to Supplier or Supplier Personnel, (ii) disclosed to Supplier and Supplier Personnel in writing, (iii) conspicuously posted at a Triad Facility, (iv) electronically posted, or (v) communicated to Supplier or Supplier Personnel by means generally used by Triad to disseminate such information to its employees or contractors. Supplier and Supplier Personnel shall observe and comply with such additional or modified Triad Rules; provided that any material addition or modification to the Triad Rules will be subject to Section 9.6.

(b)	Safety and Health Compliance. Supplier and Supplier Personnel shall familiarize themselves with the premises and operations at each Triad Site or Triad Facility at, to or from which Services are rendered and the Triad Rules applicable to each such Triad Site or Triad Facility. Supplier and Supplier Personnel shall observe and comply with all Laws applicable to the use of each Triad Facility or Triad Site or the provision of the Services, including environmental Laws and Laws regarding occupational health and safety. Supplier and Supplier Personnel also shall observe and comply with all Triad Rules with respect to safety, health, security and the environment and shall take commercially reasonable precautions to avoid injury, property damage, spills or emissions of hazardous substances, materials or waste, and other dangers to persons, property or the environment. To the extent required by Triad, Supplier Personnel shall receive prescribed training prior to entering certain Triad Sites or Triad Facilities.

6.4	Software, Equipment and Third Party Contracts.

(a)	Financial Responsibility. Supplier shall be responsible for any third party fees or expenses attributable to any period on and after the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan or other applicable agreement of the Parties) associated with Software, Equipment, Equipment leases and Third Party Contracts for which Supplier is financially responsible under Schedule J.1 (excluding Third Party Contracts administered by Supplier on a pass-through basis, which are addressed in Section 11.2) for each Functional Service Area. Triad shall be responsible for third party fees or expenses incurred on and after the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan or other applicable agreement of the Parties) associated with Software, Equipment, Equipment leases and Third Party Contracts for which Triad is financially responsible

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

under Schedule J.1 for each Functional Service Area. Unless otherwise expressly provided, each Party also shall be responsible for any third party fees or expenses attributable to any period on or after the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan or other applicable agreement of the Parties) associated with new, substitute or replacement Software, Equipment, Equipment leases or Third Party Contracts (including Upgrades, enhancements, new versions or new releases of such Software or Equipment) for which such Party is financially responsible under Schedule J.1.

(b)	Operational Responsibility. With respect to Software, Equipment, Equipment leases and Third Party Contracts for which Supplier is operationally responsible under Schedule J.1 and any other Third Party Contracts used by Supplier to provide the Services, Supplier shall be responsible (where such responsibility with respect to Managed Third Parties is to the extent of Supplier’s responsibilities regarding such Managed Third Parties in accordance with Sections 6.9 and 10.2), for (i) the evaluation, procurement, testing, installation, rollout, use, support, management, administration, operation and maintenance of such Software, Equipment, Equipment leases and Third Party Contracts; (ii) the evaluation, procurement, testing, installation, rollout, use, support, management, administration, operation and maintenance of new, substitute or replacement Software, Equipment, Equipment leases and Third Party Contracts (including Upgrades, enhancements, new versions or new releases of such Software); (iii) [**]; (v) the administration and exercise as appropriate of all rights available under such Software, licenses, Equipment, leases and Third Party Contracts; and (vi) [**].

(c)	Rights Upon Expiration/Termination. With respect to all Third Party Software licenses, Equipment leases and Third Party Contracts to which Supplier or its Subcontractor is a party and which are used to provide the Services (other than Third Party Software, Equipment Leases and Third Party Contracts used only in the Supplier Shared Environment and for which no Triad license or use rights are contemplated pursuant to Section 6.7 or other rights contemplated under Section 4.4(b)), Supplier shall use commercially reasonable efforts to (i) obtain for Triad, the Eligible Recipients and/or their designee(s) the license, sublicense, assignment and other rights specified in Section 4.4(b) of this Agreement and Section 6 of Schedule U, (ii) to obtain the rights so that the granting of such license, sublicense, assignment and other rights is not subject to subsequent third party approval or the payment by Triad, the Eligible Recipients or their designee(s) of license, assignment or transfer fees (other than as expressly agreed to by Triad or with respect to license maintenance and support payments fees pursuant to Section 6(c) of Schedule U), (iii) to obtain the rights so that the terms, conditions and prices applicable to Triad, the Eligible Recipients and/or their designee(s) following expiration or termination are no less favorable than those otherwise applicable to Supplier (unless and to the extent of more favorable pricing for Supplier based upon volume), and at least sufficient for the continuation of the activities comprising the Services and other uses contemplated under Section 6(c) of Schedule U and Section 4.4(b) of this Agreement, (iv) to obtain the rights so that neither the expiration/termination of this Agreement nor the assignment of the license, lease or contract will trigger less favorable terms, conditions or pricing. If Supplier is unable to obtain any such rights and assurances, it shall notify Triad in advance and shall not use such Third Party Software license, Equipment lease or Third Party Contract without Triad’s approval (and absent such approval, Supplier’s use of any such Third Party Software license, Equipment lease or Third Party Contract shall obligate Supplier to obtain or arrange, at no additional cost to Triad, for such

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

license, sublicense, assignment or other right for Triad, the Eligible Recipients and their designee(s) upon expiration or termination). If Triad consents to Supplier’s use of specific Third Party Software licenses, Equipment leases or Third Party Contracts under these circumstances, such consent shall be deemed to be conditioned on Supplier’s commitment to continuing use of commercially reasonable efforts to cause such third party to agree at expiration or termination of this Agreement or the completion of Termination Assistance Services to permit Triad, the Eligible Recipients and/or their designee(s) to assume prospectively the license, lease or contract in question or to enter into a new license, lease or contract with Triad, the Eligible Recipients and/or their designee(s) on substantially the same terms and conditions, including price. For the avoidance of doubt, Triad may, in its sole discretion, withhold its consent to any such Third Party Software license, Equipment lease or Third Party Contract if, following expiration or termination (i) Triad, the Eligible Recipients and Triad’s designees would not be entitled to the license, sublicense, assignment or other rights specified in Section 4.4(b), (ii) the granting of such license, sublicense, assignment and other rights would be subject to subsequent third party approval or the payment by Triad, an Eligible Recipient or Triad’s designee of license or transfer fees, or (iii) Triad would be obligated to reimburse Supplier for any Termination Charges as provided in Schedule N. If Triad consents to Supplier’s use of specific Third Party Software licenses, Equipment leases or Third Party Contracts under these circumstances, such Third Party Software licenses, Equipment leases or Third Party Contracts and the applicable limitations shall be added to Schedule I.1. For the avoidance of doubt and as provided in Section 6 of Schedule U, the references in this Section 6.4(c) to Triad’s or an Eligible Recipient’s “designee” shall be deemed a reference to successor provider(s) of services similar to the Services.

(d)	Evaluation of Third Party Software, Equipment. In addition to its obligations under Section 6.4(a) and (b) and in order to facilitate Triad’s control of architecture, standards and plans pursuant to Section 9.5, Supplier shall use commercially reasonable efforts to evaluate any Third Party Software and Equipment selected by or for Triad or an Eligible Recipient to determine whether such Software and Equipment will adversely affect Triad’s environment, Triad’s ability to interface with and use the Software, Equipment and Systems and/or Supplier’s ability to provide the Services. Supplier shall complete and report the results of such evaluation to Triad within [**] days of its receipt of Triad’s request; provided, that Supplier shall use commercially reasonable efforts to respond more quickly in the case of a pressing business need or an emergency situation.

(e)	Benefits Pass-Through. With respect to any products and services procured by Supplier for Triad on a cost-plus, cost-reimbursement or Pass-Through Expense basis during the course of performing the Services, Supplier shall use commercially available efforts to pass through to Triad all benefits offered by the manufacturers and/or suppliers of such products and services (including all warranties, refunds, credits, rebates, discounts, training, technical support and other consideration offered by such manufacturers and suppliers) except to the extent otherwise agreed by Triad. If Supplier is unable to pass through any such benefit to Triad, it shall notify Triad in advance and shall not purchase such product or service without Triad’s prior written approval.

(f)	Triad Provided Equipment. Triad shall provide Supplier with the use of the Triad and Eligible Recipient owned and leased Equipment identified on Schedule F.6 (collectively, the “Triad Provided Equipment”) for the periods specified in such Schedule solely for and in connection with the provision of the Services. Notwithstanding the foregoing, except as provided in this

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 6.4(f) and Sections 6.1(a), (b) and (c), Supplier shall be responsible for providing all Equipment required to perform the Services and all Upgrades, improvements, replacements and additions thereto on and after the Commencement Date. Upon the expiration of the period specified in Schedule F.6 for any item of Triad Provided Equipment (or when such Triad Provided Equipment is no longer required by Supplier for the performance of the Services), Supplier shall promptly return such Triad Provided Equipment to Triad in substantially the same condition (as it may have been modified or improved by Supplier with Triad’s approval) as when such Triad Provided Equipment was first provided to Supplier, subject to reasonable wear and tear. THE TRIAD PROVIDED EQUIPMENT IS PROVIDED BY TRIAD TO SUPPLIER ON AN AS-IS, WHERE-IS BASIS. TRIAD EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO THE TRIAD PROVIDED EQUIPMENT, OR ITS CONDITION OR SUITABILITY FOR USE BY SUPPLIER TO PROVIDE THE SERVICES, INCLUDING WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

(g)	Surplus Equipment. Supplier shall as part of the Services dispose of any surplus Equipment owned by Triad, and Supplier shall pay Triad any money received from disposal of Triad -owned Equipment, after deducting the reasonable cost incurred by Supplier of disposing of such Equipment (e.g., Out-of-Pocket Expenses relating to packing and shipping). Supplier shall obtain Triad’s consent to dispose of any Triad-owned Equipment before disposing of such Equipment. Supplier shall maintain reasonable documentation regarding the disposition of such surplus Equipment, including the costs of and revenues from disposal, and shall make such documentation available to Triad upon Triad’s request.

6.5	Reserved.

6.6	License to Triad Licensed Third Party Materials.

Subject to Triad having obtained any Required Consents in accordance with Section 5.1(a), Triad hereby grants to Supplier, for the sole purpose of performing the Services and solely to the extent of Triad’s and the Eligible Recipients’ underlying rights, the same rights of access and use as Triad and the Eligible Recipients possess under the applicable software licenses with respect to Triad and Eligible Recipient licensed Third Party Materials. Triad and the Eligible Recipients also shall grant such rights to Subcontractors designated by Supplier if and to the extent necessary for Supplier to provide the Services; provided that, Supplier shall pay all fees, costs and expenses associated with the granting of such rights to such Subcontractors. Supplier and its Subcontractors shall comply with the use restrictions, nondisclosure obligations and similar obligations and restrictions, imposed on Triad by such licenses. In addition, each such Subcontractor shall sign a written agreement to be bound by all of the terms contained herein applicable to such Third Party Materials (the form of such agreement shall be agreed to by the Parties and shall include the terms specified in this Section as well as those pertaining to the ownership of such Materials and any derivative materials developed by the Parties, the scope and term of the license, the restrictions on the use of such Materials, the obligations of confidentiality, etc.). Except as otherwise requested or approved by Triad (or the relevant licensor), Supplier and its Subcontractors shall cease all use of such Third Party Materials upon the end of the Term and the completion of any Termination Assistance Services requested by Triad pursuant to Section 4.4(b)(8). To the extent permitted by the Required Consents and the applicable underlying licenses, the Triad and Eligible Recipient Licensed Third Party Materials will be made available to Supplier in such form and on such media as exists on the

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Effective Date or on such form or on such media as is later obtained by Triad or an Eligible Recipient, together with available documentation and related materials; provided, however, if the scope of use rights under any Triad or Eligible Recipient licensed Third Party Materials shall be inadequate for the use by Supplier as contemplated hereunder, Supplier shall promptly so notify Triad if and when and Supplier becomes aware (or should have been aware if Supplier performed its obligations under this Agreement) of such inadequacy and Supplier will be excused from Supplier’s obligation to perform the Services and meet the Service Levels as provided in Section 10.2 as if the inadequacy of such rights was a failure of Triad to perform its obligations under this Agreement; provided, however, the Parties acknowledge that under such circumstances Supplier does not have to provide Triad an opportunity to correct such event as described in Section 10.2(a)(B) before being excused and, as applicable, the provisions of Sections 17.2(e) and 17.4(b) shall apply. EXCEPT AS PROVIDED IN SECTION 15.5, THE TRIAD LICENSED THIRD PARTY MATERIALS ARE PROVIDED BY TRIAD TO SUPPLIER AND ITS SUBCONTRACTORS ON AN AS-IS, WHERE-IS BASIS AND TRIAD EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, AS TO SUCH TRIAD LICENSED THIRD PARTY MATERIALS, OR THE CONDITION OR SUITABILITY OF SUCH MATERIALS FOR USE BY SUPPLIER OR ITS SUBCONTRACTORS TO PROVIDE THE SERVICES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE FOREGOING SENTENCE SHALL NOT DIMINISH TRIAD’S OBLIGATIONS UNDER SECTIONS 17.2(e) AND 17.4.

6.7	License to Supplier Licensed Third Party Materials.

As of the Commencement Date and subject to Supplier having obtained any Required Consents applicable thereto, Supplier hereby grants to Triad and the Eligible Recipients, at no additional charge, a non-exclusive, non-assignable, non-sublicensable, royalty-free right and license to access and/or use the Third Party Materials licensed by Supplier or for which Supplier is financially responsible under Schedule J.1 (including all modifications, substitutions, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto), during the Term and any Termination Assistance Services period, for the express and sole purpose of, and to the extent necessary (i) for Triad and the Eligible Recipients to receive the full benefit of the Services, and (ii) [**]. In addition, at no additional Charge, Supplier hereby grants to Triad Third Party Contractor(s) that sign a written agreement to be bound by the terms of this Agreement applicable to Triad with respect to such Supplier licensed Third Party Materials, a non-exclusive, non-transferable, non-assignable, royalty-free right and license to access and/or use such Third Party Materials (including all modifications, substitutions, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto), during the Term and any Termination Assistance Services period, for the benefit of Triad and the Eligible Recipients, as and to the extent reasonably necessary for, and for the express and sole purpose of, such Triad Third Party Contractor(s) (i) to monitor, access, interface with or use such Third Party Materials, and (ii) [**]. The rights and obligations of Triad, the Eligible Recipients and Triad Third Party Contractors with respect to such Supplier licensed Third Party Materials following the expiration or termination of the Agreement or termination of any Service are set forth in Section 6 of Schedule U. If Supplier is unable or unwilling to obtain and provide any aspect of the foregoing rights and licenses with respect to Third Party Materials, it shall notify Triad in advance and shall not use such Third Party Materials in the performance of the Services without Triad’s approval (and absent such approval, Supplier’s use of any such Third Party Materials shall obligate Supplier to obtain or arrange, at no additional cost to Triad, for such rights and licenses for Triad, the Eligible Recipients, Triad Third Party Contractors and their designee(s)). If Triad consents to Supplier’s use of specific Third Party Materials under these circumstances, such Third Party Materials and the specific restrictions approved by

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Triad shall be added to Schedule I.1. For purposes of this Section 6.7 references to Triad’s or an Eligible Recipient’s “designee” shall be deemed a reference to successor provider(s) of services similar to the Services. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT (INCLUDING SECTIONS 15.4 AND 15.5), THE LICENSE TO THE SUPPLIER THIRD PARTY MATERIALS PROVIDED BY SUPPLIER TO TRIAD, THE ELIGIBLE RECIPIENTS AND ITS THIRD PARTY CONTRACTORS PURSUANT TO CLAUSES (ii) AND (iii) OF THIS SECTION 6.7 IS PROVIDED ON AN AS-IS, WHERE-IS BASIS AND SUPPLIER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, AS TO SUCH SUPPLIER THIRD PARTY MATERIALS, OR THE CONDITION OR SUITABILITY OF SUCH MATERIALS FOR USE BY TRIAD, THE ELIGIBLE RECIPIENTS AND ITS THIRD PARTY CONTRACTORS TO USE THE SERVICES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.8	Reserved.

6.9	Managed Third Parties.

(a)	Managed Third Parties. With respect to Managed Third Parties identified on Schedule H.2 as “Managed Third Parties,” and any substitute or replacement therefor or any other Triad Third Party Contractor required pursuant to Section 15.2(c) and designated by Triad as a Managed Third Party (each a “Managed Third Party”), Supplier shall perform the following activities with respect to the management and administration of Third Party Contracts between Triad (and/or the Eligible Recipients) and such Managed Third Parties, except as modified in Schedule H.2:

(i)	manage the Managed Third Parties, including monitoring operational day-to-day service delivery, monitoring performance, escalating problems for resolution, processing invoices thereof in accordance with Section 11.2 and maintaining technical support relationships;

(ii)	as requested by Triad and subject to Section 9.6, work with Triad to manage new and existing contractual relationships between Triad and Managed Third Parties as needed to provide the Services;

(iii)	oversee Managed Third Party delivery of services and compliance with the Service Levels and the performance standards contained in Triad’ agreement with the Managed Third Party;

(iv)	notify Triad and the Managed Third Party of each Managed Third Party failure to perform in accordance with the Service Levels contained in Schedule G or the performance standards or other terms and conditions contained in Triad’s agreement with the Managed Third Party;

(v)	escalate Managed Third Party performance failures to Managed Third Party management as necessary to achieve timely resolution;

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vi)	monitor and manage the Managed Third Party’s efforts to remedy a failure of performance;

(vii)	communicate to Triad the status of the Managed Third Party’s efforts to remedy a failure of performance; and

(viii)	recommend retention, replacement, modification, or termination of a Managed Third Party based on the performance or cost benefits to Triad as tracked by Supplier.

(b)	Sole Point of Contact. Supplier shall be Triad’s and the Eligible Recipients’ sole point of contact regarding the services provided by such Managed Third Parties.

(c)	Proceedings. Unless expressly agreed by the Parties, Supplier shall not have the authority or obligation to initiate legal proceedings, litigation or other formal dispute resolution against a Managed Third Party under this Agreement.

6.10	McKesson

Schedule K addresses certain matters relating to McKesson.

6.11	Notice of Defaults.

Triad and Supplier shall promptly inform the other Party in writing of any material breach of, or misuse or fraud in connection with, any Third Party Contract, Equipment lease or Third Party Software license used in connection with the Services of which it becomes aware and shall cooperate with the other Party to prevent or stay any such breach, misuse or fraud.

7.	SERVICE LEVELS

7.1	General.

(a)	General Performance Standards. Supplier shall perform each Service at levels of accuracy, quality, completeness, timeliness, responsiveness and resource efficiency that are at least equal to those received by Triad or the Eligible Recipients prior to the Commencement Date to the extent that Triad can provide reasonable data that confirm such historical levels of performance. In addition, Supplier shall perform the Services, beginning within in a reasonable period of time after Supplier assumes responsibility for the Services (for all of Triad or a Facility, as applicable) as contemplated in the Transition Plan, at levels of accuracy, quality, completeness, timeliness, responsiveness, resource efficiency and productivity that are equal to or higher than [**].

(b)	Service Level Performance Standards. Beginning on the Commencement Date, or later date specified in Schedule G, Supplier shall perform the Services so as to meet or exceed the Service Levels and any other levels of Service established from the baseline described in Section 7.1(a), provided such Service Levels or levels of Services can be quantified and measured using commercially reasonable efforts. To the extent the Parties have established a Service Level for a

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

specific Service, the obligations described in Section 7.1(a) shall not be construed to alter, expand or supersede such Service Level.

(c)	Multiple Service Levels. If more than one Service Level applies to any particular obligation of Supplier, Supplier shall perform in accordance with the most stringent of such Service Levels.

(d)	Responsibility. Except as otherwise provided in Schedule G, Supplier shall be responsible for meeting or exceeding the applicable Service Levels even where doing so is dependent on the provision of Services by Subcontractors, Supplier Personnel, non-Supplier Personnel or Managed Third Parties.

7.2	Service Level Credits; Deliverable Credits.

(a)	Service Level Credits. Supplier recognizes that Triad is paying Supplier to deliver the Services at specified Service Levels. If Supplier fails to meet such Service Levels, then, in addition to other remedies available to Triad, Supplier shall pay or credit to Triad the performance credits specified in Schedule G (“Service Level Credits”) in recognition of the diminished value of the Services resulting from Supplier’s failure to meet the agreed upon level of performance, and not as a penalty. Under no circumstances shall the imposition of Service Level Credits be construed as Triad’s sole or exclusive remedy for any failure to meet the Service Levels. However, if Triad recovers monetary damages from Supplier as a result of Supplier’s failure to meet a Service Level, Supplier shall be entitled to set-off against such damages any Service Level Credits in fact paid to and retained by Triad for the failure giving rise to such recovery. [**].

(b)	Deliverable Credits. Supplier recognizes that Triad is paying Supplier to provide certain Critical Deliverables by the time and in the manner agreed by the Parties. If Supplier fails to meet its obligations with respect to such Critical Deliverables, then, in addition to other remedies available to Triad, Supplier shall pay or credit to Triad the amounts specified as Deliverable Credits in Schedules C, D and/or G, as applicable, or established by the Parties as part of the ERP and C&RC Implementation Services, Project or New Services approval process (“Deliverable Credits”) on a case by case basis in recognition of the diminished value of the Services resulting from Supplier’s failure to meet the agreed upon level of performance, and not as a penalty. If Triad recovers monetary damages from Supplier as a result of Supplier’s failure to meet its obligations with respect to one (1) or more Critical Deliverables, Supplier shall be entitled to set-off against such damages any Deliverable Credits paid for the failures giving rise to such recovery. [**].

7.3	Problem Analysis.

If Supplier fails to provide Services in accordance with the Service Levels, and/or this Agreement, Supplier shall (after restoring service or otherwise resolving any immediate problem): (i) promptly investigate and report on the causes of the problem; (ii) provide a Root Cause Analysis of such failure as soon as practicable after such failure or at Triad’s request; (iii) implement remedial action and begin meeting the Service Levels and this Agreement as soon as practicable (regardless of cause or fault) or coordinate the correction of the problem if Supplier does not have responsibility for the cause of the problem; (iv) advise Triad of the status of remedial efforts being undertaken with respect to such problem; (v) to the extent within Supplier’s operational responsibility under this Agreement, correct the problem(s) associated with

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the failure; (vi) provide to Triad’s reasonable satisfaction evidence that the causes of such problem have been or will be corrected on a permanent basis; and (vii) take commercially reasonable actions to prevent any recurrence of such problem. For Severity 1 issues, Supplier shall use commercially reasonable efforts to complete the Root Cause Analysis within [**] business days of a failure; provided that, if it is not capable of being completed within such [**] business days using reasonable diligence, Supplier shall complete such Root Cause Analysis as quickly as possible and shall notify Triad prior to the end of such initial [**] business day period as to the status of the Root Cause Analysis and the estimated completion date.

7.4	Continuous Improvement Reviews.

(a)	Improvement of Services Quality. Supplier acknowledges that the quality of the Services provided in certain Service areas can and will be improved during the Term in accordance with Schedule G and agrees that the Service Levels in such Service areas will be enhanced periodically in recognition of the anticipated improvement in service quality. In accordance with Schedule G, Supplier shall improve the quality of the Services provided in such areas to meet or exceed the enhanced Service Levels and shall do so at no additional charge to Triad.

(b)	Increase of Service Levels. In addition to the foregoing, Triad and Supplier shall periodically review the Service Levels and the performance data collected and reported by Supplier in accordance with Schedule G and relevant industry data and trends on an annual basis (or more frequently if requested by Triad). Supplier shall give Triad any assistance it reasonably requires to review and verify such data. As part of such review process, the Parties shall, at no additional cost to Triad, increase the Service Levels in accordance with Schedule G to reflect the higher performance levels actually attained or attainable by Supplier, provided that such actual higher performance was not attained or attainable through the use of additional resources (including additional Equipment, Software or tools) not otherwise required for the performance of the Services in accordance with the Service Levels. In addition, the Parties shall agree, to the extent reasonable and appropriate (and not requiring the use of additional resources including additional Equipment, Software or tools), to (i) increase the Service Levels to reflect improved performance capabilities associated with advances in the proven processes, technologies and methods available to perform the Services; (ii) add new Service Levels to permit further measurement or monitoring of the accuracy, quality, completeness, timeliness, responsiveness, cost-effectiveness, or productivity of the Services; (iii) modify or increase the Service Levels to reflect changes in the processes, architecture, standards, strategies, needs or objectives defined by Triad; and (iv) modify or increase the Service Levels to reflect agreed upon changes in the manner in which the Services are performed by Supplier.

7.5	Measurement and Monitoring.

Supplier shall, on or before the applicable date(s) set forth in Schedule G, implement measurement and monitoring tools and metrics as well as standard reporting procedures, set forth in Schedule G, to measure and report Supplier’s performance of the Services at a level of detail sufficient to verify Supplier’s compliance with the applicable Service Levels. Triad or its designee has the right to audit all such measurement and reporting tools, performance metrics and reporting procedures. Supplier shall provide Triad with on-line access to up-to-date problem management data and other data regarding the status of service problems, service requests and user inquiries. Supplier also shall provide Triad with access to the

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

data used by Supplier to calculate its performance against the Service Levels and the measurement and monitoring tools and procedures utilized by Supplier to generate such data for purposes of audit and verification. Triad shall not be required to pay any amount in addition to the Charges for such measurement and monitoring tools or the resource utilization associated with their use. If Supplier fails to implement as of the applicable date a measuring tool as required for a Service Level that is reasonably acceptable to Triad, [**].

7.6	Satisfaction Surveys.

(a)	General. As specified in Schedules C and/or E or as agreed by the Parties, Supplier and/or independent third parties engaged by Supplier shall conduct the satisfaction surveys of Triad’s management and Authorized Users in accordance with the survey protocols and procedures specified therein. To the extent Supplier engages an independent third party to perform all or any part of any satisfaction survey, such third party shall be approved in advance by Triad.

(b)	Triad Conducted Surveys. In addition to the satisfaction surveys to be conducted pursuant to Section 7.6(a), Triad may survey its satisfaction with Supplier’s performance in connection with and as part of broader satisfaction surveys periodically conducted by Triad. At Triad’s request, Supplier shall cooperate and assist Triad with the formulation of the survey questions, protocols and procedures and the execution and review of such surveys.

(c)	Survey Follow-up. If the results of any satisfaction survey conducted pursuant to Section 7.6(a) or (b) indicate that the level of satisfaction with Supplier’s performance is less than the target level specified in Schedule G, Supplier shall promptly: (i) conduct a Root Cause Analysis as to the cause of such dissatisfaction; (ii) develop an action plan to address and improve the level of satisfaction; (iii) present such plan to Triad for its review, comment and approval; and (iv) take action in accordance with the approved plan and as necessary to improve the level of satisfaction. Triad and Supplier shall establish a schedule for completion of a Root Cause Analysis and the preparation and approval of the action plan which shall be reasonable and consistent with the severity and materiality of the problem. Supplier’s action plan developed hereunder shall specify the specific measures to be taken by the Parties and the dates by which each such action shall be completed. Promptly after completion of the measures described in such action plan, Supplier shall conduct follow-up surveys with the affected Triad Authorized Users and management to confirm that the cause of any dissatisfaction has been addressed and that the level of satisfaction has improved. If Supplier fails to attain the levels of satisfaction prescribed in Schedule G or fails to take the actions set forth in the action plan by the agreed upon dates, then, in addition to any other remedies available to Triad under this Agreement at law or in equity, Supplier shall pay to Triad the applicable Service Level Credits and/or Deliverable Credits specified in Schedule G or the applicable action plan.

7.7	Notice of Adverse Impact.

If Supplier becomes aware of any failure by Supplier to comply with its obligations under this Agreement (i) that has impacted or reasonably could impact the maintenance of Triad’s or any Eligible Recipient’s financial integrity or internal controls, the accuracy of Triad’s or any Eligible Recipient’s financial, accounting, marketing, supply chain, human resources, or other records and reports, or compliance with Triad Rules, Triad Standards or applicable Laws, or (ii) that has had or reasonably could have any other

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

material adverse impact on the Services in question or the impacted business operations of Triad or the Eligible Recipients, then, Supplier shall immediately inform Triad in writing of such situation and the impact or expected impact and Supplier and Triad shall meet to formulate an action plan to minimize or eliminate the impact of such situation.

8.	PROJECT PERSONNEL

8.1	Key Supplier Personnel and Critical Support Personnel.

(a)	Approval of Key Supplier Personnel.

(i)	Before assigning an individual to act as one of the Key Supplier Personnel whether as an initial assignment or a subsequent assignment, Supplier shall notify Triad of the proposed assignment, shall introduce the individual to appropriate Triad representatives, shall provide reasonable opportunity for Triad representatives to interview the individual, and shall provide Triad with a resume and such other information about the individual as may be reasonably requested by Triad. If Triad in good faith objects to the proposed assignment, the Parties shall attempt to resolve Triad’s concerns on a mutually agreeable basis. If the Parties have not been able to resolve Triad’s concerns within [**] business days of Triad communicating its concerns, Supplier shall not assign the individual to that position and shall propose to Triad the assignment of another individual of suitable ability and qualifications.

(ii)	Key Supplier Personnel and Critical Support Personnel are listed in Schedule M.4.

(iii)	Upon [**] days prior notice, Triad may from time to time change the positions designated as Key Supplier Personnel under this Agreement with Supplier’s approval which shall not be unreasonably withheld.

(b)	Continuity of Key Supplier Personnel. Except as expressly indicated otherwise in Schedule M.4, Supplier shall cause each of the Key Supplier Personnel to devote full time and effort to the provision of Services under this Agreement for a minimum of [**] (or other date specified with respect to such position in Schedule M.4) from the date he or she assumes the position in question (provided that, in the case of Key Supplier Personnel assigned prior to the Commencement Date, the minimum period shall be [**] (or other date specified with respect to such position in Schedule M.4) from the Commencement date). Supplier shall not transfer, reassign or remove any of the Key Supplier Personnel (except as a result of voluntary resignation, involuntary termination for poor Service related performance, or as necessary for Supplier to comply with this Agreement, or other demonstrable good cause, illness, disability, or death) or announce its intention to do so during such period without Triad’s prior approval, which Triad may withhold in its sole discretion. In the event of the voluntary resignation, involuntary termination for cause, illness, disability or death of one of its Key Supplier Personnel during or after such period, Supplier shall (i) give Triad as much notice as reasonably possible of such development, and (ii) expeditiously identify and obtain Triad’s approval of a suitable replacement. In addition, even after such period, Supplier shall transfer, reassign or remove one of its Key Supplier Personnel only after (i) giving Triad at least [**] days prior notice of such action, (ii) identifying and obtaining Triad’s approval of a suitable replacement at least [**] days prior to such transfer,

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reassignment or removal, (iii) providing Triad with a plan describing the steps and knowledge transfer necessary to transition responsibility to the replacement, and (iv) demonstrating to Triad’s reasonable satisfaction that such action will not have an adverse impact on Supplier’s performance of its obligations under this Agreement. Unless otherwise agreed, Supplier shall not transfer, reassign or remove more than [**]percent ([**]%) of the Key Supplier Personnel in any [**] month period.

(c)	Continuity of Critical Support Personnel. Supplier shall cause each of the Critical Support Personnel to devote full time and effort to the provision of Services under this Agreement during the [**] month period immediately following his or her Employment Effective Date. Supplier shall not transfer, reassign or remove any of the Critical Support Personnel (except as a result of voluntary resignation, involuntary termination for poor Service related performance, or as necessary for Supplier to comply with this Agreement, or other demonstrable good cause, illness, disability, or death) during the specified period without Triad’s prior approval, which Triad may withhold in its sole discretion. In the event of the voluntary resignation, involuntary termination for poor Service related performance or other demonstrable good cause, illness, disability or death of one of its Critical Support Personnel during the specified period, Supplier shall (i) give Triad as much notice as reasonably possible of such development, and (ii) expeditiously identify and obtain Triad’s approval of a suitable replacement.

(d)	Retention and Succession. Supplier shall implement and maintain a retention strategy designed to retain Key Supplier Personnel and Critical Support Personnel on the Triad account for the prescribed period. Supplier shall also maintain active succession plans for each of the Key Supplier Personnel positions.

8.2	Supplier Account Executive.

Supplier shall designate a “Supplier Account Executive” for this Triad engagement who, unless otherwise agreed by Triad, shall maintain his or her office at Triad Facilities in Plano, Texas. The Supplier Account Executive shall (i) be one of the Key Supplier Personnel; (ii) be a full time employee of Supplier; (iii) devote his or her full time and effort to managing the Services; (iv) remain in this position for a minimum period of [**] from the initial assignment (except as a result of voluntary resignation, involuntary termination for poor Service related performance, or as necessary for Supplier to comply with this Agreement, or other demonstrable good cause, illness, disability or death); (v) serve as the single point of accountability for the Services; (vi) be the single point of contact to whom all Triad communications concerning this Agreement may be addressed; (vii) have authority to act on behalf of Supplier in all day-to-day matters pertaining to this Agreement; (viii) have day-to-day responsibility for service delivery, billing and relationship management; (ix) have day-to-day responsibility for ensuring Supplier’s performance of the Services and attainment of all Service Levels; and (x) have day-to-day responsibility for monitoring, maintaining and seeking to improve customer’s satisfaction.

8.3	Compensation of Supplier Account Executive and Key Supplier Personnel.

(a)	Supplier Account Executive. At a minimum, [**] percent ([**]%) of the Supplier Account Executive’s annual incentive (variable) compensation shall be based upon (i) the level of customer satisfaction reflected in the periodic customer satisfaction surveys; (ii) the extent to which Supplier has met or exceeded the Service Levels and Supplier’s other responsibilities and

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

obligations under this Agreement; (iii) Supplier’s achievement of the objectives relating to Triad and its businesses set forth in Section 1.2, as reasonably determined by Triad and (iv) Triad’s determination as to whether Supplier has met the technical and business objectives set by Triad’s Chief Information Officer or his or her designee.

(b)	Key Supplier Personnel. At a minimum, [**] percent ([**]%) of the annual incentive (variable) compensation of the Key Supplier Personnel listed on Schedule M.4 shall be based upon the factors set forth in Section 8.3(a) above.

(c)	Evaluation Input. Triad shall have a meaningful opportunity to provide information to Supplier with respect to Triad’s evaluation of the performance of the Supplier Account Executive and the other Key Supplier Personnel and such evaluation shall be considered by Supplier in establishing the bonus and other compensation of such individuals. At Triad’s request, Supplier shall provide Triad confirmation of Supplier’s compliance with this Section 8.3.

8.4	Supplier Personnel Are Not Triad Employees.

Except as otherwise expressly set forth in this Agreement, the Parties intend to create an independent contractor relationship. Nothing in this Agreement shall operate or be construed as making (i) Triad (or any Eligible Recipient) and (ii) Supplier, either partners, joint venturers, principals, joint employers, agents or employees of or with the other. No officer, director, employee, agent, Affiliate, contractor or subcontractor retained by Supplier to perform work on Triad’s or any Eligible Recipient’s behalf hereunder shall be deemed to be an officer, director, employee, agent, Affiliate, contractor or subcontractor of Triad or the Eligible Recipients for any purpose. Supplier, not Triad or the Eligible Recipients, has the right, power, authority and duty to supervise and direct the activities of the Supplier Personnel and to compensate such Supplier Personnel for any work performed by them on the behalf of Triad or the Eligible Recipients pursuant to this Agreement. [**].

8.5	Replacement, Qualifications, and Retention of Supplier Personnel.

(a)	Sufficiency and Suitability of Personnel. Supplier shall assign (or cause to be assigned) sufficient Supplier Personnel to provide the Services in accordance with this Agreement and such Supplier Personnel shall possess suitable competence, ability and qualifications and shall be properly trained for the Services they are to perform.

(b)	Requested Replacement. In the event that Triad determines lawfully and in good faith that the continued assignment to Triad of any individual Supplier Personnel (including Key Supplier Personnel) is not in the best interests of Triad or the Eligible Recipients, then Triad shall give Supplier notice to that effect requesting that such Supplier Personnel be replaced. Supplier shall have [**] business days following Triad’s request for removal of such Supplier Personnel in which to investigate the matters forming the basis of such request, correct any deficient performance and provide Triad with assurances that such deficient performance shall not recur (provided that, if requested to do so by Triad for actual or suspected violations of Triad Rules, Supplier shall immediately remove (or cause to be removed) the individual in question from all Triad Facilities or Sites pending completion of Supplier’s investigation and discussions with Triad). If, following such [**] business day period, Triad is not reasonably satisfied with the results of Supplier’s efforts to correct the deficient performance and/or to avoid its recurrence,

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Supplier shall, as soon as possible, remove and replace such Supplier Personnel with an individual of suitable ability and qualifications, without cost to Triad. Without limiting the foregoing and in accordance with Section 15.12, as applicable, upon knowledge or notice (including from Triad) that any individual Supplier Personnel is ineligible to participate in federal or other government health care programs or federal or other government procurement or non-procurement programs because of being excluded, debarred, suspended, or otherwise declared ineligible to participate, Supplier shall immediately remove (or cause to be removed) such individual Supplier Personnel from all Triad Sites and from the provision of Services for such period as such ineligibility shall continue. Nothing in this provision shall [**], or be construed as joint employment, or relieve Supplier of its performance obligations under this Agreement.

(c)	Turnover Rate and Data. Supplier shall use commercially reasonable efforts to minimize and keep the Turnover Rate (hereinafter defined) of Supplier Personnel to a level comparable to or better than the industry average for large, well-managed service providers performing services similar to the Services. The term “Turnover Rate” is defined to mean the percentage of Supplier Personnel primarily dedicated to performing Services under this Agreement (“Dedicated Supplier Personnel”) that voluntarily leave the employment of Supplier or the Subcontractors or otherwise cease being primarily dedicated to performing Services under this Agreement during the [**] period beginning on the Commencement Date and each subsequent anniversary of the Commencement Date. If requested by Triad, Supplier shall provide Triad both the Turnover Rate and the applicable industry average employee turnover rate for the location of such Dedicated Supplier Personnel. If any such Turnover Rate exceeds such industry turnover rate and Triad so notifies Supplier, Supplier shall within [**] business days of such notice (i) provide Triad with data concerning the Turnover Rate, (ii) meet with Triad to discuss the reasons for the then current Turnover Rate, (iii) submit a proposal for reducing the Turnover Rate for Triad’s review and approval, and (iv) agree to a program for reducing the Turnover Rate, all at no additional cost to Triad. Notwithstanding any transfer or turnover of Supplier Personnel, Supplier shall remain obligated to perform the Services without degradation and in accordance with the Service Levels.

(d)	Supplier Personnel. Supplier covenants (i) that Supplier Personnel are authorized to work in any country in which they are assigned to perform Services; and (ii) that Supplier Personnel (subject to Section 15.12, other than employees, representatives, contractors, subcontractors or agents of Incidental Subcontractors) have not been convicted of a felony or a misdemeanor involving a dishonest act, are not ineligible to participate in federal or other government health care programs or federal or other government procurement or non-procurement programs because of being excluded, debarred, suspended, or otherwise declared ineligible to participate, do not use illegal drugs, have a good credit history and are not otherwise disqualified from performing the assigned work under applicable Laws. To the extent allowed by applicable laws, Supplier shall perform or have performed a background check on all Supplier Personnel (other than Incidental Subcontractors or Supplier Personnel thereof) assigned to work hereunder, provided that, if a satisfactory background check was completed in connection with the hiring of such Supplier Personnel, it need not be repeated; provided, however, that Supplier shall perform or have performed such a background check on such Incidental Subcontractors that are granted access to Supplier’s, Triad’s or an Eligible Recipient’s systems and network. Supplier Personnel who do not meet the applicable criteria specified in this paragraph (e) shall not be assigned to work hereunder.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)	[**].

8.6	Transitioned Personnel.

(a)	Offers and Employment.

(i)	Supplier Offers of Employment. Supplier shall extend offers of employment to those personnel identified on or in accordance with Schedule M.1. Such offers will be (A) in accordance with Supplier’s standard conditions, including background checks and drug tests, (B) for employment at will with Supplier in positions comparable to those held by such employees at Triad, and (C) [**]. Unless otherwise specified in Schedule M.1 or agreed by the Parties and subject to successfully completing a background check and drug test, personnel accepting such offers shall be hired by Supplier effective as of the Commencement Date.

(ii)	On-Leave Employees. With respect to any personnel identified on or in accordance with Schedule M.1 who on the Commencement Date is not actively at work or is on leave status, including without limitation medical, FMLA, military, disability, industrial or sick leave, such employee shall remain an employee of the applicable employing Entity until such employee returns to work, with physician’s release or other appropriate documentation stating that such employee may resume his or her prior work schedule. If such personnel returns to work within [**] after the Commencement Date, Supplier shall promptly extend an offer of employment to such employee and the compensation and other terms and conditions of such offer shall be as set forth in this Section. If such personnel does not return within such [**] period, Supplier shall be under no obligation to offer employment to such employee.

(iii)	Employment Effective Date. All personnel who accept Supplier’s offer of employment and begin work with Supplier pursuant to the foregoing paragraphs are herein referred to as “Transitioned Employees.” Each such Transitioned Employee’s “Employment Effective Date” shall be the effective date on which Supplier actually employs such employee.

(b)	Terms of Employment.

(i)	[**].

(ii)	Additional Transitioned Employees. During the [**] months following the Commencement Date, the Parties may agree upon, additional personnel to whom offers of employment are to be extended by Supplier. The compensation and other terms and conditions of such offers of employment shall be as set forth in this Section 8.6 and personnel accepting such offers shall be treated as Transitioned Employees for all purposes.

(iii)	[**].

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv)	Training/Career Opportunities. Supplier shall offer training, skills development and career growth opportunities to Transitioned Employees [**].

(v)	[**].

(vi)	Employment Status with Triad. The Parties agree that Transitioned Employees will no longer be considered employees of Triad or the Eligible Recipients on and after their Employment Effective Date. In addition, Supplier shall use reasonable commercial efforts to conduct its business in a manner to minimize or eliminate the risk that, following the Commencement Date, Triad (or the applicable Eligible Recipient) will be considered an employer, co-employer or joint employer of any employee of Supplier or its Affiliates or Subcontractors, including the Transitioned Employees.

(vii)	Subcontractors. Unless otherwise specified in Schedule M.1, all offers of employment to personnel must be for employment by Supplier. To the extent Schedule M.1 specifies that any personnel will be offered employment with or transitioned to a Subcontractor or Affiliate of Supplier (rather than Supplier itself), such employment must be subject to and in strict accordance with the same requirements of this Agreement applicable to Supplier.

(c)	Employee Benefit Plans.

(i)	General. Except as otherwise provided in this Section 8.6 each Transitioned Employee shall be eligible to enroll his or her self and his or her dependents, effective as of his or her Employment Effective Date, in the employee plans of Supplier that are made available to similarly situated employees of Supplier. Supplier has listed all of such employee plans on Schedule M.2 and provided Triad with true and complete copies of the most recent summary plan descriptions and summary of material modifications for such employee plans or has provided a written summary where no current summary plan description exists. During the Term of this Agreement and any extensions thereof, [**].

(ii)	Years of Service Credit. Except as otherwise provided in this Section 8.6, the service of a Transitioned Employee prior to his or her Employment Effective Date, which is recognized by an employee plan of Triad, shall be recognized by the comparable Supplier employee plan, including for purposes of vesting, participation, eligibility for benefits and benefit accrual.

(iii)	Employee Welfare Benefit Plans. Each Transitioned Employee shall be eligible as of his or her Employment Effective Date to participate immediately in Supplier’s employee welfare benefit plans (“welfare plans”), which as of the Effective Date shall include medical care, hospitalization, life, accidental death and dismemberment, prescription drug, dental insurance benefits, short term disability and long term disability. [**], eligibility for, the benefits of, and the amount, if any, of employee contributions toward welfare plan coverage will be determined by Supplier; provided, however, that each of Supplier’s welfare plans shall (i) waive all pre-existing condition exceptions, exclusionary provisions and/or waiting periods for each such Transitioned Employee and any eligible spouse or covered dependents, except with respect to Supplier’s coverage for

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

long term disability to the extent not allowed under Supplier’s long term disability plan, and (2) grant credit for years of service to the extent applicable in accordance with Section 8.6(c)(ii) of the Agreement. Supplier shall reimburse each Transitioned Employee for any deductibles paid by such Transitioned Employee with respect to Triad benefit plans for the period between January 1, 2006 and the applicable Employment Effective Date to the extent such Transitioned Employee provides Supplier with an EOB (evidence of benefit) form or other appropriate documentation from his or her insurance provider reasonably satisfactory to Supplier demonstrating the amount of such deductibles paid during such period.

(iv)	Paid-Time-Off (Vacation/Sick Leave). Beginning on his or her Employment Effective Date, Supplier shall make available to all Transitioned Employees paid-time-off benefits for vacation and sick leave under its applicable plans, with years of service of such Transitioned Employees determined in accordance with Section 8.6(c)(ii) of the Agreement. The paid-time-off benefits provided by Supplier shall be [**]. Supplier shall recognize vacation plans made by the Transitioned Employees and approved by Triad prior to his or her Employment Effective Date and shall permit such Transitioned Employees to incur negative leave balances for this purpose, provided that Supplier is appropriately notified of such plans.

(v)	Savings Plans. Beginning on his or her Employment Effective Date, Supplier shall make available to all Transitioned Employees participation in any Supplier savings plans available to similarly situated employees of Supplier.

(vi)	Reimbursement Account Plans. Beginning on his or her Employment Effective Date, Supplier shall make available to all Transitioned Employees participation in any Supplier reimbursement plans [**].

(vii)	Tuition Assistance. Transitioned Employees shall be eligible to participate in all tuition assistance programs provided by Supplier to its similarly situated employees. Courses which are in progress as of the enrolled Transitioned Employee’s Employment Effective Date and for which tuition assistance has been approved by Triad and courses which have been approved by Triad and paid for by the Transitioned Employee prior to the Transitioned Employees Employment Effective Date shall be reimbursed by Supplier at the completion of the course, provided all of the requisites for reimbursement under the Triad program have been approved, provided that Supplier is appropriately notified of such Course. “Course” refers to specific classes in progress or scheduled to start during a particular term and does not refer to a degree program.

(viii)	Training and Skill Development. Supplier shall offer training, skills development and career growth opportunities to Transitioned Employees that are at least as favorable as those offered generally to its similarly situated employees.

(ix)	Bonus Programs. Supplier shall provide to the Transitioned Employees bonus programs no less favorable than the bonus programs available to similarly situated Supplier employees. Service will be credited to Transitioned Employees by Supplier

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

for this purpose, to the extent applicable, in accordance with Section 8.6(c)(ii) of the Agreement.

(x)	Severance Pay. Beginning on his or her Employment Effective Date, Supplier treat all Transitioned Employees [**].

(d)	Other Employee Matters. As of the Employment Effective Date, the Transitioned Employees shall be employees of Supplier for all purposes. Supplier shall be responsible for funding and distributing benefits under the benefit plans in which Transitioned Employees participate on or after the Transitioned Employee’s Employment Effective Date and for paying any compensation and remitting any income, disability, withholding and other employment taxes for such Transitioned Employees beginning on the Employment Effective Date. Unless otherwise agreed, Triad shall be responsible for funding and distributing benefits under the Triad benefit plans in which Transitioned Employees participated prior to the Employment Effective Date and for paying any compensation and remitting any income, disability, withholding and other employment taxes for such Transitioned Employees for the period prior to the Employment Effective Date of such Transitioned Employee. Triad shall provide Supplier with such information in Triad’s possession reasonably requested by Supplier in order to fulfill its obligations under this Section 8.6.

8.7	Conduct of Supplier Personnel.

(a)	Conduct and Compliance. While at Triad Sites or Triad Facilities, Supplier Personnel shall (i) comply with the Triad Rules and other rules and regulations regarding personal and professional conduct generally applicable to personnel at such Triad Sites (and communicated to Supplier or Supplier Personnel in writing or by any other means generally used by Triad to disseminate such information to its employees or contractors), (ii) comply with reasonable requests of Triad or the Eligible Recipients personnel pertaining to personal and professional conduct, (iii) attend workplace training offered by Triad and/or the Eligible Recipients at Triad’s request and no charge to Supplier, and (iv) otherwise conduct themselves in a businesslike manner.

(b)	Identification of Supplier Personnel. All Supplier Personnel shall clearly identify themselves as Supplier Personnel and not as employees of Triad and/or the Eligible Recipients. This shall include any and all communications, whether oral, written or electronic. Each Supplier Personnel shall wear a badge indicating that he or she is employed by Supplier or its Subcontractors when at a Triad Site or Facility.

(c)	Restriction on Marketing Activity. Except for marketing representatives designated in writing by Supplier to Triad, none of the Supplier Personnel shall conduct any marketing activities to Triad or Eligible Recipient employees at Triad Facilities or Sites (including marketing of any New Services), other than, subject to Section 13.3, reporting potential marketing opportunities to Supplier’s designated marketing representatives.

8.8	Substance Abuse.

(a)	Employee Removal. To the extent permitted by applicable Laws, Supplier shall immediately remove (or cause to be removed) any Supplier Personnel who is known to be or reasonably

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

suspected of engaging in substance abuse while at a Triad Facility or Site, in a Triad vehicle or while performing Services. In the case of reasonable suspicion, such removal shall be pending completion of the applicable investigation. Substance abuse includes the sale, attempted sale, possession or use of illegal drugs, drug paraphernalia, or, to the extent not permitted on or at Triad Facilities or Triad Sites, alcohol, or the misuse of prescription or non-prescription drugs.

(b)	Substance Abuse Policy. Supplier represents and agrees that it has and will maintain substance abuse policies, in each case in conformance with applicable Laws, and Supplier Personnel will be subject to such policies. Supplier shall require its Subcontractors (other than Incidental Subcontractors) and Affiliates providing Services to have and maintain such policy in conformance with applicable Law and to adhere to this provision.

8.9	Union Agreements and WARN ACT.

(a)	Notice by Supplier. Supplier shall provide Triad not less than [**] days notice of the expiration of any collective bargaining agreement with unionized Supplier Personnel if the expiration of such agreement or any resulting labor dispute could potentially interfere with or disrupt the business or operations of Triad or an Eligible Recipient or impact Supplier’s ability to timely perform its duties and obligations under this Agreement.

(b)	WARN Act Commitment. Supplier shall not, for a period of [**] days after the Employment Effective Date, cause any of the Transitioned Employees to suffer “employment loss” as that term is construed under the Worker Adjustment and Retraining Notification Act (“WARN Act”), if such employment loss could create any liability for Triad, the Eligible Recipients, or its or their Affiliates, unless Supplier delivers notices under the WARN Act in a manner and at a time such that Triad, the Eligible Recipients, or its or their Affiliates bear no liability with respect thereto.

8.10	[**].

(a)	At Commencement Date. Unless the Parties otherwise agree in writing prior to the Commencement Date, with respect to the [**] as of the Commencement Date, (i) such [**] shall not be Affected Employees and shall not be Transitioned Employees, (ii) beginning on the Commencement Date and continuing thereafter until otherwise agreed by the Parties, [**], and (iii) beginning on the Commencement Date and continuing thereafter until otherwise agreed by the Parties, Triad shall perform the functions set forth in Section 8.13 with respect to such [**].

(b)	Post Commencement Date- New Triad Sites. In connection with any [**] at any Triad Site acquired by an Eligible Recipient following the Effective Date that would otherwise be hired by Supplier in conjunction with the initiation of Services by Supplier to such newly acquired Triad Site, unless the Parties otherwise agree in writing prior to such initiation of Services, (i) such [**] shall not be hired by Supplier, (ii) beginning on the date of initiation of Services for such new Triad Site and continuing thereafter until otherwise agreed by the Parties, [**], and (iii) beginning on the date of initiation of Services for such new Triad Site and continuing thereafter until otherwise agreed by the Parties, Triad shall perform the functions set forth in Section 8.13 with respect to such [**].

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.11	Supplier Responsibilities:

In performing the responsibilities set forth in this Section 8.11, Supplier at all times shall comply with any [**] and all Triad personnel policies, practices and procedures applicable to [**] to the extent provided by, and in accordance with, guidance and instruction received from Triad pursuant to Section 8.13.

(a)	[**].

(b)	[**].

(c)	[**].

(d)	[**].

(e)	[**].

(f)	[**].

8.12	Performance.

If the actions or failures to act of the [**] prevent, hinder or delay Supplier’s performance of its obligations under the Agreement, Supplier shall be excused from liability for such non-performance, delay or hindrance unless and to the extent such action by or failure to act of, the [**] was caused by Supplier’s material failure to perform its management obligations described in Section 8.11. Upon Supplier determining that the non-performance, delay or hindrance was caused by a [**], Supplier shall (i) promptly notify Triad and describe, in reasonable detail, the facts concerning such [**] actions or failures to act; (ii) cooperate with Triad to take appropriate action to address such [**] actions or failures to act, including making recommendations, if any, to Triad on measures to be taken to prevent future problems, (iii) identify and pursue commercially reasonable means to avoid or mitigate the impact of such action or failure to act, and (iv) use commercially reasonable efforts to perform notwithstanding such action or failure to act. As provided in clauses (iii) and (iv) above, if Supplier identifies and pursues commercially reasonable means to avoid or mitigate the impact of such action or failure to act or Supplier uses commercially reasonable efforts to perform notwithstanding such action or failure to act, Triad shall reimburse Supplier for its Out-of-Pocket Expenses and non-de minimis additional labor charges (consistent with the Charges under this Agreement, subject to Section 4.7 and utilization of Baseline Project FTE Hours, as applicable) incurred in such effort to perform, provided that (A) to the extent practical Supplier notifies Triad of such additional incremental charges and expenses prior to incurring the same, and (B) Supplier uses commercially reasonable efforts to minimize such costs. However, if any such action or failure to act occurs on a recurring, regular basis, the Parties agree to address such recurring, regular performance requirements on the part of Supplier as described in clauses (iii) and (iv) above through application of Section 9.6 (without diminishing Supplier’s obligation to perform under clauses (iii) and (iv) as necessary). To the extent Triad places such [**] on a performance improvement plan, Supplier shall monitor such [**] performance against the plan and inform Triad on a regular basis, as requested by Triad, as to the [**] progress relating to the plan.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.13	Triad Responsibilities.

(a)	Triad shall be responsible for making final decisions with respect to all matters relating to recruitment, employment, promotion, discipline, layoff and termination with respect to the [**] taking into account Supplier’s recommendations regarding such matters.

(b)	Triad shall continue to be responsible for the payment of all compensation, including making any necessary deductions and withholdings, and providing all benefits to [**] as may be required under [**] and Triad personnel policies, practices and procedures.

(c)	Triad shall continue to be responsible for [**].

(d)	Triad shall at all times cooperate with and provide assistance and guidance to Supplier with respect to compliance with any [**] and all Triad personnel policies, practices and procedures applicable to [**].

(e)	To the extent Triad provides training or orientation for new managers, Triad shall provide such training and orientation to the Supplier Personnel managing the [**]; provided the Supplier shall be responsible for any third party costs relating to such training and orientation.

9.	SUPPLIER RESPONSIBILITIES

9.1	Policy and Procedures Manual.

(a)	Delivery and Contents. As part of the Services and as further detailed in the Transition Plan, and at no additional charge to Triad, Supplier shall deliver to Triad for its review, comment and approval (i) a “Priority 1” version of the Policy and Procedures Manual on or before August 16, 2006, and (ii) a “Priority 2” integrated version of the Policy and Procedures Manual covering all Services on or before January 17, 2007 (the “Policy and Procedures Manual”). At a minimum, the Policy and Procedures Manual shall include the following:

(i)	a detailed description of the Services and the manner in which each will be performed by Supplier, including (A) the Equipment, Software, and Systems to be procured, operated, supported or used; (B) documentation (including currently available operations manuals, user guides, specifications, policies/procedures and disaster recovery plans and other documentation to be created by Supplier) providing further details regarding such Services; (C) the specific activities to be undertaken by Supplier in connection with each Service, including, where appropriate, the direction, supervision, monitoring, staffing, reporting, planning and oversight activities to be performed by Supplier under this Agreement; (D) the checkpoint reviews, testing, acceptance, controls and other procedures to be implemented and used to assure service quality; and (E) the processes, methodologies and controls to be implemented and used by Supplier to ensure compliance with applicable Laws;

(ii)	the procedures for Triad/Supplier interaction and communication, including (A) call lists; (B) procedures for and limits on direct communication by Supplier with Triad and Eligible Recipient personnel; (C) problem management and escalation procedures; (D)

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Change Control Procedures; (E) priority and project procedures and procedures associated with New Services, including the documentation and execution of proposals for New Services in accordance with Section 11.5; (F) Acceptance related procedures (subject to Section 4.6); (G) quality assurance procedures and checkpoint reviews (H) the project formation process and implementation methodology; (I) procedures respecting compliance with Section 15.12, including the provision of required information respecting Supplier, Supplier Affiliates, Subcontractors and Supplier Personnel thereunder, and (J) annual and quarterly financial objectives, budgets, and performance goals; and

(iii)	practices and procedures addressing such other issues and matters as Triad shall reasonably require.

Supplier shall incorporate Triad’s then current policies and procedures in the Policy and Procedures Manual to the extent it is reasonably directed to do so by Triad.

(b)	Revision and Maintenance. Supplier shall incorporate any comments or suggestions of Triad into the Policy and Procedures Manual and shall deliver a final revised version to Triad within fifteen (15) days of its receipt of such comments and suggestions for Triad’s approval. The Policy and Procedures Manual will be delivered and maintained by Supplier in hard copy and electronic formats and will be accessible electronically to Triad management and Authorized Users in a manner consistent with Triad’s security policies.

(c)	Compliance. Supplier shall perform the Services in accordance with applicable Laws (subject to Schedule T) and Triad’s then current policies and procedures until the Policy and Procedures Manual is finalized and agreed upon by the Parties. Thereafter, Supplier shall perform the Services in accordance with the Policy and Procedures Manual. In the event of a conflict between the provisions of this Agreement and the Policy and Procedures Manual, the provisions of this Agreement shall control unless the Parties expressly agree otherwise and such agreement is set forth in the relevant portion of the Policy and Procedures Manual.

(d)	Modification and Updating. Supplier shall promptly modify and update the Policy and Procedures Manual quarterly to reflect changes in the operations or procedures described therein and to comply with Triad Standards, the Technology Plan and Strategic Plans as described in Section 9.5. Supplier shall provide the proposed changes in the manual to Triad for review, comment and approval. To the extent such change could (i) increase Triad’s total costs of receiving the Services; (ii) have adverse impact or require changes as described in Section 9.6(c), or (iii) violate or be inconsistent with the Triad Standards, the Technology Plan or Strategic Plans, Supplier shall not implement such change without first obtaining Triad’s approval, which Triad may withhold in its sole discretion.

(e)	Annual Review. The Parties shall meet to perform a formal annual review of the Policy and Procedures Manual on each anniversary of the Effective Date.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.2	Reports.

(a)	Reports. Supplier shall provide Triad with the reports pertaining to the performance of the Services and Supplier’s other obligations under this Agreement reasonably sufficient to permit Triad to monitor and manage Supplier’s performance. The reports to be provided by Supplier shall include those described in Schedule R in the format and at the frequencies provided therein or at the frequency reasonably required by Triad, as well as those reports provided by Triad prior to the Commencement Date to the extent applicable to the Services (“Reports”). In addition, from time to time, Triad may identify additional Reports to be generated by Supplier and delivered to Triad on an ad hoc or periodic basis. Subject to Section 4.7(a)(ii), the development of such ad-hoc reports or such additionally requested periodic reports requiring net additional effort may be a Project. All other non-ad-hoc Reports shall be provided to Triad as part of the Services and at no additional charge to Triad or reduction in the Baseline Project FTE Hours. The Reports described in Schedule R and, to the extent reasonably possible, all other Reports shall be provided to Triad by secure on-line connection in an electronic format capable of being accessed by Microsoft Office components and downloadable by Triad, with the information contained therein capable of being displayed graphically and accessible from a web browser.

(b)	Back-Up Documentation. As part of the Services, Supplier shall provide Triad with such documentation and other information reasonably available to Supplier as may be reasonably requested by Triad from time to time in order to verify the accuracy of the Reports provided by Supplier. In addition and as reasonably requested by Triad from time to time, Supplier shall provide Triad with all available and any other reasonably requested documentation and other information to verify that Supplier’s performance of the Services is in compliance with the Service Levels and this Agreement.

(c)	Correction of Errors. As part of the Services and at no additional charge to Triad, Supplier shall promptly correct any errors or inaccuracies in or with respect to the Reports of which Supplier becomes aware, including the information or data contained in such Reports.

9.3	Governance.

(a)	Governance Model. The Parties shall manage their relationship under this Agreement using the governance model described in Schedule E.7.

(b)	Meetings. During the Term, representatives of the Parties shall meet monthly or as reasonably requested by either Party to discuss matters arising under this Agreement, including any such meetings provided for under the Transition Plan, the Policy and Procedures Manual or Schedule E.7. Each Party shall bear its own costs in connection with the attendance and participation of such Party’s representatives in such meetings.

(c)	Agenda and Minutes. For each such meeting, upon Triad request, Supplier shall prepare and distribute an agenda, which will incorporate the topics designated by Triad. Supplier shall distribute such agenda in advance of each meeting so that the meeting participants may prepare for the meeting. In addition, upon Triad request, Supplier shall record and promptly distribute minutes for every meeting for review and approval by Triad.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)	Authorized User and Eligible Recipient Meetings. Supplier shall notify the Triad Project Executive in advance of scheduled meetings with Authorized Users or Eligible Recipients (other than meetings pertaining to the provision of specific Services on a day-to-day basis) and shall invite the Triad Project Executive to attend such meetings or to designate a representative to do so.

(e)	Annual Reviews. Annually, or more frequently if Triad reasonably requires, the Parties shall conduct a detailed review of the Services then being performed by the Supplier. As part of this review, the Parties shall review any Resource Baselines against actual service volumes for the previous year, and forecast the service volumes for the next year. In addition, the Parties shall examine: (i) whether the Charges are consistent with Triad’s forecasts, industry norms and this Agreement; (ii) the quality of the performance and delivery of the Services; (iii) whether the Supplier has delivered cost saving or efficiency enhancing proposals; (iv) the level and currency of the technologies and processes employed; (v) the business and technology strategy and direction; and (vi) such other things as Triad may require.

9.4	Quality Assurance and Internal Controls.

(a)	General. Supplier shall develop and implement Quality Assurance and internal control processes and procedures, including implementing tools and methodologies, intended to ensure that the Services are performed in an accurate, controlled, and timely manner, in accordance with (i) the Service Levels and other requirements of this Agreement, (ii) assist Triad in complying with generally accepted accounting principles (applied in accordance with SAS-69 and generally accepted auditing standards as interpreted by Triad), (iii) [**], and (v) utilize industry standards applicable to Triad and the Eligible Recipients and the performance of the Services, including applicable requirements for certification or accreditation of the Joint Commission on Accreditation of Healthcare Organizations (“JCAHO”). Such processes, procedures and controls shall include verification, checkpoint reviews, testing, acceptance, and other procedures for Triad to objectively assess and confirm the quality and timeliness of Supplier’s performance. Without limiting the generality of the foregoing, Supplier shall, with respect to the functions for which it is responsible :

(i)	[**];

(ii)	Build the following basic control activities into work processes: (1) accountability clearly defined and understood; (2) access properly controlled; (3) adequate supervision; (4) policies, procedures; and responsibilities documented and followed; (5) adequate training and education; (6) adequate separation of duties; and (7) accurate reconciliation of recorded assets compared with existing assets;

(iii)	Develop and execute a process to ensure periodic internal control self-assessments are performed with respect to all Services (such self-assessments to be performed at least annually unless and until Triad approves less frequent self-assessments);

(iv)	Maintain an account specific internal audit function using dedicated Supplier Personnel to sufficiently monitor the processes and Systems used to provide the Services, including:

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(1)	Develop and execute an annual risk assessment process to evaluate risk in the Services. This assessment shall become the basis to create an annual risk-based audit plan of Services. The plan shall be provided to Triad for its review and approval in sufficient time to permit Triad to comply with its obligations and requirements;

(2)	Promptly provide account specific audit reports resulting from subsequent audit activity, including as performed by dedicated Supplier Personnel to Triad, and make related work papers available to Triad upon request;

(3)	Adopt a qualitative methodology (e.g. high, medium, low effectiveness) of reporting the level of controls and account specific internal audit results; and

(4)	Provide to Triad a summary of planned audit activity, audit activity performed, associated significant findings, and status of follow-up activity, and a summary of control incidents (e.g., frauds, conflict of interest situations, etc.) and related corrective action, at least quarterly; and

(v)	[**];

(vi)	Comply with the Triad Code of Conduct set forth in Schedule V;

(vii)	[**];

(viii)	[**]

(ix)	[**].

(b)	Approval by Triad. Supplier shall submit such processes, procedures and controls to Triad for its review, comment and approval within thirty (30) days after the Effective Date and shall use commercially reasonable efforts to finalize such processes, procedures and controls and obtain Triad’s final approval on or before the Commencement Date. Upon Triad’s approval, such processes and procedures shall be included in the Policy and Procedures Manual. Prior to the approval of such processes and procedures by Triad, Supplier shall adhere strictly to Triad’s then current policies procedures, and controls. No failure or inability of the quality assurance procedures to disclose any errors or problems with the Services shall excuse Supplier’s failure to comply with the Service Levels and other terms of this Agreement.

9.5	Processes, Procedures, Architecture, Standards and Planning.

(a)	Supplier Support. As requested by Triad, Supplier shall assist Triad on an on-going basis in defining (A) standards, policies, practices, processes, procedures and controls to be adhered to and enforced by Supplier in the performance of the Services, including those set forth in the policies and procedures produced and prepared by the Policy Committee of Triad Hospitals, Inc. and commonly referred to as the “Blue Book,” as revised and updated from time to time (the “Blue Book”) and the specific policies and implementation guidelines applicable thereunder for the Triad Sites; and (B) the associated IT technologies architectures, standards, products and

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

systems (including the ERP Solution, the C&RC Solution) to be provided, operated, managed, supported and/or used by Supplier in connection therewith (collectively, the “Triad Standards”). The Triad Standards are those items identified as Triad Standards on Schedule V. Supplier also shall assist Triad on an annual basis in preparing Strategic Plans and short-term implementation plans. The assistance to be provided by Supplier shall include: (i) active participation with Triad representatives on permanent and ad-hoc committees and working groups addressing such issues; (ii) assessments of the then-current Triad Standards at a level of detail sufficient to permit Triad to make informed business decisions; (iii) analyses of the appropriate direction for such Triad Standards in light of business priorities, business strategies, competitive market forces, and changes in technology; (iv) to the extent that such information is not Supplier Proprietary Information, the provision of information to Triad regarding Supplier’s technology and telecommunications strategies for its own business; (v) recommendations regarding standards, processes, procedures and controls and associated information technology architectures, standards, products and systems; and (vi) the provision of current, historical (to the extent available), and forecasted system capacity, performance, and utilization metrics for Triad’s systems at reasonable requested levels of detail. With respect to each recommendation, Supplier shall provide the following at a level of detail sufficient to permit Triad to make an informed business decision: (i) the projected cost to Triad and the Eligible Recipients and cost/benefit analyses; (ii) the changes, if any, in the personnel and other resources Supplier, Triad and/or the Eligible Recipients will require to operate and support the changed environment; (iii) the resulting estimated impact on the total costs of Triad and the Eligible Recipients; (iv) the expected performance, quality, responsiveness, efficiency, reliability, security risks and other service levels; and (v) general plans and projected time schedules for development and implementation. Any assistance provided by Supplier under Sections 9.5 shall be at no additional Charge beyond the Charges specified in Schedule J for the Services, unless an additional Charge has been approved by Triad.

(b)	Triad Authority and Supplier Compliance. Triad has final authority to promulgate Triad Standards and Strategic Plans and to modify or grant waivers from such Triad Standards and Strategic Plans. Supplier shall (i) comply with and implement the Triad Standards and Strategic Plans in accordance with the Change Control Procedures, (ii) work with Triad to enforce the Triad Standards and Strategic Plans, (iii) subject to Section 9.6 modify the Services as and to the extent necessary and on a schedule to conform to such Triad Standards and Strategic Plans, and (iv) obtain Triad’s prior written approval for any deviations from such Triad Standards and Strategic Plans.

(c)	Financial, Forecasting and Budgeting Support. To support Triad’s forecasting and budgeting processes, Supplier shall provide the following information regarding the costs to be incurred by Triad and/or the Eligible Recipients in connection with the Services and the cost/benefit to Triad and/or the Eligible Recipients associated therewith including: (i) actual and forecasted utilization of chargeable resources; (ii) actual and forecasted changes in the total cost or utilization of resources associated with changes to the environment; (iii) opportunities to modify or improve the Services, to reduce the Charges, Pass-Through Expenses, taxes, or retained expenses incurred by Triad; and (iv) estimated taxes for which Triad is responsible in relation to the Services. Such information shall be provided at Triad’s request and in accordance with the schedule reasonably established by Triad.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)	Technology Plan. Supplier shall develop and implement a technology plan that is consistent with the Triad Standards and Strategic Plan and that shows how Supplier will provide the Services to assist Triad to achieve the Strategic Plan objectives and to implement and support Triad’s objectives and strategies (“Technology Plan”). The development of the Technology Plan will be an iterative process that Supplier shall carry out in consultation with Triad. The timetable for finalization of the Technology Plan shall be set each year having regard to the timetable for the Strategic Plan.

(i)	Process. The process for developing and approving the Technology Process Plan shall be as follows. Supplier shall provide a draft Technology Plan each year that includes multi-year implementation plans to achieve multi-year objectives. Triad shall review the draft Technology Plan and provide requested amendments. Supplier shall incorporate any such amendments, unless it reasonably believes that any requested amendment would not assist Triad to achieve its objectives and strategies. Triad and Supplier shall escalate any disagreements about requested amendments to the draft Technology Plan in accordance with the dispute resolution procedure in Article 19. Following approval by Triad, the draft Technology Plan will replace the previous plan. Approval of the Technology Plan by Triad shall not relieve Supplier of any obligation under this Agreement in relation to its provision of the Services.

(ii)	Contents. In the Technology Plan, Supplier shall, among other things, include plans for: (A) refreshing Equipment and Software (consistent with the refresh cycles defined in Section 9.13); (B) adopting new technologies and processes as part of the Technology Evolution of the Services, as defined in this Agreement; (C) maintaining flexibility as described in Section 9.13, and (D) the bridge plans for the Eligible Recipients and Triad Facilities and Sites preceding the respective local implementations of the ERP Solution, C&RC Solution. In the Technology Plan, Supplier shall also present implementation plans for the achievement of the Strategic Plan and the Triad Standards.

(iii)	Compliance and Reporting. Subject to the Change Control Procedures, Supplier shall comply with the Technology Plan, unless Triad agrees to depart from the Technology Plan. Any such agreement to depart from the Technology Plan from the date on which it is signed by Triad will not relieve Supplier of its responsibilities under the previous plan prior to the date of such agreement.

9.6	Change Control.

(a)	Compliance with Change Control Procedures. In making any change in the standards, processes, procedures and controls or associated technologies, architectures, standards, products, Software, Equipment, Systems, Services, or Materials provided, operated, managed, supported or used in connection with the Services (each, a “Change”), each Party shall comply with the change control procedures specified in the Policy and Procedures Manual (“Change Control Procedures”). The Policy and Procedures Manual shall contain a procedure that allows Triad to exercise the approval rights in this Section and complies with the following requirements:

(i)	Impact Assessment. If either Party desires to make any Change that would require consent under Section 9.6(c) or increase the risk of Supplier not being able to provide the

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Services in accordance with this Agreement or violate or be inconsistent with Triad Standards or Strategic Plans, then Supplier shall prepare a written risk assessment and mitigation plan: (1) describing in detail the nature and extent of such adverse impact or risk; (2) describing any changes in Triad’s retained costs or other benefits, savings or risks to Triad or the Eligible Recipients associated with such Change; and (3) proposing strategies to mitigate any adverse risks or impacts associated with such Change and, after consultation and agreement with Triad, implement the plan; provided, however, that if Triad proposes a Change that meets the definition of a “New Service,” such proposed Change shall be subject to the operation of Section 11.5.

(ii)	Analysis. Each time that Supplier makes a Change to the Software, Equipment, Systems, Services or Materials that would require consent under Section 9.6(c), Supplier shall perform an analytical comparison at a reasonable and mutually agreed level of detail to ensure the Change will not have an adverse impact on the costs, business, or environment of Triad or an Eligible Recipient or on the functionality interoperability, performance, accuracy, speed, legality, responsiveness, quality or resource efficiency of, the Services. In addition, at Triad’s request, Supplier shall perform a comparison at a reasonable and mutually agreed level of detail, between the amount of chargeable resources required to perform a representative sample of the Services being performed for Triad and the Eligible Recipients immediately prior to the Change and immediately after the Change. Triad shall not be required to pay for increased chargeable resources usage due to a Change except to the extent that such Change is requested or approved by Triad after notice from Supplier of such increased chargeable resources usage.

(iii)	Testing. Prior to making any Change or using any new (e.g., not tested in or for the Triad environment) Software, Equipment or System to provide the Services that would require consent under Section 9.6(c), Supplier shall verify by appropriate testing that the Change or item is properly installed, operating in accordance with its specifications, performing its intended functions in a reliable manner and compatible with and capable of operating as part of the Triad environment. As reasonably requested by Supplier, Triad and the Eligible Recipients shall participate in such testing. This obligation shall be in addition to Supplier’s other obligations in the Agreement, including Supplier’s obligation to perform ERP, C&RC Implementation Services or perform any testing as part of the routine deployment or installation of Software or Equipment.

(b)	Financial Responsibility For Changes. [**].

(c)	Triad Approval – Cost, Adverse Impact. Supplier shall make no Change which may (i) increase Triad’s total cost of receiving the Services; (ii) require material changes to, or have an adverse impact on, Triad’s or an Eligible Recipient’s business, operations, facilities, processes, systems, software, utilities, tools or equipment (including those provided, managed, operated, supported and/or used on their behalf by Triad Third Party Contractors); (iii) require Supplier, Triad, the Eligible Recipients or Supplier to install a new version, release, upgrade of, or replacement for, any Software or Equipment or to modify any Software or Equipment; (iv) have an adverse impact on the functionality, interoperability, performance, accuracy, speed, responsiveness, quality or resource efficiency of the Services; (v) have an adverse impact on the cost, either actual or planned, to Triad of terminating all or any part of the Services or exercising

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

its right to in-source or use third parties; (vi) have an adverse impact on Triad’s or an Eligible Recipient’s environment (including its flexibility to deal with future changes, interoperability and its stability), (vii) introduce new technology to (A) Triad’s or an Eligible Recipient’s environment or business or (B) Supplier’s environment, to the extent that such introduction has or may have an impact on Triad’s or an Eligible Recipient’s environment; (viii) have an adverse impact on the functionality, interoperability, performance, accuracy, speed, responsiveness, quality, cost or resource efficiency of Triad’s Retained Systems and Processes or (ix) violate or be inconsistent with Triad Standards or Strategic Plans as specified in Section 9.5, without first obtaining the written approval of Triad, which approval Triad may withhold in its sole discretion. If Supplier desires to make such a Change, it shall provide to Triad a written proposal describing in detail the extent to which the desired Change may affect the functionality, performance, price or resource efficiency of the Services and any benefits, savings or risks to Triad or the Eligible Recipients associated with such Change.

(d)	Triad Legal and Regulatory Approval. Without first obtaining the approval of the Triad General Counsel or his or her designee Supplier shall not: [**].

(e)	Information for Exercise of Strategic Authority. In order to facilitate Triad’s strategic control pursuant to Section 9.5, Supplier shall provide Triad with such information as Triad shall reasonably require prior to making any proposed change. Such information shall include, at a minimum, a description of the proposed rights of Triad and the Eligible Recipients with respect to ownership and licensing (including any related restrictions) relating to such Software, Equipment or other technology or Materials. Such description shall include the license fees, maintenance fees and/or purchase or lease terms (if any) for use of such Software, Equipment or other technology or Materials by Triad, the Eligible Recipients and their respective third party contractors upon termination or expiration of the Term and any limitations or conditions on such use.

(f)	Temporary Emergency Changes. Notwithstanding the foregoing, Supplier may make temporary Changes required by an emergency if it has been unable to contact the Triad Project Executive or his or her designee to obtain approval after making reasonable efforts. Supplier shall document and report such emergency Changes to Triad not later than the next business day after the Change is made. Such Changes shall not be implemented on a permanent basis unless and until approved by Triad.

(g)	Implementation of Changes. Supplier shall schedule and implement all Changes so as not to (i) disrupt or adversely impact the business or operations of Triad or the Eligible Recipients, (ii) degrade the Services then being received by them, or (iii) interfere with their ability to obtain the full benefit of the Services.

(h)	Planning and Tracking. On a quarterly basis, Supplier shall prepare a rolling quarterly “look ahead” schedule for ongoing and planned changes for the next three (3) months. The status of changes will be monitored and tracked by Supplier against the applicable schedule.

(i)	Comparisons. For any Change described in Section 9.6(c), Supplier shall, upon Triad’s request, perform a comparison at a reasonable and mutually agreed level of detail, between the amount of chargeable resources required to perform a representative sample of the Services being performed for Triad and the Eligible Recipients immediately prior to the change and immediately after the

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

change. Triad shall not be required to pay for increased usage due to a change except to the extent that such change is requested or approved by Triad after notice from Supplier of such increased usage.

9.7	Software Currency.

(a)	Currency of Software. Subject to and in accordance with Sections 6.4, 6.9, 9.5, 9.6, 9.7(c) and Schedule J.1, Supplier shall maintain reasonable currency for Software for which it is financially responsible under this Agreement and provide maintenance and support for new releases and versions of Software for which it is operationally responsible. At Triad’s direction, Supplier shall operate multiple releases or versions of Software (other than the Software of the ERP Solution, the C&RC Solution to the extent the Parties intend such Systems to be operated on an enterprise-wide, single instance basis) at levels consistent with those existing as of the Effective Date. In addition, Supplier shall keep Software within release levels supported by the appropriate third party vendor to ensure compatibility with other Software or Equipment components of the Systems and of Triad’s Retained Systems and Processes, unless otherwise directed by Triad or Triad is expressly responsible for upgrading or refreshing such Software under Schedule J.1. If Triad directs Supplier to support any Software on a non-current release, Supplier may need to support other Software or Equipment components (e.g., database software that supports particular application software) relating to such non-current release on a non-current release and Supplier will promptly notify Triad if that is the case. For purposes of this Section, “reasonable currency” means that, unless otherwise directed by Triad, (i) [**], unless otherwise specified in Schedule J.1, and (ii) Supplier shall install Minor Releases promptly or, if earlier, as requested by Triad.

(b)	Evaluation and Testing. Prior to installing a new Major Release or Minor Release, Supplier shall evaluate and test such release to verify that it will perform in accordance with this Agreement and the Triad Standards and Strategic Plans and that it will not (i) increase Triad’s total cost of receiving the Services; (ii) have an adverse impact or require changes as described in Section 9.6 (c) or (iii) violate or be inconsistent with Triad Standards, Strategic Plans, Technology Plan or applicable Laws. The evaluation and testing performed by Supplier shall be at least consistent with the reasonable and accepted industry norms applicable to the performance of such Services and shall be at least as rigorous and comprehensive as the evaluation and testing usually performed by highly qualified service providers under such circumstances.

(c)	Approval by Triad. Notwithstanding Section 9.7(a), Supplier shall confer with Triad prior to installing any Major Release or Minor Release, shall provide Triad with the results of its testing and evaluation of such release and a detailed implementation plan and shall not install such release if directed not to do so by Triad. Where specified by Triad, Supplier shall not install new Software releases or make other Software changes until Triad has completed and provided formal signoff on successful user acceptance testing. Supplier shall not install new Software releases or make other Software changes if doing so would require Triad or the Eligible Recipients to install new releases of, replace, or make other changes to Applications Software or other Software for which Triad is financially responsible unless Triad consents to such change. Supplier shall install, operate and support multiple versions of the same Software as and to the extent directed to do so by Triad.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)	Updates by Triad. Triad and the Eligible Recipients have the right, but not the obligation, to install new releases of, replace, or make other changes to Applications Software or other Software for which Triad is financially responsible under this Agreement. Triad shall use commercially reasonable efforts to notify Supplier of such activities.

(e)	Service Level Relief. Notwithstanding the other provisions of this Section 9.7, Supplier’s failure to meet the Service Levels or Critical Deliverable shall be excused if and to the extent such failure is attributable to Triad’s rejection of a Supplier proposed replacement of a Software version no longer supported by the applicable Software manufacturer or Triad’s insistence upon a new Software release or Software change opposed by Supplier and not required to maintain reasonable currency, but only if (i) Supplier notifies Triad prior to Triad’s final decision that Supplier will not be able, using commercially reasonable efforts, to meet such Service Level under such circumstances; (ii) Supplier identifies and considers all reasonable alternatives available to address and avoid the impending performance failure; and (iii) Supplier uses commercially reasonable efforts, including maintenance of knowledge among Supplier Personnel about Software versions retained or desired to be retained by Triad, to meet such Service Level notwithstanding Triad’s rejection of or insistence on the Software release or Software change.

9.8	Date Compliance.

(a)	Definition. “Date Compliant” or “Date Compliance” means that Software, Equipment and/or Systems (i) accurately process date information before, during and after January 1, 2000, including accurately accepting date input, providing date output and performing calculations on dates or portions of dates; (ii) function accurately and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century; (iii) respond to two (2) digit year date input in a way that resolves the ambiguity as to year or century in a disclosed, defined and predetermined manner; (iv) store and provide output of date information in ways that are unambiguous as to year or century; and (v) properly exchange date and time data with software, equipment and systems with which such Software, Equipment and/or Systems with which it must interact and interoperate. Software, Equipment and/or Systems shall not be deemed non-compliant to the extent any performance failure is attributable to the failure of equipment, software or systems for which a Party is not operationally responsible, but with which the Software, Equipment and/or Systems must interact or interoperate, to be Date Complaint or to correctly exchange date data with the Software, Equipment and/or Systems.

(b)	Materials. Supplier represents, warrants and covenants that all Supplier Owned Materials and Developed Materials are and will be Date Compliant.

(c)	Third Party Equipment or Software. Supplier shall obtain assurances from each third party supplier from whom Supplier procures new third party Equipment or Software to be operated, maintained, supported or used by Supplier, Triad or the Eligible Recipients under this Agreement that such Equipment or Software is Date Compliant and will perform in accordance with the manufacturer’s specifications, including those pertaining to the accurate receipt, processing, exchange and storage of date information. Supplier shall not procure any such Equipment or Software not having such assurances without Triad’s prior approval.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)	No Force Majeure Event. The failure of any Equipment, Software or System for which Supplier is operationally responsible to be Date Compliant shall not be considered a force majeure event and, except as set forth in Section 2(h) of Schedule G shall not relieve Supplier of any of its obligations under this Agreement, including its obligations to perform the Services in accordance with the Service Levels.

9.9	Access to Specialized Supplier Skills and Resources.

Upon Triad’s request, Supplier shall provide Triad and the Eligible Recipients with prompt access to Supplier’s specialized services, personnel and resources (including ERP and C&RC experts) pertaining to standards, processes and procedures and associated software, equipment and systems on an expedited basis taking into account the relevant circumstances (the “Specialized Services”). The Parties acknowledge that the provision of such Specialized Services may, in some cases, constitute New Services for which Supplier is entitled to additional compensation, but in no event shall Supplier be entitled to any additional compensation for New Services under this subsection unless the Triad Project Executive and Supplier Account Executive, or their authorized designee, expressly agree upon such additional compensation or Supplier’s entitlement to additional compensation is established through the dispute resolution process.

9.10	Audit Rights.

(a)	Contract Records. Supplier shall, and, unless expressly approved otherwise by Triad under Section 9.12, shall cause its Subcontractors to, maintain complete and accurate records of and supporting documentation for all Charges, all Triad Data and all financial transactions, authorizations, changes, implementations, soft document accesses, reports, filings, returns, analyses, procedures, controls, records, data or information created, generated, collected, processed or stored by Supplier in the performance of its obligations under this Agreement (excluding (i) any such data or information in respect of Supplier’s internal processes and operations that Supplier is not otherwise required to provide to Triad or otherwise maintain or operate under this Agreement and (ii) internal audit reports prepared by Supplier’s corporate internal audit group, but including any account specific audit reports and other information required to be delivered pursuant to Section 9.4 or other account specific audit reports to be delivered by Supplier to Triad as provided in this Agreement) (“Contract Records”). Supplier shall maintain such Contract Records in accordance with applicable Laws. Supplier shall retain Contract Records in accordance with Triad’s record retention policy (as such policy may be modified from time to time and provided to Supplier in writing, subject to Section 9.6) and [**], during the Term and any Termination Assistance Services period and thereafter through the end of the [**] calendar year after the calendar year in which Supplier stopped performing Services (including Termination Assistance Services requested by Triad under Section 4.4(b)(8)) (the “Audit Period”); provided, however, the Audit Period shall in all events not be shorter than the records retention period provided under federal or other governmental programs applicable in Triad’s or the Eligible Recipients’ business operations to extent Supplier has been provided notice of such retentions periods in accordance with Section 6.3.

(b)	Operational Audits. During the Audit Period (as defined in Section 9.10(a)), Supplier shall, and, unless expressly approved otherwise by Triad under Section 9.12, shall cause its Subcontractors to, provide to Triad (and internal and external auditors, inspectors, regulators and other representatives that Triad may designate from time to time, including customers, vendors,

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

licensees and other third parties to the extent Triad or the Eligible Recipients are legally or contractually obligated to submit to audits by such entities and provided such representatives shall agree to be subject to Supplier’s reasonable and generally applicable confidentiality and reasonable security requirements) access at reasonable hours to Supplier Personnel, to the Supplier Facilities at or from which Services are then being provided and to Supplier records and other pertinent information, all to the extent relevant to the Services and Supplier’s obligations under this Agreement. Such access shall be provided for the purpose of performing audits and inspections, to (i) verify the integrity of Triad Data, (ii) examine the systems that process, store, support and transmit that data (including system capacity, performance, and utilization), (iii) examine the internal controls (e.g., organizational controls, input/output controls, system modification controls, processing controls, system design controls, and access controls) and the security, disaster recovery and back-up practices and procedures; (iv) examine Supplier’s performance of the Services; (v) verify Supplier’s reported performance against the applicable Service Levels; (vi) examine Supplier’s measurement, monitoring and management tools; and (vii) [**]. Supplier shall (A) provide any assistance reasonably requested by Triad or its designee in conducting any such audit, including installing and operating audit software (to the extent such audit software is not likely to adversely impact Supplier or the performance of the Services), (B) make requested personnel, records and information available to Triad or its designee, and (C) in all cases, provide such assistance, personnel, records and information in an expeditious manner to facilitate the timely completion of such audit. [**].

(c)	Financial Audits. During the Audit Period (as defined in Section 9.10(a)), Supplier shall, and, unless expressly approved otherwise by Triad under Section 9.12, shall cause its Subcontractors to, provide to Triad (and internal and external auditors, inspectors, regulators and other representatives that Triad may designate from time to time, including customers, vendors, licensees and other third parties to the extent Triad or the Eligible Recipients are legally or contractually obligated to submit to audits by such entities and provided such representatives shall agree to be subject to Supplier’s reasonable and generally applicable confidentiality and reasonable security requirements) access at reasonable hours to Supplier Personnel and to Contract Records and other pertinent information to conduct financial audits, all to the extent relevant to the performance of Supplier’s obligations under this Agreement. Such access shall be provided for the purpose of performing audits and inspections to (i) verify the accuracy and completeness of Contract Records, (ii) verify the accuracy and completeness of Charges and any Pass-Through Expenses and Out-of-Pocket Expenses, (iii) examine the financial controls, processes and procedures utilized by Supplier, and (iv) enable Triad and the Eligible Recipients to meet applicable legal, regulatory and contractual requirements, in each case to the extent applicable to the Services and/or the Charges for such Services. Supplier shall (A) provide any assistance reasonably requested by Triad or its designee in conducting any such audit, (B) make requested personnel, records and information available to Triad or its designee, and (C) in all cases, provide such assistance, personnel, records and information in an expeditious manner to facilitate the timely completion of such audit (excluding the installing and operating of audit software to the extent such software is likely to adversely impact Supplier or the performance of the Services). If any such audit reveals a net overcharge by Supplier, and Supplier does not successfully dispute the amount questioned by such audit in accordance with Article 19, Supplier shall promptly pay to Triad the amount of such net overcharge plus interest at the rate provided in Section 12.2(b) from the date of overcharge. [**].

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)	Frequency of Audits. Triad or its designee may perform up to [**] operational audits and/or financial audits per facility each calendar year as described in this Section at no additional charge; [**]. Triad or its designee may perform additional operational and financial audits in a calendar years for a mutually agreed reasonable charge (including through utilization of Baseline Project FTE Hours in accordance with Section 4.7) based on Supplier’s non-administerial efforts associated with such additional audits and Supplier’s then-current commercial rates therefor (to the extent the efforts therefor exceed available Baseline Project FTE Hours) at the Agreed Discount as provided in Schedule J, provided that Supplier notifies Triad of an estimate of any such charge, obtains Triad’s approval prior to Triad incurring such charge, and uses commercially reasonable efforts to minimize such charge.

(e)	Audit Assistance. Triad and certain Eligible Recipients may be subject to regulation and audit by governmental bodies, standards or certification or accreditation organizations, other regulatory authorities, customers, payors or other parties to contracts with Triad or an Eligible Recipient under applicable Laws, rules, regulations, standards and contract provisions, including certification or accreditation requirements of JCAHO. If a governmental body, standards or certification or accreditation organization, other regulatory authority or customer, payor or other party to a contract with Triad or an Eligible Recipient exercises its right to examine or audit Triad or an Eligible Recipient pursuant to such Laws, rules, regulations, standards or contract provisions, Supplier shall provide reasonable assistance (including such assistance as contemplated in Sections 9.10(b) and (c) requested by Triad or the Eligible Recipient in responding to such audits or requests for information (excluding the installing and operating of audit software to the extent such software is likely to adversely affect Supplier or the performance of the Services) and shall do so in an expeditious manner to facilitate the prompt closure of such audit or request.

(f)	General Procedures.

(i)	Unless expressly approved otherwise by Triad under Section 9.12, Supplier shall obtain audit rights equivalent to those specified in this Section 9.10 from all Subcontractors and will cause such rights to extend to Triad.

(ii)	Notwithstanding the intended breadth of Triad’s audit rights, Triad shall not be given access to (A) the proprietary information of other Supplier customers, (B) Supplier locations that are not related to Triad, the Eligible Recipients or the Services, or (C) Supplier’s or its Subcontractors’ internal costs, except to the extent such costs are the basis upon which Triad is charged (e.g., reimbursable expenses, Out-of-Pocket Expenses or cost-plus arrangements) and/or are necessary to calculate the applicable variable Charges.

(iii)	Triad shall provide Supplier a [**] day advance notice of an audit, [**]. Triad shall avoid unnecessary disruption of Supplier’s operations and unnecessary interference with Supplier’s ability to perform the Services in accordance with the Service Levels.

(iv)	Following any audit, Triad shall conduct (in the case of an internal audit), or request its external auditors or examiners to conduct, an exit conference with Supplier to obtain factual concurrence with issues identified in the review.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(v)	Triad shall be given adequate private workspace in which to perform an audit, plus reasonable access to photocopiers, telephones, facsimile machines, computer hook-ups, and any other facilities or equipment needed for the performance of the audit.

(vi)	Prior to receiving access to Supplier Proprietary Information or Supplier Facilities, external auditors and examiners (other than governmental, regulatory, certification or accreditation or similar auditors and examiners), who have access to Supplier Proprietary Information and are not otherwise bound to similar confidentiality restrictions with Supplier, shall execute a non-disclosure agreement substantially in the form attached hereto as Exhibit 1 and comply with Supplier’s reasonable and generally applicable customary security procedures.

(vii)	Unless expressly approved by Supplier, Triad shall not retain any of the following Entities or their affiliates as its external auditor under this Section: [**].

(g)	Supplier Internal Audit. If Supplier determines as a result of its own internal audit that it has overcharged Triad (net of any undercharges), then Supplier shall disclose to Triad all such incorrect charges and promptly pay or credit to Triad the amount of such overcharge plus interest at the rate provided for in Section 12.2(b) from the date of overcharge.

(h)	Supplier Response. Supplier and Triad shall meet promptly upon the completion of an audit conducted pursuant to this Section 9.10 (i.e., an exit interview) and/or issuance of an interim or final report to Supplier and Triad following such an audit. Supplier shall respond to each exit interview and/or audit report in writing within thirty (30) days, unless a shorter response time is specified in such report, in which case Supplier shall use commercially reasonable efforts to meet such response time. Supplier and Triad shall develop and agree upon an action plan to promptly address and resolve any deficiencies, concerns and/or recommendations identified in such exit interview and/or audit report. Supplier, (i) at its own expense, shall undertake remedial action in accordance with such action plan and the dates specified therein to the extent necessary to comply with Supplier’s obligations under this Agreement, and (ii) as requested by Triad as a Project or New Service, shall undertake any other actions under such action plan that are not necessary to comply with Supplier’s obligations under this Agreement.

(i)	Supplier Response to External Audits. If an audit by a governmental body, standards organization or regulatory or certification authority having jurisdiction over Triad, an Eligible Recipient or Supplier results in a finding that Supplier is not in compliance with its obligations under this Agreement, Supplier shall, at its own expense and within the time period specified by such auditor, address and resolve the deficiency(ies) identified by such governmental body, standards organization or regulatory or certification authority, in the manner approved by Triad.

(j)	SAS 70 Audit. In addition to its other obligations under this Section 9.10, Supplier shall cause a Type II Statement of Auditing Standards (“SAS”) 70 audit (or equivalent audit covering controls over information technology and related processes) to be conducted on an annual basis for each Supplier Shared Environment at or from which the Services are provided to Triad and/or the Eligible Recipients. Supplier shall permit Triad to participate in the planning of each such audit, confer with Triad as to the scope and timing of each such audit and accommodate Triad’s reasonable requirements and concerns to the extent practicable. [**]. Supplier shall provide a

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

copy of the resulting audit report to Triad and its independent auditors for review and comment as soon as reasonably practicable and in all events within [**] days of completion. In all events, such report shall be unqualified and Supplier shall respond to such report in accordance with Section 9.10(h).

[**].

(k)	Audit Costs. Subject to the limitations provided in Section 9.10(d), Supplier and, unless expressly approved otherwise by Triad under Section 9.12, its Subcontractors shall provide the Services described in this Section 9.10 at no additional charge to Triad

9.11	Reimbursements / Decommissioning.

(a)	Reimbursement for Substitute Payment. If either Party in error pays to a third party an amount for which the other Party is responsible under this Agreement, the Party that is responsible for such payment shall promptly reimburse the paying Party for such amount.

(b)	Notice of Decommissioning. Supplier agrees to notify Triad promptly if and to the extent any Triad or Eligible Recipient owned Equipment or Triad or Eligible Recipient leased Equipment will no longer be used to provide the Services. The notification will include the identification of the Equipment, and the date it will no longer be needed by Supplier, along with the reason for decommissioning. Upon receipt of any such notice, Triad may (or may cause the applicable Eligible Recipient to), in its sole discretion, terminate the Equipment lease for such leased Equipment as of the date specified in such notice and sell or otherwise dispose of or redeploy such Triad or Eligible Recipient owned Equipment that is the subject of such a notice as of the date specified in such notice. Prior to Supplier ceasing to use any Equipment (or, in the case of leased Equipment, upon the last day Triad or Eligible Recipient is obligated to make such leased Equipment available to Supplier, if earlier), Supplier shall return the same to Triad, the Eligible Recipients and/or their designee(s) in condition at least as good as the condition thereof on the Commencement Date, ordinary wear and tear excepted. Supplier shall, at Supplier’s expense, deliver such Equipment to the location designated by Triad, the Eligible Recipients and/or their designee(s).

9.12	Subcontractors.

(a)	Use of Subcontractors. Except as provided in Sections 4.1(f) and 9.12(d), Supplier shall not subcontract any of its responsibilities under this Agreement without Triad’s prior written approval, which may be withheld in Triad’s sole discretion. Except as provided in Sections 4.1(f) and 9.12(d), prior to entering into a subcontract with a third party for the Services, Supplier shall (i) deliver to Triad a reasonably detailed description of the scope and material terms (other than pricing terms) of the proposed subcontract, (ii) use commercially reasonable efforts to obtain for Triad the license as described in and in accordance with Sections 6.4(c) and 6.7 with respect to Third Party Materials during and after the Term; (iii) give Triad reasonable prior notice of the subcontract, specifying the components of the Services affected, the scope of the proposed subcontract, the identity and qualifications of the proposed Subcontractor (and the extent to which the Subcontractor is entitled to further subcontract the work for which it is responsible), and the reasons for subcontracting the work in question, the location of the Subcontractor facilities from

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

which the Services will be provided, the extent to which the subcontract will be dedicated, and the Subcontractor’s willingness to grant the rights described in Section 6.4(c) upon expiration or termination, (iv) with respect to those Subcontractors and Supplier Personnel thereof (or categories thereof) designated from time to time by Triad, make available for Supplier’s provision to Triad information, in accordance with Section 15.12, respecting such Subcontractor and Supplier Personnel provided by such Subcontractor in order for Triad to confirm that the proposed subcontractor (and such Suppler Personnel) is not ineligible to participate in federal or other government health care programs or federal or other government procurement or non-procurement programs because of being excluded, debarred, suspended, or otherwise declared ineligible to participate (or, in lieu of the foregoing, at Triad’s request, Supplier may certify to Triad that Supplier has followed procedures previously approved by Triad to confirm the absence of such ineligibility), and (v) obtain Triad’s prior written approval of such Subcontractor. A list of Subcontractors that Triad has approved as of the Effective Date is attached to this Agreement as Schedule H.1. The Parties acknowledge that such Subcontractors are approved to perform the Services to the extent described in Schedule H.1 pursuant to the subcontracts previously provided to Triad.

(b)	Right to Revoke Approval / Removal. Triad may revoke in good faith its prior approval of a Subcontractor and direct Supplier to replace such Subcontractor as soon as possible at no additional cost to Triad, if the Subcontractor’s performance is materially deficient or if there are other reasonable grounds for removal. Supplier shall have a reasonable opportunity to investigate Triad’s concerns, correct the Subcontractor’s deficient performance and provide Triad with a written action plan to assure that such deficient performance will not recur. If Triad is not reasonably satisfied with the Supplier’s efforts to correct the Subcontractor’s deficient performance and/or to ensure its non-recurrence, the Supplier shall, as soon as possible, remove and replace such Subcontractor. Supplier shall continue to perform its obligations under the Agreement, notwithstanding the removal of the Subcontractor. Triad shall have responsibility for any termination charges or cancellation fees that Supplier may be obligated to pay to a Subcontractor as a result of the removal of such Subcontractor at Triad’s request without such justification, but only to the extent Triad has expressly agreed to be so responsible for such charges or fees at the time of Triad’s approval. Notwithstanding any other provision of this Section 9.12 and in accordance with Section 15.12, as applicable, and without limiting Supplier’s performance obligations under this Agreement, upon knowledge or notice that any Subcontractor is ineligible to participate in federal or other government health care programs or federal or other government procurement or non-procurement programs because of being excluded, debarred, suspended, or otherwise declared ineligible to participate, Supplier shall immediately remove (or cause to be removed) such Subcontractor from all Triad Facilities or Sites and from the provision of Services for such period as such ineligibility shall continue.

(c)	Supplier Responsibility. [**]. Supplier shall use a common methodology and tool set to ensure all of the Subcontractors are managed effectively and efficiently. Supplier shall be responsible for any failure by any Subcontractor or Subcontractor personnel to perform in accordance with this Agreement or to comply with any duties or obligations imposed on Supplier under this Agreement to the same extent as if such failure to perform or comply was committed by Supplier or Supplier employees. Supplier shall be responsible for the performance of Services by Subcontractors and Subcontractor personnel providing any of the Services hereunder. Supplier shall be Triad’s sole point of contact regarding the Services, including with respect to payment.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)	Incidental Subcontractors. Notwithstanding the foregoing provisions of this Section 9.12, Supplier and its Subcontractors may, in the ordinary course of business, subcontract for third party services or products (i) for the categories of Services identified to be performed by Incidental Subcontractors in Schedule H.1, (ii) with temporary personnel firms for the provision of contract labor, or (iii) individuals who are hired by Supplier on an independent contractor basis (collectively, “Incidental Subcontractors”); provided, that such Incidental Subcontractors possess the training and experience, competence and skill to perform the work in a skilled and professional manner. For the avoidance of doubt, with respect to Incidental Subcontractors and the Supplier Personnel thereof, Supplier shall comply with clause (iv) of Section 9.12(a). Triad shall have no approval right with respect to such Incidental Subcontractors. If, however, Triad expresses dissatisfaction with the services of an Incidental Subcontractor, Supplier shall work in good faith to resolve Triad’s concerns on a mutually acceptable basis. Supplier shall be responsible for Incidental Subcontractors or Incidental Subcontractor personnel to the same extent as with other Subcontractors under this Agreement. The provisions of this Agreement applicable generally to Subcontractors shall be fully applicable to Incidental Subcontractors, except to the extent otherwise described herein.

9.13	Technology Evolution.

(a)	Obligation to Evolve. Subject to Section 9.6, Supplier acknowledges and agrees that its current technologies and processes utilized to perform, or provided through the Services, shall continue to evolve and change over time to (subject to Triad approval) remain consistent with (i) [**], and (ii) the objectives, budgetary constraints and competitive needs of Triad and the Eligible Recipients. Subject to Sections 9.5 and 9.6, Supplier shall provide the Services using current technologies and processes that will enable Triad and the Eligible Recipients to take advantage of advances in the industry and support their efforts to maintain competitiveness in the markets in which they compete. In addition, subject to Section 9.5, 9.6 and 11.5, Supplier shall make such current technologies and processes available to Triad to perform information technology processes and related services and functions on behalf of itself and/or the Eligible Recipients at or from Triad facilities.

(b)	Annual Technology Audit. Triad may elect to conduct an annual technology and business process audit, solely for informational purposes, to analyze and compare Supplier’s then current technologies and business processes against the best practices of leading providers of services that are the same as or similar to the Services. If any such audit reveals that the technologies and business process then utilized by Supplier are not at the level of “industry best practice,” then Triad and the Supplier will review the results of the audit and, subject to the reasonable approval of the Parties, promptly establish and implement a plan to implement identified best practices, as approved by Triad, in accordance with this Agreement.

(c)	Obligation to Propose Technology Evolutions. Supplier shall identify and propose the implementation of Technology Evolutions that are likely to: (i) improve the efficiency and effectiveness of the Services (including cost savings); (ii) improve the efficiency and effectiveness of the information technology and business processes and related services and functions performed by or for Triad and the Eligible Recipients; (iii) result in cost savings or revenue increases to Triad and the Eligible Recipients in areas of their business outside the Services; (iv) enhance the ability of Triad and the Eligible Recipients to conduct their business and serve their

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

customers; and (v) achieve the objectives of Triad and the Eligible Recipients (as described in Section 1.2) faster and/or more efficiently than the then current strategies.

(d)	Supplier Briefings and Technology Audit. Supplier shall routinely and regularly monitor and analyze Technology Evolutions of possible interest or applicability to Triad and the Eligible Recipients. At least semi-annually, Supplier shall meet with Triad to formally brief Triad regarding such Technology Evolutions. Such briefing shall include Supplier’s assessment of the business impact, performance improvements and cost impact associated with such Technology Evolutions. Where requested by Triad, Supplier shall develop and present to Triad proposals for: (i) implementing Technology Evolutions or (ii) changing the direction of Triad’s then current strategy.

(e)	Supplier Developed Advances. If Supplier develops or implements new or enhanced processes, services, software, tools, products or methodologies to be offered to its general customer base (collectively, “New Advances”), Supplier shall, subject to Section 11.5, and any limitations under Supplier’s other agreements, (i) offer Triad the opportunity to serve as a pilot customer in connection with the implementation of such New Advances; and (ii) if Triad declines such opportunity, offer Triad access to such New Advances and the opportunity to be among the first of the Supplier customer base to implement and receive the benefits of any New Advances.

(f)	Flexibility. Except as otherwise required under this Agreement, Supplier shall use commercially reasonable efforts so that the technologies and process strategies it employs to provide the Services meet industry standards and are flexible enough to allow integration with new technologies or business processes, or significant changes in Triad’s or an Eligible Recipient’s business objectives and strategies. For example, Equipment and Systems (including the ERP Solution, the C&RC Solution) must have sufficient scalability and be sufficiently modular to allow integration of new technologies without the need to replace whole, or significant parts of, systems or business processes (e.g., made to be a one-to-many model) to enable Triad’s and/or the Eligible Recipients’ business to become more scalable and flexible.

(g)	Equipment Implementation and Refresh. Subject to Section 9.6, Supplier shall be fully responsible for the implementation of new Equipment in the ordinary course of Technology Evolution. Subject to Schedule J.1, Supplier shall refresh all Equipment in accordance with Triad’s refresh strategies set forth in Schedule J.1, as set out in the Technology Plan, and as necessary to provide the Services in accordance with the Service Levels and satisfy its obligations under this Agreement. If Supplier is aware that these strategies differ from generally accepted practice (or there are any other areas of concern in relation to such strategies) it shall provide Triad with notice of that fact and, upon request, provide Triad with further information as to how to more closely align the strategies with generally accepted practice.

(h)	Software Implementation and Refresh. Subject to Section 9.6, Supplier shall be fully responsible for the implementation of new or changed Software, tools and methodologies in the ordinary course of Technology Evolution. Supplier shall: (i) refresh Software in accordance with Schedules E and J.1, Section 9.7 of this Agreement and the Technology Plan; and (ii) provide training to Triad staff regarding the use of any new or changed Software, tools and methodologies.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)	[**].

9.14	Retained Systems and Processes.

Except as agreed upon in the ERP Implementation Plan and the C&RC Implementation Plan, a Project plan, or elsewhere in the Agreement, Supplier shall not require changes to Triad’s Retained Systems and Processes, including associated processes, applications, systems, software, utilities, tools or equipment, without the prior consent of Triad. Supplier will proactively inform itself and use commercially reasonable efforts to maintain up to date knowledge about all aspects of the existing and future Retained Systems and Processes. Triad and the Eligible Recipients shall reasonably cooperate with Supplier in those efforts. Upon request, Triad and the Eligible Recipients shall provide Supplier with information regarding the Retained Systems and Processes necessary for Supplier to perform its obligations under this Agreement. Triad and the Eligible Recipients will make information available to Supplier regarding any changes to such Triad Retained Systems and Processes. Supplier changes required by Triad’s or any Eligible Recipient’s changes to its Retained Systems and Processes will be addressed through the Change Control Procedures.

9.15	Network Configuration Data.

Supplier (i) shall provide Triad (and its third party vendors) with network configuration data in relation to the network Supplier provides for Triad and/or the Eligible Recipients in accordance with the terms of this Agreement; and (ii) hereby grants to Triad (and its third party vendors) the right to use such data in connection with businesses of Triad and the Eligible Recipients.

9.16	Government Contract Flow-Down Clauses.

(a)	General. The Parties acknowledge and agree that, as a matter of federal procurement law, Supplier may be deemed a “subcontractor” to Triad and/or an Eligible Recipient under one or more of their contracts with the federal government, that the Services provided or to be provided by Supplier in such circumstances constitute “commercial items” as that term is defined in the Federal Acquisition Regulation, 48 C.F.R. Section 52.202, and that “subcontractors” providing “commercial items” under government contracts are subject to certain mandatory “flow-down” clauses (currently, (i) Equal Opportunity, (ii) Affirmative Action for Special Disabled and Vietnam Era Veterans, and (iii) Affirmative Action for Handicapped Workers) under the Federal Acquisition Regulation, 48 C.F.R. Section 52.244-6. The Parties agree that, insofar as such clauses are be required to be flowed down to Supplier, Supplier shall comply with such clauses at no additional cost to Triad.

(b)	Special Requirements. The Parties believe that the Services provided by Supplier under this Agreement will not be subject to government flow-down requirements other than those associated with any subcontracts for commercial items. Should compliance by Supplier with additional flow-down provisions nevertheless be required by the federal government in certain circumstances, Triad shall notify Supplier of such additional flow-down provisions and the Parties shall negotiate in good faith regarding the additional consideration, if any, to be paid to Supplier in such circumstances and any other required modifications of this Agreement. In addition, the Parties shall determine whether Supplier may address the flow-down requirements by partially assigning this Agreement to, or having the affected Services performed by, Supplier’s special-purpose

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

government-services subsidiary or other Entity such that such other Entity assumes responsibility for performance of the affected Services and compliance with the government flow-down provisions. If Triad approves of such assignment, in its sole discretion, the Supplier shall continue to be liable and responsible for all of the obligations of such Entity. [**]. If the Parties are unable to agree on the additional incremental costs to be incurred by Supplier, the Parties may agree jointly to select a third-party accounting expert to make that determination.

(c)	Special Purchases Support. Triad’s intent is to purchase products and services from Small Disadvantaged Businesses and Small Woman Owned Businesses (collectively “SDBs”) in order to satisfy its goals and comply with government procurement laws and regulations. To help Triad achieve its goals, Supplier agrees to establish as a goal the purchase, when commercially feasible, of products and services from SDBs, on behalf of Triad and/or the Eligible Recipients, in the performance of Supplier’s obligations under this Agreement. Supplier, as part of the Service, shall track invoice payments made to SDBs, and shall submit a quarterly summary to Triad with respect to such activity.

10.	TRIAD RESPONSIBILITIES

10.1	Responsibilities.

In addition to Triad’s responsibilities as expressly set forth elsewhere in this Agreement, Triad shall be responsible for the following:

(a)	Triad Project Executive. On or promptly following the Effective Date, Triad shall designate one (1) individual to whom all Supplier communications concerning this Agreement may be addressed (the “Triad Project Executive”), who shall have the authority to act on behalf of Triad and the Eligible Recipients in all day-to-day matters pertaining to this Agreement. Triad may change the designated Triad Project Executive from time to time by providing notice to Supplier. Additionally, Triad will have the option, but will not be obligated, to designate additional representatives who will be authorized to make certain decisions (e.g., regarding emergency maintenance) if the Triad Project Executive is not available.

(b)	Cooperation. Triad shall cooperate with Supplier by, among other things, making available, as reasonably requested by Supplier, management decisions, information, approvals and acceptances so that Supplier may accomplish its obligations and responsibilities hereunder, and in such regard shall serve as the sole point of contact for Supplier regarding the Services.

(c)	Requirement of Writing. To the extent Supplier is required under this Agreement to obtain Triad’s approval, consent or agreement, such approval, consent or agreement must be in writing and must be signed by or directly transmitted by electronic mail from the Triad Project Executive or an authorized Triad representative. Notwithstanding the preceding sentence, the Triad Project Executive may agree in advance in writing that as to certain specific matters oral approval, consent or agreement will be sufficient.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.2	Savings Clause.

(a)	Supplier’s breach of or failure to perform its responsibilities under this Agreement, including failure to meet the Service Levels, Implementation Milestones, or to comply with any other duties or obligations imposed on Supplier under this Agreement, shall be excused if and to the extent such Supplier non-performance is caused by:

(i)	the failure of Triad or an Eligible Recipient to perform its responsibilities, duties or obligations imposed on Triad or the Eligible Recipient under this Agreement, including responsibilities that are an inherent, necessary or customary part of such responsibilities, duties or obligations and not within the responsibility of Supplier under this Agreement;

(ii)	the wrongful or tortious actions of Triad, an Eligible Recipient, a Triad Third Party Contractor or an Authorized User;

(iii)	actions taken or made by Triad or an Eligible Recipient and not reasonably within the contemplation of the Parties under or in connection with this Agreement against the reasonable recommendation of Supplier based on adverse impact on the Services, where such acts are not within the responsibility of Supplier under this Agreement; or

(iv)	the failure of a Triad Third Party Contractor (including any Triad Third Party Contractor providing Equipment or Software maintenance services) to perform its responsibilities, or duties or obligations imposed on such Triad Third Party Contractor under the applicable Third Party Contract(s), unless and to the extent (i) such responsibilities, duties or obligations are within the responsibilities of Supplier under this Agreement, or (ii) with respect to Managed Third Parties, such failure is attributable to Supplier’s failure to perform its related responsibilities as provided in Section 6.9);

but only if (A) Supplier, upon actual or constructive knowledge of such event or omission, expeditiously notifies Triad of such event or omission and Supplier’s inability to perform under the circumstances; (B) Supplier provides Triad with reasonable opportunity to correct such event or omission and thereby, to the extent practicable, avoid such Supplier non-performance, (C) Supplier identifies and pursues commercially reasonable means to avoid or mitigate the impact of such event or omission, (D) Supplier uses commercially reasonable efforts to perform notwithstanding such event or omission, and (E) Supplier conducts a Root Cause Analysis that demonstrates that such event or omission was the cause of Supplier’s non-performance. For the avoidance of doubt, the reference in Section 10.2(a)(iv) to Triad Third Party Contractor shall not include McKesson acting pursuant to any Joint Contract Supplement.

(b)	As provided in clauses (C) and (D) above, if Supplier identifies and pursues commercially reasonable means to avoid or mitigate the impact of such event or omission or Supplier uses commercially reasonable efforts to perform notwithstanding such event or omission, Triad shall reimburse Supplier for its Out-of-Pocket Expenses and non-de minimis additional labor charges (consistent with the Charges under this Agreement, subject to Section 4.7 and utilization of Baseline Project FTE Hours, as applicable) incurred in such effort to perform, provided that (A) to the extent practical Supplier notifies Triad of such additional incremental charges and expenses

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

prior to incurring the same, and (B) Supplier uses commercially reasonable efforts to minimize such costs. However, if any such event or omission described in Sections 10.2(a)(i) through (v) occurs on a recurring, regular basis, the Parties agree to address such recurring, regular performance requirements on the part of Supplier as described in clauses (C) and (D) above through application of Section 9.6 (without diminishing Supplier’s obligation to perform under clauses (C) and (D) as necessary) .

11.	CHARGES

11.1	General.

(a)	Payment of Charges. In consideration of Supplier’s performance of the Services, Triad agrees to pay Supplier the applicable Charges set forth in Schedule J beginning as of the respective dates specified therein relating to such Charges or, if later, the date on which Supplier assumes responsibility for the applicable Services. Supplier shall continually seek to identify methods of reducing such Charges and will notify Triad of such methods and the estimated potential savings associated with each such method.

(b)	No Additional Charges. Triad shall not pay any Charges for the Services other than those set forth in this Agreement. Any costs incurred by Supplier prior to the Effective Date are included in the Charges as set forth in Schedule J and are not to be separately paid or reimbursed by Triad.

(c)	Incidental Expenses. Supplier acknowledges that, except as expressly provided otherwise in this Agreement, expenses that Supplier incurs in performing the Services (including management, travel and lodging, document reproduction and shipping, desktop Equipment and other office Equipment required by Supplier Personnel, and long-distance telephone) are included in Supplier’s charges and rates set forth in this Agreement. Accordingly, such Supplier expenses are not separately reimbursable by Triad unless Triad has agreed in advance and in writing to reimburse Supplier for the expense.

(d)	No Charge for Reperformance. At no charge to Triad, Supplier shall reperform (including any required backup or restoration of data from scheduled backups or, if not available on such backups, restoration by other means with Triad’s and the Eligible Recipients’ reasonable cooperation) any Services that result in incorrect outputs due to an error or breach by Supplier, and the resources required for such performance shall not be counted in calculating the Charges payable or resources utilized by Triad hereunder.

(e)	[**].

(f)	Eligible Recipient Services.

(i)	Eligible Recipients. Supplier shall provide the Services to Eligible Recipients designated by Triad. To the extent a designated Eligible Recipient will receive less than all of the Services, Triad shall identify the categories of Services to be provided by Supplier to such Eligible Recipient. Upon Triad’s request pursuant to subparagraph (ii) below, Supplier will provide Services to new Eligible Recipients, provided that such new Eligible Recipients that are not Controlled by Triad agree with Triad to be bound by the

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

terms of this Agreement. Notwithstanding the foregoing, Eligible Recipients are neither authorized to direct or instruct Supplier nor to act for or on behalf of Triad (including by providing notices, approvals, consents, waivers or the like), in each case unless Triad has notified Supplier that an Eligible Recipient is so authorized. Without limiting its obligations otherwise applicable under this Agreement, Supplier will not be liable for any failure to act or delay associated therewith (including any failure to perform its obligations under this Agreement) in any circumstance where such failure or delay results from Triad’s failure to either (i) to designate an Eligible Recipient for Supplier under this Agreement, or (ii) properly authorize an Eligible Recipient to provide required direction or instructions to Supplier, provided that Supplier shall have acted reasonably under the circumstances, including by timely communicating inquiries and requirements of Eligible Recipients to Triad and generally acting in a manner consistent with Section 10.2 and in accordance with the procedures in the Policy and Procedures Manual; provided that to the extent of Supplier’s action consistent with the foregoing, Triad shall reimburse the Supplier its Out-of-Pocket Expenses and non-de minimis additional labor charges (consistent with the Charges under this Agreement) incurred in such effort, provided that (A) to the extent practical Supplier notifies Triad of such additional incremental charges and expenses prior to incurring the same, and (B) Supplier uses commercially reasonable efforts to minimize such costs.

(ii)	New Eligible Recipients. From time to time Triad may request that Supplier provide Services to Eligible Recipients not previously receiving such Services by identifying such Eligible Recipient and, if applicable, the Hospital with which such Eligible Recipient is associated. Except as provided in Section 11.5 or otherwise agreed by the Parties, such Services shall be performed in accordance with the terms, conditions and prices (including any non-recurring transition or start-up activities specific to such Eligible Recipients as specified in Schedule J) then applicable to the provisions of the same Services to existing Eligible Recipients.

(iii)	Election Procedure.

(1)	Dispositions. In the event of a transaction described in clause (c) or (d) within the definition of Eligible Recipient in the Definition Matrix, Triad may elect, on behalf of the Eligible Recipient in question, either (i) that such Eligible Recipient shall continue to obtain Services in some or all Functional Service Areas, subject to and in accordance with the terms and conditions of this Agreement for the remainder of the Term, (ii) [**], or (iii) that the Term shall be terminated as to such Eligible Recipient with respect to some or all Services as of a specified date, subject to its receipt of Termination Assistance Services pursuant to Section 4.4. Services provided to any such Eligible Recipient under clauses (i) and (iii) in this paragraph (1) shall be provided under this Agreement, and Triad shall remain financially responsible therefor as for any Eligible Recipient. [**].

(2)	Independent Eligible Recipient Agreement. [**].

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.2	Pass-Through Expenses; Invoice Review.

(a)	Pass-Through Expenses; Procedures and Payment. Supplier shall administer and invoice Triad for Pass-Through Expenses identified in Schedule J as provided in this Section 11.2(a). Unless otherwise agreed by the Parties, Triad shall pay all Pass-Through Expenses directly to the applicable vendors following review, validation and approval of such Pass-Through Expenses by Supplier. All pre-approved Pass-Through Expenses as of the Effective Date will be detailed in Schedule J. No new Pass-Through Expenses (other than substitutions of existing Pass-Through Expenses) may be added without mutual agreement of the Parties. Before submitting an invoice to Triad for any Pass-Through Expense, Supplier shall (i) review and validate the invoiced charges based on the third party contract and available documentation and information, (ii) identify any errors or omissions, and (iii) use commercially reasonable efforts to communicate with the applicable vendor to correct any errors or omissions, resolve any questions or issues and obtain any applicable credits, rebates, discounts or other incentives for Triad. Supplier shall deliver to Triad the original supplier invoice, together with any documentation supporting such invoice and a statement that Supplier has reviewed and validated the invoiced charges, within [**] after Supplier’s receipt thereof. To the extent that an invoice is received by Supplier less than [**] prior to its due date, Supplier shall use commercially reasonable efforts to deliver such invoice, documentation and statement at least [**] prior to the date on which payment is due; and provided further that, if it is not possible to deliver such invoice, documentation and statement at least [**] prior to the due date, Supplier shall promptly notify Triad and, at Triad’s option, either request additional time for review and validation or submit the invoice for payment subject to subsequent review and validation. In addition, if the vendor offers a discount for payment prior to a specified date, Supplier shall use commercially reasonable efforts to deliver such invoice and associated documentation to Triad at least [**] prior to such date. [**]. [**].

(b)	Invoice Review; Procedures and Payment. Beginning as of the Commencement Date, Supplier shall review Triad and Eligible Recipient invoices related to the Services (the “Triad IT Invoices”) and communicate the results of such review to Triad after Supplier’s receipt of any such Triad IT Invoice, to the same extent and in the same manner as the Transitioned Employees reviewed such Triad IT Invoices prior to the Effective Date. To the extent that a Triad IT Invoice is received by Supplier less than [**] days prior to its due date, Supplier shall use commercially reasonable efforts to perform its obligations under this Section 11.2(b) at least [**] prior to the date on which payment is due; and provided further that, if it is not possible to perform its obligations under this Section 11.2(b) at least [**] prior to the due date, Supplier shall promptly notify Triad. In addition, if the vendor offers a discount for payment prior to a specified date, Supplier shall use commercially reasonable efforts to perform its obligations under this Section 11.2(b) at least [**] prior to such date. [**]. [**].

(c)	Efforts to Minimize. Supplier shall use commercially reasonable efforts to identify methods of reducing and minimizing Triad’s retained and Pass-Through Expenses and will notify Triad of such methods and the estimated potential savings associated with each such method.

(d)	Cost Savings. If Supplier proposes an innovative, value-adding, and cost-saving solution not previously identified by Triad or the Eligible Recipients that Triad or an Eligible Recipient elects to implement, then Triad, in its sole discretion, may agree on a case by case basis to share with

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Supplier a percentage of the net cost savings directly attributable to the proposed solution for a reasonable specified period.

11.3	Procurement.

To the extent agreed by the Parties from time to time, Supplier shall procure third party products and services using Supplier agreements. To the extent of the foregoing and except as otherwise then agreed by the Parties, the following shall apply:

(a)	General. In procuring such products and services, Supplier shall: (i) give Triad and the Eligible Recipients the benefit of Supplier’s most favorable vendor arrangements where permitted by such vendors; (ii) use commercially reasonable efforts to obtain the most favorable pricing and terms and conditions then available from any source for such products and services; (iii) use the aggregate volume of Supplier’s procurements on behalf of itself, Triad, the Eligible Recipients and other customers as leverage in negotiating such pricing or other terms and conditions; (iv) where feasible and reasonably determinable, provide Triad an equitable and proportionate share of the total refunds, credits, discounts, rebates, incentives and other benefits then available to Supplier in connection with such procurements; and (iv) adhere to the procurement procedures specified in the Policy and Procedures Manual, as such procedures may be modified from time to time by Triad. Supplier shall adhere to Triad’s product and services standards and shall not deviate from such standards without Triad’s prior approval. To the extent an authorized Triad representative specifies the vendor, pricing and/or terms and conditions for procurement, Supplier shall not deviate from such instructions without Triad’s prior approval. Unless otherwise agreed by the Parties, the procurement price of such products and services shall be treated as a Pass-Through Expense or otherwise passed through to Triad with a Supplier administrative markup of 3%, or such other amount as agreed by the Parties (neither of which amounts shall be applicable to shipping, postage or taxes).

(b)	Supplier Agreements. Supplier may use existing agreements between Supplier and third party vendors or enter into new agreements with third party vendors to procure such products and services. Supplier’s use of such agreements shall be conditioned on and subject to the following: (i) Triad approving in advance the terms, conditions and pricing of such agreements and any financial or other commitments made therein by or on behalf of Triad or the Eligible Recipients; (ii) Supplier complying with the terms and conditions of such agreements and accepting responsibility for meeting any minimum volumes; (iii) Supplier passing through to Triad any refunds, credits, discounts or other rebates applicable or attributable in connection with the products and services procured by Supplier for Triad or the Eligible Recipients; (iv) Supplier retaining responsibility for curing any breaches of such agreements and indemnifying, in accordance with Section 17.5, Triad or the Eligible Recipients for any Losses in connection with such breaches; and (v) such agreements offering more favorable pricing and equivalent or better terms and conditions for the requested product or service than the master agreements existing as of the Commencement Date between Triad and third party vendors.

(c)	Triad Right. If, at any time, Triad determines that the pricing and terms and conditions available through Supplier are not as favorable as those Triad could obtain on its own, Triad reserves the right to select and negotiate with the provider of such third party products and services and Supplier shall comply with Triad’s decision with respect thereto.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)	Benefits Pass Through. With respect to all products and services purchased by Supplier for Triad and/or the Eligible Recipients on a cost-plus, cost-reimbursement or Pass-Through Expense basis during the course of performing the Services, Supplier shall use commercially reasonable efforts to pass through, or otherwise provide, to Triad and/or the applicable Eligible Recipient(s) all benefits offered by the manufacturers and/or vendors of such products and services (including all warranties, refunds, credits, rebates, discounts, training, technical support and other consideration offered by such manufacturers and vendors) under the terms and conditions of the agreement under which the products or services were purchased except to the extent otherwise agreed by Triad. If Supplier is unable to pass through any such benefit to Triad and/or the applicable Eligible Recipient(s), it shall notify Triad in advance and shall not purchase such product or service without Triad’s prior approval.

11.4	Taxes.

The Parties’ respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

(a)	Income Taxes. Each Party shall be responsible for its own Income Taxes.

(b)	Sales, Use and Property Taxes. Each Party shall be responsible for any sales, lease, use, personal property, stamp, duty or other such taxes on Equipment, Software or property it owns or leases from a third party, including any lease assigned pursuant to this Agreement, and/or for which it is financially responsible under this Agreement.

(c)	Recoverable Taxes. All sums payable under or in connection with this Agreement shall be exclusive of Recoverable Taxes, and each Party shall, in addition to such sums, pay such Recoverable Taxes properly chargeable thereon on receipt of a valid invoice.

(d)	Taxes on Goods or Services Used by Supplier. Supplier shall be responsible for all sales, service, value-added, lease, use, personal property, excise, consumption, and other taxes and duties, including Recoverable Taxes, payable by Supplier on any goods or services used or consumed by Supplier in providing the Services (including services obtained from Subcontractors) where the tax is imposed on Supplier’s acquisition or use of such goods or services and the amount of tax is measured by Supplier’s costs in acquiring or procuring such goods or services and not by Triad’s cost of acquiring such goods or services from Supplier.

(e)	Service Taxes.

(i)	Triad shall be financially responsible for all US Service Taxes enacted on or before the Effective Date. For purposes of this provision, “Services Taxes” shall mean Service Taxes assessed by any Tax Authority within the United States against either Party on the provision of the Services as a whole, or on any particular Service received by Triad or the Eligible Recipients from Supplier. If new or higher Service Taxes become applicable to the Services as a result of either Party moving all or part of its operations to a different jurisdiction (e.g., Triad opening a new office, Supplier relocating performance of Services to a shared service center or assigning this Agreement to an Affiliate) the Party

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

initiating such move shall be financially responsible for such new or higher US Service Taxes. [**].

(ii)	[**].

(iii)	If required under applicable Laws, Supplier shall invoice Triad for the full amount of the Service Taxes and then credit or reimburse Triad for that portion of such Service Taxes for which Supplier is financially responsible under this provision.

(f)	Withholding. Any withholding tax or other tax of any kind that Triad is required by applicable Law to withhold and pay on behalf of Supplier with respect to amounts payable to Supplier under this Agreement shall be deducted from said amount prior to remittance to Supplier. Triad will provide to Supplier reasonable assistance, which shall include the provision of documentation as required by revenue authorities, to enable Supplier to claim exemption from or obtain a repayment of such withheld taxes and will, upon request, provide Supplier with a copy of the withholding tax certificate.

(g)	Telecommunication Surcharges or User Fees. To the extent Triad is responsible under Schedule J for telecommunication surcharges or user fees imposed by government authorities and associated with the Services and the allocation of such fees or surcharges is within Supplier’s or its Subcontractors’ discretion, Supplier and its Subcontractors shall act fairly and equitably in allocating such fees and surcharges to Triad, and Triad and the Eligible Recipients shall not receive more than a proportionate share of such fees and surcharges. In addition, in the event any such fee or surcharge for which Triad or an Eligible Recipient is responsible is subsequently reduced or vacated by the appropriate regulatory authority or court of competent jurisdiction, Supplier shall seek on behalf of Triad a refund of any overpayment of such fee or surcharge by Triad or the Eligible Recipient.

(h)	Notice of New Taxes and Charges. Supplier shall promptly notify Triad when it becomes aware of any new taxes or other charges (including changes to existing taxes or charges) to be passed through and/or collected by Triad under this Section. Such notification (which may be separate from the first invoice reflecting such taxes or other charges) shall contain a detailed explanation of such taxes or charges, including the effective date of each new tax or charge.

(i)	Efforts to Minimize Taxes. Supplier shall cooperate fully with Triad to enable Triad to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. Supplier’s invoices shall separately state the Charges that are subject to taxation and the amount of taxes included therein. Each Party will provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials, or services, and other exemption certificates or information reasonably requested by either Party. At Triad’s request, Supplier shall provide Triad with (i) written certification signed by an authorized representative of Supplier confirming that Supplier has filed all required tax forms and returns required in connection with any Service Taxes collected from Triad, and has collected and remitted all applicable Service Taxes, and (ii) such other information pertaining to applicable Taxes as Triad may reasonably request.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(j)	Tax Audits or Proceedings. Each Party shall promptly notify the other Party of, and coordinate with the other Party, the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which the other Party is financially responsible hereunder. With respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party will have the right to elect to control the response to and settlement of the claim, but the other Party will have the right to participate in the responses and settlements to the extent of its potential responsibility or liability. Each Party also shall have the right to challenge the imposition of any tax liability for which it is financially responsible under this Agreement or, if necessary, to direct the other Party to challenge the imposition of any such tax liability. If either Party requests the other to challenge the imposition of any tax liability, such other Party shall do so (unless and to the extent it assumes financial responsibility for the tax liability in question), and, the requesting Party shall reimburse the other for all fines, penalties, interest, additions to taxes or similar liabilities imposed in connection therewith, plus the reasonable legal, accounting and other professional fees and expenses it incurs. Each Party shall be entitled to any tax refunds or rebates obtained with respect to the taxes for which such Party is financially responsible under this Agreement.

(k)	Tax Filings. Each Party represents, warrants and covenants that it will file appropriate tax returns, and pay applicable taxes owed arising from or related to the provision of the Services in applicable jurisdictions. Supplier represents, warrants and covenants that it is registered to and will collect and remit Service Taxes in all applicable jurisdictions where required by law.

11.5	New Services.

(a)	Procedures. If Triad requests that Supplier perform any New Services reasonably related to the Services or other services generally provided by Supplier, Supplier shall promptly prepare a New Services proposal for Triad’s consideration. Unless otherwise agreed by the Parties, Supplier shall prepare such New Services proposal at no additional charge to Triad and shall deliver such proposal to Triad within ten (10) business days of its receipt of Triad’s request (unless a different period is otherwise provided for or agreed to by the Parties); provided, that Supplier shall use commercially reasonable efforts to respond more quickly in the case of a pressing business need or an emergency situation. Triad and the Eligible Recipients, as applicable, shall provide such information as Supplier reasonably requests in order to prepare such New Service proposal. Such New Services proposal shall include, among other things, the following at a level of detail sufficient to permit Triad to make an informed business decision: (i) a project plan and [**] (if requested and in accordance with the same procedures as described in Section 4.7(a)(iv) for Projects to the extent applicable) or price estimate for the New Service; (ii) a breakdown of such price or estimate, (iii) a description of the service levels to be associated with such New Service, (iv) an estimated (unless a firm schedule is reasonably requested by Triad) schedule for commencing and completing the New Service, (v) a description of the new hardware or software to be provided by Supplier in connection with the New Service, (vi) a description of the software, hardware and other resources necessary to provide the New Service, (vii) any additional facilities, space, or labor resources to be provided by Triad or the Eligible Recipients in connection with the proposed New Service, (viii) any material known risks associated with the New Service and/or the integration of the New Service into the existing environment, (ix) in the case of any Developed Materials to be created through the provision of the proposed New Services, any ownership rights therein that differ from the provisions of Section 2 of Schedule U, and (x) any additional or

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

different terms and conditions applicable to the New Services. Triad may accept or reject any New Services proposal in its sole discretion and Supplier shall be obligated to perform such New Services only upon acceptance of such proposal by Triad and documentation and execution thereof by the Parties in accordance with the Policy and Procedures Manual, and thereupon the scope of the Services will be expanded and this Agreement will be modified to include such New Services. Notwithstanding any provision to the contrary, (i) Supplier shall act reasonably and in good faith in formulating such pricing proposal, (ii) Supplier shall use commercially reasonable efforts to identify potential means of reducing the cost to Triad, including utilizing Subcontractors as and to the extent appropriate, (iii) [**].

(b)	Use of Third Parties. Triad may elect to solicit and receive bids from third parties to perform any New Services. If Triad elects to use third parties to perform New Services, (i) such New Services shall not be deemed “Services” under the provisions of this Agreement, and (ii) Supplier shall cooperate with such third parties as provided in Section 4.5.

(c)	Services Evolution and Modification. In accordance with Section 9.13, the Services will evolve and be supplemented, modified, enhanced or replaced over time to keep pace with technological advancements and improvements in the methods of delivering Services and changes in the businesses of Triad and the Eligible Recipients. The Parties acknowledge and agree that the foregoing evolution and other changes will modify the Services and will not be deemed to result in New Services unless the changed services meet the definition of New Services.

(d)	Authorized User and Eligible Recipient Requests.

(i)	Services or New Services. Supplier shall promptly notify the Triad Project Executive of requests for New Services under this Agreement from Authorized Users or Eligible Recipients and shall submit any proposals for New Services to the Triad Project Executive or his or her designee, as and when they request. Supplier shall not [**] without the prior written approval of the Triad Project Executive or his or her designee. If Supplier fails to comply strictly with this Section 11.5(d), [**].

(ii)	Other Products or Services. Without limiting Section 11.5(d)(i), Supplier agrees that to the extent feasible, the Supplier Account Executive will notify the Triad Account Executive of [**] concerning Supplier’s potential provision of products or services reasonably related to the business operations of Triad known to the Supplier Account Executive. In connection with such notification, [**]. Subject to applicable Law, Supplier acknowledges and agrees that the Parties will work together to explore in good faith the provision of such services or products by Supplier to such Authorized Users or Eligible Recipients through Triad. For the avoidance of doubt, the foregoing obligations of Supplier shall be subject to any contractual obligations of Supplier with respect to any Entity prior to such Entity becoming an Authorized User or Eligible Recipient.

(e)	Efforts to Reduce Costs and Charges. From time to time, Triad may request that the Parties work together to identify ways to achieve reductions in the cost of service delivery and corresponding reductions in the Charges to be paid by Triad by modifying or reducing the nature or scope of the Services to be performed by Supplier, the applicable Service Levels or other contract requirements. If requested by Triad, Supplier shall promptly prepare a proposal at a level

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of detail sufficient to permit Triad to make an informed business decision identifying viable means of achieving the desired reductions without adversely impacting business objectives or requirements identified by Triad. In preparing such a proposal, Supplier shall give due consideration to any means of achieving such reductions proposed by Triad. Supplier and Triad agree to negotiate in good faith about each requested reduction in Charges and, without disclosing the actual cost of providing the Services (unless such Services are to be provided on a cost or cost-plus basis), Supplier shall identify for Triad if and to what extent the cost of service delivery may be reduced by implementing various changes in the contract requirements. Triad shall not be obligated to accept or implement any proposal; and Supplier shall not be obligated to implement any change that affects the terms of this Agreement unless and until such change is reflected in a written amendment to this Agreement.

11.6	Reserved.

11.7	Unanticipated Change.

If an Unanticipated Change occurs, and if Triad requests that the Services be modified to incorporate such Unanticipated Change, the Parties shall use the procedures in Section 11.6(b) to [**] to take such Unanticipated Change into account. An “Unanticipated Change” shall consist of a material change (including a shift or improvement) in the technologies and/or processes available to provide all or part of the Services which is outside the normal evolution of technology or processes, that (a) was not generally available as of the Effective Date, (b) is reasonably reliable and relevant and can technically be substituted or added by Supplier to the Services, and (c) would materially reduce Supplier’s cost of providing the Services.

11.8	Proration.

Periodic charges under this Agreement are to be computed on a calendar month or quarter year basis, and shall be prorated for any partial month or quarter on a calendar day basis.

11.9	Refundable Items.

(a)	Prepaid Amounts. Where Triad and/or the Eligible Recipients have prepaid for a service or function for which Supplier is assuming financial responsibility under this Agreement, Supplier shall promptly refund to Triad, upon either Party identifying the prepayment to the other Party, that portion of such prepaid expense which is attributable to periods on and after the Commencement Date.

(b)	Refunds and Credits. If Supplier should receive a refund, credit, discount or other rebate directly attributable for goods or services paid for by Triad and/or the Eligible Recipients on a Pass-Through Expense, retained expense, cost-plus or cost-reimbursement basis, then Supplier shall (i) notify Triad of such refund, credit, discount or rebate and (ii) pay the full amount of such refund, credit, discount or rebate to Triad. If Triad or an Eligible Recipient should receive in error a refund, credit, discount or rebate that should have been paid to Supplier, then Triad shall (1) notify Supplier of such item and (2) pay the full amount thereof received by Triad to Supplier.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.10	Triad Benchmarking Reviews.

(a)	Benchmarking Review. At any time following [**] and from time to time thereafter during the Term, Triad may, at its expense and subject to this Section 11.10, engage the services of an independent third party (a “Benchmarker”) to compare the Charges and the quality of the Services against the quality [**] to ensure that Triad is receiving from Supplier pricing and levels of service that are competitive with market rates, prices and service levels, given the nature, volume and type of Services provided by Supplier hereunder (“Benchmarking”). The Benchmarker engaged by Triad shall be: (i) [**], or their successors or affiliates; or (ii) any other Benchmarker not identified in the preceding clause (i) selected by Triad and approved by Supplier, such approval not to be unreasonably withheld or delayed. At Triad’s discretion, a benchmarking may be conducted with respect to (i) [**]. In making this comparison, the Benchmarker shall consider such factors that may impede a “like-for-like” comparison, including the following factors and adjust the prices as and to the extent appropriate: (i) whether supplier transition or implementation charges are paid by the customer as incurred or amortized over the term of this Agreement; (ii) the extent to which supplier pricing includes the purchase of the customer’s existing assets; (iii) the extent to which supplier pricing includes the cost of acquiring future assets; (iv) the extent to which this Agreement calls for Supplier to provide and comply with unique Triad or Eligible Recipient requirements; (v) whether Service Taxes are included in such pricing or stated separately in supplier invoices; (vi) the currency of the pricing data, and (vii) differences in volume of services (scale), scope of services, service levels, financing or payment streams, geographic distribution (including the use of offshore facilities and labor, complexity of supported environment, technologies employed, terms and conditions and other pertinent factors). Triad shall not Benchmark the same or similar scope of Services more than once every [**] following the initiation of the previous Benchmarking with the same scope of Services, [**]. The Benchmarker shall perform the Benchmarking substantially in accordance with the Benchmarker’s general documented procedures and criteria that shall be reasonably provided to the Parties prior to the start of the Benchmarking, subject to any modifications that the Benchmarker deems appropriate with respect to such procedures and criteria for such Benchmarking based on either Party’s comments and the Benchmarker’s reasonable discretion. The Parties will work with the Benchmarker throughout the Benchmarking process.

(b)	General. Any Benchmarker engaged by Triad shall execute a non-disclosure agreement substantially in the form attached hereto as Exhibit 1; [**]. Supplier shall cooperate fully with Triad and the Benchmarker and shall provide reasonable access to the relevant premises, equipment, personnel or documents and provide any assistance required by the Benchmarker to conduct the Benchmarking, all at Supplier’s cost and expense. The Benchmarking shall be conducted so as not to unreasonably disrupt Suppliers’ operations under this Agreement. Supplier shall not be obligated to provide the Benchmarker with: (i) proprietary information of Supplier not related to Triad, the Eligible Recipients or the Services; (ii) any internal margin or cost data; or (iii) proprietary information of other Supplier customers or other third parties). Triad (i) shall not engage a Benchmarker on a contingent fee basis and (ii) shall pay all charges incurred to the Benchmarker.

(c)	Result of Benchmarking. The Benchmarker shall submit a written report setting forth its findings and conclusions, including, to the extent routinely made available by such Benchmarker, the comparison methodology and related information used by the Benchmarker. If the Benchmarker

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

finds that the Charges paid by Triad for the Services that are the subject of the Benchmarking are greater than the [**] (the “Benchmark Standard”), the Parties shall meet and negotiate in good faith as to reductions in the Charges to eliminate any such unfavorable variance. [**]. The report of the Benchmarker (including any supplementary information provided as a result of Supplier’s review) shall be treated as Proprietary Information of each Party.

(d)	Supplier Review and Dispute. Triad shall provide Supplier with a copy of the Benchmarker’s report and Supplier shall have ten (10) days to review such report and contest the Benchmarker’s findings. If the Parties are unable to agree upon the validity of such findings, the matter shall be resolved pursuant to the dispute resolution procedures set forth in Article 19. Reductions in Supplier’s Charges shall be implemented effective as of the date ninety (90) days following the date the Benchmarker’s report was first provided to Supplier.

12.	INVOICING AND PAYMENT

12.1	Invoicing.

(a)	Invoice. Within [**] after the beginning of each month, Supplier shall present Triad with an invoice for any Charges due and owing for the preceding month (the “Monthly Invoice”). All Charges, payments, and amounts shall be in United States Dollars, unless otherwise agreed. The invoice shall be delivered to Triad, at its request, at the address(es) listed in Section 21.3, and/or electronically. Supplier shall not invoice Triad for any advance or concurrent charges or other amounts not otherwise expressly so provided in this Agreement.

(b)	Form and Data. At Triad’s request, Supplier shall provide reasonably sufficient detail on the invoice for Charges to be allocated by Triad among each Triad Affiliate or Eligible Recipient then receiving Services, based on the chargeback data generated by Supplier and/or the allocation formula provided by Triad. Each invoice shall be in the form specified in Exhibit 2 and shall contain the detail specified in such form of invoice or reasonably requested by Triad (i) to allow Triad to validate volumes and fees, and (ii) to comply with Triad’s and the Eligible Recipients’ billing requirements identified by Triad to Supplier, including internal chargeback requirements and (iii) to comply with requirements of applicable Law; provided that Supplier shall be allowed reasonable time necessary to provide additional data so requested by Triad, and provided further in the case of such additional requests based solely on Triad’s or the Eligible Recipients’ billing requirements, Supplier’s obligation with respect to periods prior to the date of such request shall be subject to Supplier’s commercially reasonable efforts to provide such information. Each invoice shall include the pricing calculations and related data utilized to establish the Charges and sufficient information to validate the service volumes and associated Charges. The data underlying each invoice shall be delivered to Triad electronically (if requested by Triad) in a form and format compatible with Triad’s accounting systems. In the event required by the foregoing or reasonably requested by Triad, Supplier will provide separate invoices for Triad Affiliates or other Eligible Recipients. The foregoing invoice requirements (including supporting detail) shall be incorporated within the Policy and Procedures Manual.

(c)	Credits. To the extent a credit may be due to Triad pursuant to this Agreement, Supplier shall provide Triad with an appropriate credit against amounts then due and owing; if no further payments are due to Supplier, Supplier shall pay such amounts to Triad within thirty (30) days.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)	[**].

12.2	Payment Due.

(a)	Payment Terms. Subject to the other provisions of this Article 12, each Monthly Invoice provided for under Section 12.1 by the [**] day of the month shall be due and payable at the end of the month in which such Monthly Invoice was received, unless the amount in question is disputed in accordance with Section 12.4. Any undisputed amount on a Monthly Invoice received after the [**] day of the month and any other undisputed amount invoiced and due in accordance with this Agreement for which a time for payment is not otherwise specified shall be due and payable within [**] days of receipt of such invoice. All amounts to be paid to Supplier under this Agreement will be paid by wire transfer of immediately available funds to the account of Supplier within the United States designated by reasonable written notice by Supplier from time to time or by such other methods as is mutually agreed by the Parties.

(b)	Interest. If Triad fails to make any payment of any undisputed amount (i) with respect to a Monthly Invoice provided by the [**] day of the month, on or before [**][**] following the payment due date for such Monthly Invoice specified in Section 12.2(a), or (ii) with respect to a Monthly Invoice provided after the [**] day of the month or any other invoice, on or before [**] days following the payment due date for such invoice specified in Section 12.2(a), Supplier may charge interest on such overdue undisputed amounts at an annual rate of interest equal to [**].

12.3	Set Off.

With respect to any amount to be paid or reimbursed by either Party hereunder, such Party may set off against such amount any amount that the other Party owes it hereunder if (a) the other Party is provided with thirty (30) days prior written notice of the intended set-off and (b) the other Party has failed to issue a credit for the amount identified in such notice.

12.4	Disputed Charges.

Triad may withhold payment of particular Charges that Triad reasonably disputes in good faith during the pendency of such dispute, subject to the following:

(a)	Notice of Dispute. If Supplier’s invoice includes sufficient detail and supporting documentation to enable Triad to reasonably determine whether Supplier’s Charges are in accordance with this Agreement, Triad shall notify Supplier on or before the payment due date of such invoice if it disputes any of the Charges in such invoice.

(b)	Notice of Insufficient Detail, Documentation and Dispute. If Supplier’s invoice does not include (i) with respect to the recurring monthly Charges and non-recurring variable Charges, the detail and supporting documentation provided for in Exhibit 2 and subsequently set forth in the Policies and Procedures Manual in accordance with Section 12.1(b), or (ii) with respect to the non-recurring variable Charges, such further detail and supporting documentation to enable Triad to reasonably determine whether Supplier’s Charges are in accordance with this Agreement, Triad shall so notify Supplier as promptly as practicable but in any event not more than fifteen (15) days after receipt thereof. Upon receipt of such notice, Supplier shall promptly provide such

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reasonable detail and supporting documentation, and Triad shall notify Supplier within ten (10) business days after receipt thereof by the Triad Project Executive whether it disputes any of the Charges in Supplier’s invoice.

(c)	Description and Explanation. If Triad disputes any Supplier Charges, Triad shall so notify Supplier and provide a description of the particular Charges in dispute and an explanation of the reason why Triad disputes such Charges.

(d)	[**].

(e)	[**].

(f)	Continued Performance. Each Party agrees to continue performing its obligations under this Agreement while any dispute is being resolved unless and until such obligations are terminated by the termination or expiration of this Agreement

(g)	No Waiver. Neither the failure to dispute any Charges or amounts prior to payment nor the failure to withhold any amount shall constitute, operate or be construed as a waiver of any right Triad may otherwise have to dispute any Charge or amount or recover any amount previously paid.

13.	TRIAD DATA AND OTHER PROPRIETARY INFORMATION

13.1	Triad Ownership of Triad Data.

Triad Data are and shall remain the property of Triad (and/or the applicable Eligible Recipients). Supplier shall promptly deliver Triad Data (or the portion of such Triad Data specified by Triad) to Triad in the format and on the media prescribed by Triad (provided that if such format or media is different from that in use by Supplier or specified in this Agreement, at Triad’s expense if Supplier notifies Triad of such expense and obtains Triad’s prior written approval prior to incurring such expense) (i) at any time at Triad’s request, (ii) at the end of the Term and the completion of all requested Termination Assistance Services (except Contract Records, which shall be retained by Supplier for the Audit Period specified in Section 9.10(a) unless and to the extent Supplier is directed by Triad to deliver such Contract Records to Triad prior to the expiration of such audit period), or (iii) with respect to particular Triad Data, at such earlier date that such data are no longer required by Supplier to perform the Services. Thereafter, Supplier shall return or destroy or securely erase, as directed by Triad, all copies of the Triad Data in Supplier’s possession or under Supplier’s control as soon as possible, but in any event within thirty (30) days and deliver to Triad written certification of such return or destruction signed by an authorized representative of Supplier; provided that Supplier may retain a copy of such Triad Data to the extent and only for as long as necessary to perform its obligations under this Agreement or as necessary for the resolution of any then on-going dispute between the Parties. Supplier shall not withhold any Triad Data as a means of resolving any dispute. Triad Data shall not be utilized by Supplier for any purpose other than the performance of Services under this Agreement and Supplier shall at all times comply with Triad’s privacy policy, as modified by Triad and made available to Supplier from time to time. Triad Data shall not be sold, assigned, leased, encumbered, commercially exploited or otherwise provided to third parties by or on behalf of Supplier or any Supplier Personnel. Supplier shall promptly notify Triad if it believes that any

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

use of Triad Data by Supplier contemplated under this Agreement or to be undertaken as part of the Services is inconsistent with the foregoing.

13.2	Safeguarding Triad Data.

(a)	Safeguarding Procedures.

(i)	Triad Facilities. At the Triad Facilities, Supplier shall maintain environmental, safety and facility procedures, data security procedures and other safeguards against the destruction, loss, unauthorized access or alteration of Triad Data in the possession of Supplier which (i) are no less rigorous than those maintained by Triad as of the Effective Date (or, subject to Section 9.6, implemented by Triad in the future), including the security and control requirements under this Agreement (including the Security Services set forth in Schedule E.6), and (ii) meet the requirements of Triad’s privacy, security and records retention policies (the “Triad Security Policies”) to the extent that Triad has provided them to Supplier Triad Security Policies and, subject to Schedule T applicable Laws (including HIPAA).

(ii)	Supplier Facilities. At Supplier Facilities, Supplier shall establish and maintain environmental, safety and facility procedures, data security procedures and other safeguards against the destruction, loss, unauthorized access or alteration of Triad Data which (i) are no less rigorous than those maintained by Triad as of the Effective Date (or, subject to Section 9.6, implemented by Triad in the future), including the security and control requirements under this Agreement (including the Security Services set forth in Schedule E.6), (ii) are no less rigorous than those maintained by Supplier for similarly situated customers, (iii) are no less rigorous than accepted security standards in the industry, and (iv) meet the requirements of the Triad Security Policies and, subject to Schedule T, applicable Laws (including HIPAA).

(iii)	General. Within six (6) months following the Effective Date and as subsequently requested by Triad after the Commencement Date, Supplier shall evaluate the then-current Triad Security Policies and shall prepare and submit for Triad review and approval recommendations with respect to changes or modifications to such policy. Supplier shall maintain and enforce the then-current Triad Security Policies until any changes or modifications are approved by Triad for implementation. Triad shall have the right to establish backup security for Triad Data and to keep backup copies of the Triad Data in Triad’s possession at Triad’s expense if Triad so chooses. Supplier shall provide Triad with downloads of Triad Data, as requested by Triad, to enable Triad to maintain such backup security or backup copies of Triad Data. Supplier shall remove all Triad Data from any media taken out of service and shall destroy or securely erase such media in accordance with the Policy and Procedures Manual. No media on which Triad Data is stored may be used or re-used to store data of any other customer of Supplier or to deliver data to a third party, including another Supplier customer, unless securely erased in accordance with the Policy and Procedures Manual. In the event Supplier discovers or is notified of a breach or attempted breach or a lapse in security that reasonably could be expected to allow a breach of security relating to Triad Data, Supplier shall, in addition to its obligations pursuant to Sections 6.1(d) and 13.2(d), expeditiously (i) notify Triad

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of such event or situation, (ii) investigate (with Triad’s participation if so desired by Triad) such event or situation and perform a risk assessment, Root Cause Analysis and corrective action plan thereon, (iii) provide a written report to Triad of such risk assessment, Root Cause Analysis and action plan (iii) remediate the effects of such event or situation (provided that Supplier will be reasonably compensated in accordance with this Agreement (including Sections 4.7, 9.6, and 11.5, as appropriate) for such remediation efforts to the extent Supplier is not responsible, in whole or in part, for such event or situation and Triad approves such remediation efforts), and (iv) provide Triad with such assurances as Triad may reasonably request that such event or situation will not recur. Nothing in this Agreement will be construed as a limitation on Triad’s right to use Triad Data for its own purposes.

(b)	Reconstruction Procedures. At the Triad Facilities, as part of the Services, Supplier shall be responsible for developing and maintaining procedures for the reconstruction of lost Triad Data which are (i) no less rigorous than those maintained by Triad as of the Effective Date (or, subject to Section 9.6, implemented by Triad in the future), and (ii) subject to Section 9.6, no less rigorous than those maintained by Supplier for similarly situated customers. At Supplier Facilities, as part of the Services, Supplier shall be responsible for developing and maintaining procedures for the reconstruction of lost Triad Data which are, subject to the back-up retention schedule described in Schedule E.6, as subsequently modified, (i) no less rigorous than those maintained by Triad as of the Effective Date (or, subject to Section 9.6, implemented by Triad in the future), and (ii) no less rigorous than those maintained by Supplier for similarly situated customers.

(c)	Corrections. At Triad’s request, Supplier shall restore all destroyed, lost or altered Triad Data using generally accepted data restoration techniques, including utilization of last available back-up. In addition, if Supplier or its Affiliates or Subcontractors has caused the destruction, loss or alteration of any Triad Data, Supplier shall be responsible for the cost of restoring such data as requested by Triad. Supplier shall at all times adhere to the procedures and safeguards specified in Section 13.2(a) and (b) and shall correct (including any required back-up or restoration of data from scheduled backups, or if not available on such backups, restoration by other means with Triad’s reasonable cooperation), at no charge to Triad, any destruction, loss or alteration of any Triad Data attributable to the failure of Supplier or Supplier Personnel to comply with Supplier’s obligations under this Agreement.

(d)	Electronic Incident Reporting. For purposes of this provision, “Electronic Incident” means any unauthorized action by a known or unknown person which, if successfully completed, could reasonably be considered one of the following: an attack, penetration, denial of service, disclosure of Triad’s Proprietary Information, misuse of system access, unauthorized access or intrusion (hacking), virus intrusion, scan of the Systems, networks, technology, content or websites of Triad (or an Eligible Recipient) or Supplier (or its Affiliates or Subcontractors), or any other activity that could adversely affect Proprietary Information and with respect to which Supplier has operational responsibilities under this Agreement. Supplier shall report to Triad all reported Electronic Incidents and all Electronic Incidents identified by Supplier’s monitoring system in accordance with the Policy and Procedures Manual, and will provide to Triad the following information, to the extent known to or ascertainable by Supplier and otherwise in accordance with the Policy and Procedures Manual: the nature and impact of the Electronic Incident; actions

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

already taken by Supplier; Supplier’s assessment of immediate risk; and corrective measures to be taken, evaluation of alternatives, and next steps. Supplier shall continue providing (consistent with the Policies and Procedures Manual) appropriate status reports to Triad regarding the resolution of the Electronic Incident and prevention of future such Electronic Incidents. In consultation with Supplier, Triad may, in its reasonable discretion, require that Supplier’s ability to access, process, or store Triad Proprietary Information be suspended, connectivity with Supplier be terminated, or other appropriate action be taken pending such resolution, provided, that upon any such action by Triad, Supplier shall be relieved of its obligations under this Agreement to the extent it is unable to perform under such circumstances and so notifies Triad.

(e)	Information Security Review. During the Term, Triad and/or the Eligible Recipients may perform information security reviews on any Systems, Equipment, Software, network(s) or facilities used by Supplier to provide the Services hereunder (“Reviews”). The Reviews may include physical inspection, external scan, internal scan, code review, process reviews and reviews of system configurations. The Reviews may be conducted, at Triad’s discretion and at Triad’s or the Eligible Recipient’s expense, by Triad, an Eligible Recipient or their designee(s). The Parties shall mutually agree upon the scope and methodology of such Reviews; provided, Supplier shall not unreasonably withhold or delay its agreement to such scope and methodology. Supplier hereby grants permission to Triad to perform the Reviews per the agreed upon scope and methodology; provided, however, any such Review shall be conducted by Triad or its external auditors or (as the Parties reasonably agree) other designees, as applicable, in compliance with the provisions of Sections 9.10(e) as if such Review were an audit subject to such Section. To the fullest extent permitted by Law, Supplier hereby waives the benefit of any state or federal law which may provide a cause of action against Triad or the Eligible Recipients based upon Reviews permitted under this Section and conducted pursuant to the agreed upon scope and methodology. Should any Review result in the discovery of material security risks to the Systems, Equipment, Software, network(s) or facilities used by Supplier to provide the Services hereunder, Triad shall promptly notify Supplier of such risks, and Supplier shall respond to Triad in writing within three (3) days with Supplier’s plan to take reasonable measures to promptly correct, repair, or modify the applicable System, Equipment, Software, network or facility to effectively eliminate such risks, subject to Section 9.6. Upon approval by Triad, Supplier shall implement such plan as quickly as practicable.

(f)	Advice on Better Procedures. Subject to Supplier’s confidentiality obligations, Supplier shall regularly advise Triad of data security practices, procedures and safeguards in effect for other Supplier customers in the healthcare industry (or otherwise reasonably applicable to Triad’s and the Eligible Recipient’s operations), where such practices, procedures and safeguards are of a higher standard than those contemplated under this Agreement.

13.3	Triad Personal Data.

(a)	Compliance with Privacy Laws. Subject to Schedule T, Supplier shall comply with the provisions of and the obligations imposed on Supplier under applicable Privacy Laws and this Agreement. Supplier also shall comply with (i) the other data privacy policies of Triad to the extent that Triad makes such policies available to Supplier, and (ii) the data privacy policies of any self-regulatory, certification or accreditation organizations to which Triad or the Eligible Recipients belong or are subject (as made known to Supplier) or which are applicable to Supplier

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in its role as a data processor and third party service provider to Triad and the Eligible Recipients in relation to Triad Personal Data. The foregoing includes Supplier’s (and its Subcontractors) execution and compliance with the Business Associate Agreement attached as Exhibit 6.

(b)	Return of Triad Personal Data. All Triad Personal Data acquired by Supplier shall be returned or destroyed (at the option of Triad) by Supplier on request in accordance with Section 13.1, unless and to the extent such Triad Personal Data is required by Supplier to discharge its obligations hereunder or under applicable Privacy Laws.

(c)	Supplier Responsible for Third Parties. Supplier shall be responsible for the acts and omissions of any Subcontractor or other third party that processes (within the meaning of the applicable Privacy Laws) Triad Personal Data on Supplier’s behalf in the same manner and to the same extent as it is responsible for its own acts and omissions with respect to such Triad Personal Data.

(d)	Personal Data Security. Subject to Schedule T, and without limiting Supplier’s obligations under Section 13.2 or otherwise with respect to data security, Supplier shall:

(i)	[**]:

(A)	[**]; and

(B)	[**];

(ii)	[**];

(iii)	[**]; and

(iv)	[**].

(e)	Reserved.

(f)	Further Data Processor Obligations. Supplier shall promptly, and in any event not later than reasonably required in order to enable Triad or the relevant Eligible Recipient to fulfill its duties under any Privacy Law:

(i)	pass on to Triad or the relevant Eligible Recipient any inquiries or communication (including subject access requests) from Authorized Users relating to their Triad Personal Data or its processing; and

(ii)	provide such information as may be required for the purpose of responding to any such Authorized Users or otherwise necessary for Triad to comply with duties under Privacy Laws.

Supplier shall at all times act in a manner consistent with generally accepted requirements within the outsourcing sectors in

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

so far as they are relevant to the Services performed by Supplier and in so far as they are applicable to the Supplier in its role as a data processor in relation to Triad Personal Data.

13.4	Confidentiality.

(a)	Proprietary Information. Supplier and Triad each acknowledge that the other possesses and will continue to possess information that has been developed or received by it, has commercial value in its or its customers’ business and is not generally available to the public. Except as otherwise specifically agreed in writing by the Parties, “Proprietary Information” means (i) this Agreement and the terms hereof and thereof, (ii) all information marked confidential, restricted or proprietary by either Party, and (iii) any other information that is treated as confidential by the disclosing Party and would reasonably be understood to be confidential, whether or not so marked. In the case of Triad and the Eligible Recipient, Proprietary Information also shall include Software provided to Supplier by or through Triad or the Eligible Recipients, Developed Materials, Triad Data, attorney-client privileged materials, attorney work product, customer lists, customer contracts, customer information, rates and pricing, information with respect to competitors, strategic plans, account information, rate case strategies, research information, chemical formulae, product formulations, plant and equipment design information, catalyst information, information that contains trade secrets, financial/accounting information (including assets, expenditures, mergers, acquisitions, divestitures, billings collections, revenues and finances), human resources and personnel information, marketing/sales information, information regarding businesses, plans, operations, third party contracts, licenses, internal or external audits, law suits, or regulatory compliance. By way of example, Triad Proprietary Information shall include plans for changes in Triad’s or an Eligible Recipient’s facilities, business units and product lines, plans for business mergers, acquisitions or divestitures, rate information, plans for the development and marketing of new products, financial forecasts and budgets, technical proprietary information, employee lists and company telephone or e-mail directories. In the case of Supplier, Proprietary Information shall include financial information, account information, information regarding Supplier’s business plans and operations (including information relating to Supplier’s relationships with its customers, employees and contractors), and proprietary software, tools and methodologies owned by Supplier and used in the performance of the Services.

(b)	Obligations.

(i)	During the term of this Agreement and for the applicable period specified in Section 13.4(g), Supplier and Triad shall not disclose, and shall maintain the confidentiality of, all Proprietary Information of the other Party (and in the case of Supplier, the Eligible Recipients). Triad and Supplier shall each use at least the same degree of care to safeguard and to prevent disclosing to third parties the Proprietary Information of the other as it employs to avoid unauthorized disclosure, publication, dissemination, destruction, loss, or alteration of its own information (or information of its customers) of a similar nature, but not less than reasonable care. Supplier shall require all Supplier Personnel having access to Triad Proprietary Information to execute a written confidentiality agreement at Supplier’s expense consistent with Supplier’s obligations under this Article 13. Supplier Personnel shall not have access to Triad Proprietary Information without proper authorization. Upon receiving such authorization, authorized Supplier Personnel shall have access to Triad Proprietary Information only to the extent

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

necessary for such person to perform his or her obligations under or with respect to this Agreement or as otherwise naturally occurs in such person’s scope of responsibility, provided that such access is not in violation of Law.

(ii)	The Parties may disclose Proprietary Information to their Affiliates, auditors, attorneys, accountants, consultants, contractors, employees, and subcontractors, where (A) use by such person or entity is authorized under this Agreement, (B) such disclosure is necessary for the performance of such person’s or entity’s obligations under or with respect to this Agreement or otherwise naturally occurs in such person’s or entity’s scope of responsibility, (C) the person or entity (and its applicable officers and employees) agree in writing to assume the obligations described in this Section 13.4 or is otherwise subject to similar restrictions, and (D) the disclosing Party assumes full responsibility for the acts or omissions of such person or entity and takes all reasonable measures to ensure that the Proprietary Information is not disclosed or used in contravention of this Agreement. Any disclosure to such person or entity shall be under the terms and conditions as provided herein. Each Party’s Proprietary Information shall remain the property of such Party.

(iii)	Neither Party shall (A) make any use or copies of the Proprietary Information of the other Party except as contemplated by this Agreement, (B) acquire any right in or assert any lien against the Proprietary Information of the other Party, (C) sell, assign, transfer, lease, or otherwise dispose of Proprietary Information to third parties or commercially exploit such information, including through Derivative Works, or (D) refuse for any reason (including a default or material breach of this Agreement by the other Party) to promptly provide the other Party’s Proprietary Information (including copies thereof) to the other Party if requested to do so. Notwithstanding the foregoing, Triad may disclose Proprietary Information relating to the description of the Services and Supplier’s operational performance hereunder (e.g., applicable Service Levels and measurements of Supplier’s performance with respect to such Service Levels, but excluding pricing information) in connection with a benchmarking under Section 11.10 or the solicitation of proposals for or the procurement of the same or similar services from Triad Third Party Contractors; provided, however, notwithstanding the foregoing, Triad may disclose pricing and other information under the Agreement to a Benchmarker pursuant to Section 11.10 to the extent necessary to support any Benchmarking pursuant thereto. Upon expiration or any termination of this Agreement and completion of each Party’s obligations under this Agreement, each Party shall return or destroy, as the other Party may direct, all documentation in any medium that contains, refers to, or relates to the other Party’s Proprietary Information within thirty (30) days (except Contract Records, which shall be retained by Supplier for the Audit Period specified in Section 9.10(a) unless and to the extent Supplier is directed by Triad to deliver such Contract Records to Triad prior to the expiration of such audit period). Each Party shall deliver to the other Party written certification of its compliance with the preceding sentence signed by an authorized representative of such Party. In addition, each Party shall take all necessary steps to ensure that its employees comply with these confidentiality provisions.

(c)	Exclusions. Section 13.4(b) shall not apply to any particular information which the receiving Party can demonstrate (i) is, at the time of disclosure to it, generally available to the public other

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

than through a breach of the receiving Party’s or a third party’s confidentiality obligations; (ii) after disclosure to it, is published by the disclosing Party or otherwise becomes generally available to the public other than through a breach of the receiving Party’s or a third party’s confidentiality obligations; (iii) is lawfully in the possession of the receiving Party at the time of disclosure to it; (iv) is received from a third party having a lawful right to disclose such information; or (v) is independently developed by the receiving Party without reference to Proprietary Information of the furnishing Party. The Parties acknowledge and agree that Proprietary Information that is not generally available to the public shall not be deemed public or subject to this exclusion merely because it is combined with information that is generally available to the public. In addition, the receiving Party shall not be considered to have breached its obligations under this Section 13.4 for disclosing Proprietary Information of the other Party as required, in the opinion of legal counsel, to satisfy any legal requirement of a competent government body, provided that, promptly upon receiving any such request, such Party, to the extent it may legally do so, advises the other Party of the Proprietary Information to be disclosed and the identity of the third party requiring such disclosure prior to making such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the Proprietary Information, or take such other action as it deems appropriate to protect the Proprietary Information. The receiving Party shall use commercially reasonable efforts to cooperate with the disclosing Party in its efforts to seek a protective order or other appropriate remedy or in the event such protective order or other remedy is not obtained, to obtain assurance that confidential treatment will be accorded such Proprietary Information.

(d)	Loss of Proprietary Information. Each Party shall (i) immediately notify the other Party following discovery of any possession, use, knowledge, disclosure, or loss of such other Party’s Proprietary Information in contravention of this Agreement, (ii) promptly furnish to the other Party all known details and assist such other Party in investigating and/or preventing the reoccurrence of such possession, use, knowledge, disclosure, or loss, (iii) cooperate with the other Party in any investigation or litigation deemed necessary by such other Party to protect its rights, and (iv) promptly use commercially reasonable efforts to prevent further possession, use, knowledge, disclosure, or loss of Proprietary Information in contravention of this Agreement. Each Party shall bear any costs it incurs in complying with this Section 13.4(d).

(e)	Public Filings. Notwithstanding Section 13.4(b) and (c), the Parties acknowledge that this Agreement, or portions thereof, may be required under applicable Laws to be publicly disclosed as part of an exhibit to required public disclosure documents of either Party (or its Affiliates) filed with the United States Securities and Exchange Commission. If a Party concludes that such disclosure or filing is required, the disclosing Party shall promptly notify the other Party and use commercially reasonable efforts to seek approval from the Securities and Exchange Commission or other applicable regulatory authority for the redaction of certain Proprietary Information mutually identified by the Parties. Prior to any such disclosure or filing, the disclosing Party shall redact such portions of the Agreement that the other Party reasonably requests to be redacted, unless, the disclosing Party concludes, based on the opinion of legal counsel, that such redaction request is not permitted by the disclosing Party’s obligations under applicable Laws. The Parties shall cooperate with each other in good faith in identifying and seeking appropriate protection of Proprietary Information required to be so disclosed or filed.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)	No Implied Rights. Nothing contained in this Section 13.4 shall be construed as obligating a Party to disclose its Proprietary Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to any Proprietary Information of the other Party.

(g)	Survival. Each Party’s obligations with respect to Triad Personal Data and the other party’s human resources and personnel information shall survive the expiration or termination of this Agreement and shall be perpetual. The Parties’ obligations of non-disclosure and confidentiality with respect to all other Proprietary Information shall survive the expiration or termination of this Agreement for the longer of: (i) the period required by Law, or (ii) [**] years following the termination of this Agreement.

13.5	File Access.

Triad shall have unrestricted access to, and the right to review and retain all computer or other files containing Triad Data; provided that with respect to Triad Data at Supplier Facilities, Triad shall comply with Supplier’s reasonable, customary and generally applicable confidentiality and security procedures associated with such access; provided further however, access to Triad Data related to Supplier’s management of the Services maintained in a form commingled with other similar Supplier customer data may be subject to applicable Supplier procedures necessary to prevent Triad access to such other Supplier customer information. At no time shall any of such files or other materials or information be stored or held in a form or manner not readily accessible to Triad. Supplier shall provide to the Triad Project Executive all passwords, codes, comments, keys, documentation and the locations of any such files and other materials promptly upon the request of Triad, including Equipment and Software keys and such information as to format, encryption (if any) and any other specification or information necessary for Triad to retrieve, read, revise and/or maintain such files and information. Upon the request of the Triad Project Executive, Supplier shall confirm that, to the best of its knowledge, all files and other information provided to Triad are complete and that no material element, amount, or other fraction of such files or other information to which Triad may request access or review has been deleted, withheld, disguised or encoded in a manner inconsistent with the purpose and intent of providing full and complete access to Triad as contemplated by this Agreement.

14.	OWNERSHIP OF MATERIALS

Schedule U addresses certain matters related to ownership of Materials.

15.	REPRESENTATIONS, WARRANTIES AND COVENANTS

15.1	Work Standards.

Supplier covenants that (i) the Services shall be rendered with promptness, due care, skill and diligence; (ii) the Services shall be executed in a workmanlike manner, in accordance with the Service Levels [**]; (iii) Supplier shall use adequate numbers of qualified individuals with suitable training, experience, and skills to perform the Services; (iv) Supplier shall provide such individuals with training or other learning enhancement resources as the products and services in the Triad/Eligible Recipients environment are implemented or evolve during the Term; and (v) Supplier shall maintain an adequate capacity of personnel and resources to provide the Services and reasonably anticipated new services and projects.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.2	Maintenance.

(a)	Supplier Responsibility. Subject to the Parties’ financial responsibilities for providing maintenance for Equipment and Software as described in Section 6.4 and Schedule J.1, Supplier covenants that, unless otherwise agreed and to the extent it has operational responsibility under this Agreement, it shall maintain the Equipment and Software so that they operate substantially in accordance with the Service Levels and their specifications, including: (i) maintaining Equipment in good operating condition, subject to normal wear and tear, (ii) undertaking repairs and preventive maintenance on Equipment in accordance with the applicable Equipment manufacturer’s recommendations and requirements, and (iii) performing Software maintenance in accordance with the applicable Software supplier’s documentation, recommendations and requirements.

(b)	Out of Support Third Party Equipment and Software. For Third Party Equipment and Software no longer supported by the licensor or manufacturer and to the extent Supplier has operational responsibility under this Agreement, Supplier shall use commercially reasonable efforts to perform maintenance for such Equipment or Software as required to meet its obligations under this Agreement.

(c)	Triad Responsibility. Without limiting Supplier’s obligations pursuant to this Section 15.2 and Section 6.9, with respect to Equipment and Software for which Triad has financial responsibility as described in Schedule J.1, Triad shall enter into or maintain in effect commercially reasonable and appropriate maintenance agreements with applicable Triad Third Party Contractors that are reasonably adequate to allow Supplier to provide the Services in accordance with this Agreement.

15.3	Efficiency and Cost Effectiveness.

Supplier warrants and covenants that it shall use commercially reasonable efforts to provide the Services in a cost-effective and efficient manner consistent with the required level of quality and performance specified in this Agreement. In furtherance of the preceding sentence, to the extent it has sufficient rights therein and appropriate hereunder, Supplier shall endeavor to use pre-existing software sub-routines or other Materials in the provision of the Services hereunder. Without limiting the generality of the foregoing, such efforts shall include:

(a)	Timing of Actions. Making adjustments in the timing of actions (consistent with Triad priorities and schedules for the Services and Supplier’s obligation to meet the Service Levels).

(b)	Timing of Functions. Delaying or accelerating, as appropriate, the performance of non-critical functions within limits acceptable to Triad.

(c)	Systems Optimization. Tuning or optimizing the Systems (including memory), Applications Software, databases and/or processes to optimize performance and minimize costs.

(d)	Usage Scheduling. Controlling its use of the System and/or the Triad data network by scheduling usage, where possible, to low utilization periods.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)	Alternative Technologies. Subject to Section 9.5, using alternative technologies to perform the Services.

(f)	Efficiency. Efficiently using resources for which Triad is charged hereunder, consistent with industry norms, and compiling data concerning such efficient use in segregated and auditable form whenever possible.

15.4	Software.

(a)	Ownership and Use. Supplier represents, warrants and covenants that it is either the owner of, or authorized to use, any and all Software provided and used by or on behalf of Supplier in providing the Services. As to any such Software that Supplier does not own but is authorized to use, Supplier shall advise Triad as to the ownership and extent of Supplier’s rights with regard to such Software to the extent any limitation in such rights would impair Supplier’s performance of its obligations under this Agreement.

(b)	Performance. Supplier warrants that any Supplier Owned Software will perform in conformance with its Specifications in all material respects and will provide the functions and features and operate in the manner described therein.

(c)	Developed Materials. Supplier warrants that Developed Materials that is Software (i) will be free from material errors (with respect to Software) in operation and performance, (ii) will Comply with the applicable documentation and Specifications and, (iii) will provide the applicable functions and features and operate in the applicable manner described in Schedules D and E or otherwise agreed by the Parties for: (A) [**] days from the date such Developed Material is first used for productive business purposes under this Agreement, and (B) the completion of two (2) full production and/or business cycles by Triad and each applicable Eligible Recipient involving the applicable cyclic components (e.g., quarter-end and year-end processing) of such Developed Material. As soon as reasonably practicable after the discovery by Triad of a failure of the Developed Materials to so comply (a “Defect”), Triad will deliver to Supplier a statement and description of the alleged Defect. With respect to any Defect during such warranty period, Supplier shall, without additional Charge (x) correct such Defect as part of the Services, (y) use commercially reasonable efforts to make such correction as expeditiously as possible, and (z) to the extent that such Defect is not promptly corrected, implement appropriate work-arounds without increasing Triad’s or any Eligible Recipients’ retained work efforts or costs. The foregoing warranty will not extend to any Defect to the extent attributable to (i) a change or modification to the Developed Material not contemplated by this Agreement or recommended, performed or approved by Supplier, or (ii) Triad or any Eligible Recipient operating such Developed Material other than (x) in accordance with the applicable documentation and Specifications, (y) for the purpose(s) contemplated by this Agreement, or (z) on types of hardware contemplated by this Agreement or recommended, supplied or approved by Supplier. In the event that Supplier fails or is unable to repair or replace such Developed Material, Triad shall, in addition to any and all other remedies available to it hereunder, be entitled to obtain from Supplier a copy of the source code and/or object code and/or other applicable documentation to such Developed Material.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)	Nonconformity of Supplier Owned Software. If the Supplier Owned Software (excluding Supplier Owned Developed Materials which are addressed in Section 15.4(c)) does not conform to the Specifications and criteria set forth in this Agreement, and/or materially adversely affects the Services provided hereunder, Supplier shall expeditiously repair such Software or replace such Software with conforming Software.

15.5	Non-Infringement.

(a)	Performance of Responsibilities. Except as otherwise provided in this Agreement, each Party represents, warrants and covenants that (A) subject to Section 15.5(b), as applicable, the Equipment, Materials and other intellectual property provided by or on behalf of such Party, and (B) such Party’s performance of its obligations under this Agreement, shall not infringe, or constitute an infringement or misappropriation of, any patent, copyright, trademark, trade secret or other proprietary or privacy rights of any third party; provided, however, that the performing Party shall not have any obligation or liability to the extent any infringement or misappropriation is caused by (i) modifications made by the other Party or its contractors or subcontractors (except to the extent undertaken by or on behalf of Triad at the direction of Supplier) (ii) the other Party’s combination of the performing Party’s work product or Materials with items not furnished, specified or reasonably anticipated by the performing Party or contemplated by this Agreement, (iii) a breach of this Agreement by the other Party, (iv) the failure of the other Party to use corrections or modifications provided by the performing Party offering equivalent features and functionality, (v) the other Party’s use of Equipment or Materials in a manner not reasonably anticipated by the performing Party or contemplated by this Agreement, (vi) the performing Party’s compliance with specifications or directions (including with respect to Materials or processes) provided by the other Party to the extent such specifications or directions are required to be followed, unless and to the extent the performing Party had knowledge of the infringement or misappropriation associated with compliance with such specifications or directions and failed to disclose it to the other Party, or (vii) third party Equipment or Third Party Materials, except to the extent that such infringement or misappropriation arises from the failure of the performing Party to obtain the necessary rights or licenses or Required Consents for which such Party is responsible under this Agreement or to abide by the limitations of the applicable third party Equipment or Third Party Materials licenses of which such Party received reasonable prior notification. Each Party further covenants that it will not use or create materials in connection with the Services which are libelous, defamatory or obscene. For purposes of this Section 15.5(a), references to a “Party” as applied to Supplier shall include Subcontractors as appropriate and as applied to Triad shall include the Eligible Recipients as appropriate.

(b)	Third Party Equipment and Materials Indemnification.

(i)	Supplier Obligation. In addition, with respect to third party Equipment and Third Party Materials provided by or on behalf of Supplier and its Subcontractors pursuant to this Agreement, Supplier covenants that it shall obtain and provide intellectual property indemnification for Triad and the Eligible Recipients (or obtain intellectual property indemnification for itself and enforce such indemnification on behalf of Triad and the Eligible Recipients) from the suppliers of such Equipment or Materials. Unless otherwise approved in advance by Triad, such indemnification shall be (i) comparable to the intellectual property indemnification provided by Supplier to Triad and the Eligible

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Recipients under this Agreement, or (ii) the indemnification(s) customarily or reasonably available in the industry for the same or substantially similar types of products.

(ii)	Triad Obligation. In addition, with respect to third party Equipment and Third Party Materials provided by or on behalf of Triad and the Eligible Recipients pursuant to this Agreement and obtained or licensed by Triad or the Eligible Recipients prior to the Effective Date, Triad covenants that it will, at Supplier’s request, enforce such intellectual property indemnification rights as it has with respect to such Equipment or Third Party Materials from the supplier of such Equipment or Materials for itself and on behalf of Supplier. With respect to third party Equipment or Third Party Materials provided by or on behalf of Triad and the Eligible Recipients pursuant to this Agreement and obtained or licensed by Triad or the Eligible Recipients following the Effective Date, Triad covenants that it will undertake commercially reasonable efforts to obtain and provide intellectual property indemnification for Supplier (or obtain intellectual property indemnification for itself and enforce such indemnification on behalf of Supplier) from the supplier of such third party Equipment or Third Party Materials that is (i) comparable to the intellectual property indemnification provided by Triad to Supplier under this Agreement, or (ii) the indemnification(s) customarily or reasonably available in the industry for the same or substantially similar types of products.

15.6	Authorization.

Each Party represents and warrants to the other that:

(a)	Existence. It is a corporation or partnership duly incorporated or formed, as the case may be, validly existing and in good standing under the Laws of its State of incorporation or formation, as the case may be;

(b)	Power and Authority. It has the requisite corporate or other power and authority to execute, deliver and perform its obligations under this Agreement;

(c)	Legal Authority. It has obtained all licenses, authorizations, approvals, consents or permits required to perform its obligations under this Agreement under all applicable federal, state or local laws and under all applicable rules and regulations of all authorities having jurisdiction over the Services, except to the extent the failure to obtain any such license, authorizations, approvals, consents or permits is, in the aggregate, immaterial;

(d)	Due Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party; and

(e)	No Violation or Conflict. The execution, delivery, and performance of this Agreement shall not constitute a violation of any judgment, order, or decree; a material default under any material contract by which it or any of its material assets are bound; or an event that would, with notice or lapse of time, or both, constitute such a default.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.7	Inducements; Triad Code of Conduct.

(a)	Inducements. Supplier represents, warrants and covenants that it has not given and will not give commissions, payments, kickbacks, lavish or extensive entertainment, or other inducements of more than minimal value to any employee or agent of Triad in connection with this Agreement. Supplier also represents and warrants that, to the best of its knowledge, no officer, director, employee, agent or representative of Supplier has given any such payments, gifts, entertainment or other thing of value to any employee or agent of Triad.

(b)	Triad Code of Conduct. Supplier covenants that, in the performance of the Services and its other contractual obligations hereunder, it shall comply with the Triad Code of Conduct, as set forth in Schedule V, as such Code of Conduct may be reasonably modified and made available to Supplier.

15.8	Malicious Code.

Each Party shall cooperate with the other Party and shall take commercially reasonable actions and precautions consistent with Schedule E to prevent the introduction and proliferation of Malicious Code into Triad’s or an Eligible Recipient’s environment or any System used by Supplier to provide the Services. Without limiting Supplier’s other obligations under this Agreement, in the event Malicious Code is found in Equipment, Software or Systems managed or supported by Supplier or used by Supplier to provide the Services, Supplier shall, [**], eliminate and reduce the effects of such Malicious Code and, if the Malicious Code causes a loss of operational efficiency or loss of data, to mitigate such losses and restore such data with generally accepted data restoration techniques.

15.9	Disabling Code.

Supplier covenants that, without the prior written consent of Triad, Supplier shall not (i) insert into the Software any code that it knows or reasonably should know is designed to disable or otherwise shut down all or any portion of the Software, Equipment and/or Systems, or (ii) invoke, cause to be invoked, or permit to remain invoked any code that it knows or reasonably should know is designed to disable or otherwise shut down all or any portion of the Software, Equipment and/or Systems at any time, including upon expiration or termination of this Agreement for any reason, without Triad’s prior written consent. Supplier also covenants that it shall not knowingly use Third Party Software containing disabling code without the prior approval of Triad and will use commercially reasonable efforts to determine whether Third Party Software contains disabling code. For purposes of this provision, code that serves the function of ensuring software license compliance (including passwords) shall not be deemed disabling code, provided that, other than with respect to such code in Third Party Software of which Supplier is not aware, Supplier notifies Triad in advance of all such code and obtains Triad’s approval prior to installing such code in any Software, Equipment or System.

15.10	Compliance with Laws.

Schedule T addresses certain matters relating to compliance with laws.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.11	Reserved.

15.12	Government Programs.

(a)	Supplier and Subcontractor Eligibility. Supplier represents and warrants that, as of the Effective Date and Commencement Date, (i) none of Supplier, Supplier Affiliates performing Services or Supplier Personnel that are employees of Supplier or such Supplier Affiliates, and (ii) none of the other Subcontractors or Supplier Personnel thereof (or categories thereof) designated from time to time by Triad (excluding, in each such case, as of the Effective Date and the applicable Employment Effective Date, any of the Transitioned Employees):

(i)	is currently ineligible to participate in any federal or other government health care programs or any federal or other government procurement or non-procurement programs because of being excluded, sanctioned, disbarred, suspended, or otherwise deemed or declared ineligible to participate; or

(ii)	has been convicted of a criminal offense that falls within the ambit of 42 U.S.C. Section 1320-7 (including government program-related crimes, crimes relating to patient abuse, felony conviction relating to health care fraud, or felony conviction relating to controlled substances), but has not yet been excluded, sanctioned, disbarred, suspended, or otherwise deemed or declared ineligible to participate in any federal or other government health care programs or any federal or other government procurement or non-procurement programs;

Further, Supplier has not received notice of, or otherwise become aware that, any of Supplier or Supplier Affiliate, Subcontractor or Supplier Personnel is currently under investigation related to the exclusion, sanction, disbarment, suspension or other determination of ineligibility to participate in any federal or other government health care programs or any federal or other government procurement or non-procurement programs.

(b)	Supplier Disqualification. After the Commencement Date and throughout the Term, Supplier shall immediately notify Triad if Supplier:

(i)	is excluded, sanctioned, disbarred, suspended, or otherwise deemed or declared ineligible to participate in any federal or other government health care programs or federal or other government procurement or non-procurement programs or if Supplier is convicted of a criminal offense that falls within the ambit of 42 U.S.C. Section 1320-7 (including government program-related crimes, crimes relating to patient abuse, felony conviction relating to health care fraud, or felony conviction relating to controlled substances); or

(ii)	is charged with a criminal offense that falls within the ambit of 42 U.S.C. Section 1320-7 (including government program-related crimes, crimes relating to patient abuse, felony convictions relating to health care fraud, or felony conviction relating to controlled substances); or

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii)	is under investigation related to the exclusion, sanction, disbarment, suspension, or other determination of ineligibility to participate in any federal or other government health care programs or any federal or other government procurement or non-procurement programs.

[**]:

(i)	[**].

(ii)	[**].

(c)	Conformity with Triad Compliance Program. For purposes of facilitating compliance with the provisions of this Section 15.12 and Sections 8.5(b) (respecting removal of Supplier Personnel) and 9.12(b) (respecting removal of Subcontractors) throughout the Term Supplier shall comply with Triad’s generally applicable compliance program policies and procedures related to the subject matter hereof, which shall be outlined in the Policy and Procedures Manual. Such requirements may include:

(i)	Supplier’s periodic written certification of the current status of Supplier, Supplier Affiliates performing Services and Supplier Personnel that are employees of Supplier or such Supplier Affiliates with respect to the subject matter of clauses (i) and (ii) of Section 15.12(a); and

(ii)	Provision to Triad of appropriate information respecting (i) Supplier, Supplier Affiliates performing Services, and Supplier Personnel that are employees of Supplier and such Supplier Affiliates, and (ii) such other Subcontractors or Supplier Personnel thereof (or categories thereof) designated from time to time by Triad necessary for Triad to independently confirm such Entity’s or individual’s current status with respect to the subject mater of clauses (i) and (ii) of Section 15.12(a).

(d)	Right of Removal. In accordance with the provisions of Section 8.5(b) and Section 9.12(b), upon knowledge or notice (including from Triad), Supplier shall immediately remove (or have removed) from any Triad Site and from the provision of any of the Services, any Supplier Affiliate, Subcontractor, or individual Supplier Personnel that shall be ineligible to participate in any federal or other government health care programs or federal or any other government procurement or non-procurement programs because of being excluded, sanctioned, disbarred, suspended, or otherwise deemed or declared ineligible to participate.

15.13	Telecommunications Disclaimer.

Neither Party shall be responsible for the loss, corruption, damage or mis-transmission of data during the transmission of such data by a third party public telecommunications provider expressly permitted under this Agreement, unless and to the extent such loss, corruption, damage or mis-transmission is attributable to errors or omissions on the part of such Party or such Party’s failure to perform its obligations (including data security and applicable Service Level requirements) under this Agreement, including the obligation by Supplier to use commercially reasonable efforts to perform other services (including transmission) and to assist in the resolution of any such loss, corruption, damage or mis-transmission as part of the Services.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.14	Disclaimer.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS, CONDITIONS OR WARRANTIES TO THE OTHER PARTY, WHETHER EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTY OR CONDITION OTHERWISE ARISING FROM COURSE OF DEALING OR USAGE OF TRADE.

16.	INSURANCE AND RISK OF LOSS

16.1	Insurance.

(a)	Requirements. Supplier agrees to keep in full force and effect and maintain at its sole cost and expense the following policies of insurance with the specified minimum limits of liability during the term of this Agreement:

(i)	Workers’ Compensation and Employer’s Liability Insurance in full compliance with the applicable Laws of the state and/or country in which the work is to be performed or the country of hire (whichever is applicable). Each such policy shall be endorsed to include an alternate employer or borrowed servant endorsement.

The limits of liability of Workers’ Compensation Insurance shall be not less than the limits required by applicable Law.

The limits of liability of Employer’s Liability Insurance with minimum limits of $ [**] per employee by accident / $ [**] per employee by disease / $ [**] policy limit by disease (or, if higher, the policy limits required by applicable Law).

(ii)	Commercial General Liability Insurance (including coverage for Contractual Liability assumed by Supplier under this Agreement, Premises-Operations, Completed Operations-Products, Independent Contractors, and explosion, collapse, and underground property damage hazards) providing coverage for bodily injury, personal injury and property damage with combined single limits of not less than $ [**] per occurrence and $ [**] aggregate. This coverage may be provided with a combination of primary and excess insurance policies.

(iii)	Commercial Business Automobile Liability Insurance including coverage for all owned, non-owned, leased, and hired vehicles providing coverage for bodily injury and property damage liability with combined single limits of not less than $ [**] per occurrence, except as a greater amount may otherwise be required by Law.

(iv)	Technology Errors and Omissions Liability Insurance, with minimum limits of $ [**] per claim, for financial loss or liability resulting from or arising out of acts, errors or omissions in rendering Supplier’s Services or Supplier’s Operations including without limitation: (a) breach or invasion of privacy, including use, collection, or transmission of personal or confidential financial or medical information under common law or under

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

state or federal statues and regulations, including but not limited to the Privacy Rule of HIPAA; (b) unauthorized access, unauthorized use, identity theft, virus transmission, and denial of service, including protection of personal or confidential financial or medical information under common law or under state or federal statues and regulations, including but not limited to the Security Rule of HIPAA, including Supplier’s vicarious liability for intentional or criminal acts of Supplier’s employees or subcontractors; and (c) intellectual property infringement for software, electronic or non-electronic material or content, excluding patent infringement and trade secret misappropriation covering the liability of the Supplier.

(v)	Employee Dishonesty and Computer Fraud Insurance including coverage for loss of Triad’s property away from Supplier’s premises, covering losses arising out of or in connection with any fraudulent or dishonest acts committed by Supplier employees, acting alone or with others, as well as forgery or alteration coverage, in an amount not less than $ [**] per occurrence. Such policy definition of Supplier employee shall include employees of Supplier’s subcontractors.

(vi)	Property insurance including:

(1)	All-risk property insurance covering loss or damage to Supplier owned or leased Equipment and other assets in an amount not less than for the full replacement cost of such Equipment and assets.

(2)	All-risk Extra Expense coverage providing reasonable and necessary extra expense incurred by the Supplier in order to continue its normal operations of providing the Services following direct physical damage or destruction to any Supplier Facilities.

(3)	All-risk Expediting Expense coverage providing reasonable and necessary costs incurred to expedite repairs to Supplier owned, leased, or borrowed Equipment, including coverage for payment of overtime wages and the extra expense to use express or other rapid means of transportation.

(4)	All-risk Contingent Business Interruption coverage protecting against the disruption of business conducted at Supplier Facilities to the extent the Supplier is prevented from providing the Services.

(5)	All-risk interdependent business interruption coverage protecting against the disruption of business conducted at Supplier companies that are either owned, controlled or which are subsidiaries of the Supplier or joint ventures in which the Supplier has an interest to the extent preventing Supplier from providing the Services.

(6)	Service interruption coverage for direct physical loss or damage to any third party equipment that provides the Supplier with services of: communication, electricity, gas, fuel, cooling, heating, humidifying, lighting, or generation and

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or conversion of power, sewer, steam, or water to the extent preventing Supplier from providing the Services.

(b)	Approved Companies. All such insurance shall be procured with insurance companies that shall have and maintain a rating at least of “[**]” and be at least a Financial Size Category [**] as both criteria are defined in the most current publication of Best’s Policyholder Guide.

(c)	Endorsements. Supplier’s insurance policies as required herein under Sections 16.1(a)(ii) and (iii) shall name Triad, Triad Affiliates and Eligible Recipients and their respective officers, directors and employees as Additional Insureds. The Supplier insurance policies required under Section 16.1(a)(v) and (vi) shall name Triad, Triad Affiliates and Eligible Recipients and their respective officers, directors and employees as loss payees. Each policy shall provide that Triad will be provided at least [**] days advance written notice of cancellation, except ten (10) days notice of cancellation due to nonpayment of premium, and of material change in coverage causing the insurance to no longer meet the requirements of this Section 16.1. Should any policy expire or be canceled during the Term and Supplier fails to immediately procure replacement insurance as specified, Triad reserves the right (but not the obligation) to procure such insurance and to deduct the cost thereof from any sums due Supplier under this Agreement. All insurance required under this Section 16.1 shall be primary insurance and any other valid insurance existing for Triad’s benefit shall be excess of such primary insurance according to the policy terms and conditions. Supplier shall obtain such endorsements to its policy or policies of insurance as are necessary to cause the policy or policies to comply with the requirements stated herein.

(d)	Certificates. Supplier shall provide Triad with certificates of insurance evidencing compliance with this Section 16 (including evidence of renewal of insurance) signed by authorized representatives of the respective carriers for each year that this Agreement is in effect. Each certificate of insurance shall include a statement that the policies include the prior notice requirements in Section 16.1(c), with notice to be sent to:

Triad

5800 Tennyson Parkway

Plano, Texas 75024

Attention: General Counsel

(e)	No Implied Limitation. The obligation of Supplier and its Affiliates to provide the insurance specified herein shall not limit or expand (other than the obligation to provide such coverage) in any way any obligation or liability of Supplier provided elsewhere in this Agreement. The rights of Triad and its subsidiaries, Affiliates and Eligible Recipients to insurance coverage under policies issued to or for the benefit of one or more of them are independent of this Agreement shall not be limited by this Agreement.

(f)	Waiver of Subrogation. With respect to insurance coverage to be provided by Supplier pursuant to Section 16.1(a)(i), (ii), (iii), and (vi), the insurance policies shall be endorsed to provide that the insurance companies waive all rights of subrogation against Triad, the Eligible Recipients and their respective Affiliates, officers, directors and employees. Supplier waives its rights to recover against Triad, Triad Affiliates and Eligible Recipients and their respective officers, directors, and employees in subrogation or as subrogee for another party.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.2	Risk of Loss.

(a)	General. Subject to Section 17.3, Supplier and Triad each shall be responsible for damage, destruction, loss, theft or governmental taking of their respective tangible property or real property (whether owned or leased) and each Party agrees to look only to its own insuring arrangements (if any) with respect to such damage, destruction, loss, theft, or governmental taking. Each Party shall promptly notify the other Party of any damage (except normal wear and tear), destruction, loss, theft, or governmental taking of such other Party’s tangible property or real property (whether owned or leased). For the avoidance of doubt, for purposes of this provision, electronic data is not considered to be tangible property.

(b)	Waiver. Supplier and Triad each waive all rights to recover against the other Party for damage, destruction, loss, theft, or governmental taking of their respective real or tangible personal property (whether owned or leased) from any cause to the extent covered by insurance maintained by each of them, including their respective deductibles or self-insured retentions. Supplier and Triad will cause their respective insurers to issue appropriate waivers of subrogation rights endorsements to all property insurance policies maintained by each Party. For the avoidance of doubt, for purposes of this provision, electronic data is not considered to be tangible property.

17.	INDEMNITIES

17.1	Indemnity by Supplier.

Supplier agrees to indemnify, defend and hold harmless Triad and its Affiliates and the Eligible Recipients and their respective officers, directors, employees, agents, representatives, successors, and assigns from any and all Losses and threatened Losses due to third party claims arising from or in connection with any of the following:

(a)	Representations, Warranties, and Covenants. Supplier’s breach of any of the representations, warranties, and covenants set forth in Sections [**],[**] or [**] or [**] provided, however, such indemnification obligation (i) with respect to claims relating to [**] shall be limited to claims by governmental departments or agencies or standards organizations; and (ii) with respect to claims relating to Section [**] shall be limited to claims involving knowing breach.

(b)	Licenses, Leases and Contracts for which Supplier has Operational or Financial Responsibility. Supplier’s or any Subcontractor’s failure to observe or perform any duties or obligations to be observed or performed by Supplier or Subcontractors under any of the Third Party Software licenses, Equipment leases or Third Party Contracts for which Supplier has financial or operational responsibility pursuant to Section 6.4, each to the extent such failure was not the result of Triad’s failure to obtain the Required Consents for which it is responsible pursuant to Section 5.1(a); provided, however, that Supplier shall have no obligation under this paragraph (b) with respect to such duties or obligations during the 12-month period following the Effective Date to the extent Supplier’s and its Subcontractors performance thereof is consistent in all material respects with Triad’s or the applicable Eligible Recipient’s performance of such duties and obligations prior to the Effective Date, except to the extent Supplier earlier knows of such duties or obligations.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	Licenses, Leases and Contracts to Which Supplier is a Party. Supplier’s or any Subcontractor’s failure to observe or perform any duties or obligations to be observed or performed by Supplier or any Subcontractor under Third Party Software licenses, Equipment leases or Third Party Contracts to which Supplier or Subcontractor is a party.

(d)	Triad Data or Proprietary Information. Supplier’s Misappropriation of any Triad Data or Triad Proprietary Information.

(e)	Infringement. Infringement or misappropriation or alleged infringement or alleged misappropriation of a patent, trade secret, copyright or other proprietary rights in contravention of Supplier’s representations, warranties and covenants in Section 15.5.

(f)	Government Claims. Claims by government departments or agencies or standards organizations for fines, penalties, interest or other monetary remedies imposed by a governmental body, regulatory agency or standards organization to the extent resulting from the failure of Supplier or its Affiliates or Subcontractors to comply with Supplier’s responsibilities under Schedule T, unless and to the extent such failure is attributable to the acts or omissions of Triad or its Affiliates or Eligible Recipients in contravention of this Agreement; provided, however, that for purposes of this indemnity, Losses shall be limited to fines, penalties, interest, and other monetary remedies paid to governmental regulators or agencies as a result of such a failure.

(g)	Taxes. Taxes, together with interest and penalties, that are the responsibility of Supplier under Section 11.4.

(h)	Claims Arising in Shared Facility Services. Systems, services or products provided by Supplier to a third party from any shared Supplier facility or using any shared Supplier resources (excluding Services provided to an Eligible Recipient pursuant to this Agreement).

(i)	Affiliate, Subcontractor or Assignee Claims. Any claim, other than a claim for which Triad is obligated to indemnify under Section 17.2 or 17.3, initiated by (i) a Supplier Affiliate or Subcontractor asserting rights under this Agreement or (ii) any entity to which Supplier assigned, transferred, pledged, hypothecated or otherwise encumbered its rights to receive payments from Triad under this Agreement.

(j)	Supplier Personnel Injury Claims. Any claim by Supplier Personnel for death or bodily injury suffered on a Triad Site, except to the extent caused by Triad’s or an Eligible Recipient’s gross negligence or willful misconduct.

(k)	Employment Claims. Any claim (including claims by Transitioned Employees) relating to any (i) violation by Supplier, Supplier Affiliates or Subcontractors, or their respective officers, directors, employees, representatives or agents, of any Laws or any common law protecting persons or members of protected classes or categories, including Laws prohibiting discrimination or harassment on the basis of a protected characteristic; (ii) liability arising or resulting from the employment of Supplier Personnel (including Transitioned Employees from and after their Employment Effective Date) by Supplier, Supplier Affiliates or Subcontractors (including liability for any social security or other employment taxes, workers’ compensation claims and premium payments, and contributions applicable to the wages and salaries of such Supplier Personnel); (iii)

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

payment or failure to pay any salary, wages or other cash compensation due and owing to any Supplier Personnel (including Transitioned Employees from and after their Employment Effective Dates), (iv) employee pension or other benefits of any Supplier Personnel (including Transitioned Employees) accruing from and after their Employment Effective Date, (v) other aspects of the employment relationship of Supplier Personnel (including Transitioned Employees from and after their Employment Effective Dates) with Supplier, Supplier Affiliates or Subcontractors or the termination of such relationship, including claims for wrongful discharge, claims for breach of express or implied employment contract and claims of joint employment; and/or (vi) liability resulting from representations (oral or written) to the Triad or Eligible Recipient employees identified on or in accordance with Schedule M.1 by Supplier, Supplier Affiliates or Subcontractors (or their respective officers, directors, employees, representatives or agents), or other acts or omissions with respect to the Triad or Eligible Recipient employees identified on or in accordance with Schedule M.1 by such persons or entities, including any act, omission or representation made by such persons or entities in connection with the interview, selection, hiring and/or transition process, the offers of employment made to such employees, the failure to make offers to any such employees or the terms and conditions of such offers (including compensation and employee benefits), except, in each case, to the extent resulting from (i) any wrongful act or omission of Triad, the Eligible Recipients, or Triad Third Party Contractors, (ii) errors or inaccuracies in the information provided by Triad and faithfully communicated by Supplier, or (iii) the failure of Triad, the Eligible Recipients, or Triad Third Party Contractors to comply with Triad’s responsibilities under this Agreement.

(l)	WARN Act. Supplier’s breach of its obligations under Section 8.9(b) to the extent such breach results in Triad being in violation of the WARN Act or the regulations promulgated thereunder.

17.2	Indemnity by Triad.

Triad agrees to indemnify, defend and hold harmless Supplier, Supplier Affiliates and its and their respective officers, directors, employees, agents, representatives, successors, and assigns, from any Losses and threatened Losses due to third party claims arising from or in connection with any of the following:

(a)	Representations, Warranties and Covenants. Triad’s breach of any of the representations, warranties and covenants set forth in Section [**] or [**].

(b)	Licenses, Leases or Contracts. Triad’s or an Eligible Recipient’s failure to observe or perform any duties or obligations to be observed or performed by Triad or an Eligible Recipient under any Third Party Software licenses, Equipment Leases or Third Party Contracts to which it or an Eligible Recipient is a party, to the extent the financial or operational responsibility therefor has not been allocated to Supplier pursuant to Section 6.4.

(c)	Reserved.

(d)	Supplier’s Proprietary Information. Triad’s or an Eligible Recipient’s Misappropriation of any Supplier Proprietary Information.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)	Infringement. Infringement or misappropriation or alleged infringement or alleged misappropriation of a patent, trade secret, copyright or other proprietary rights in contravention of Triad’s representations, warranties and covenants in Section 15.5.

(f)	Taxes. Taxes, together with interest and penalties, that are the responsibility of Triad under Section 11.4.

(g)	Triad Affiliate, Eligible Recipient or Third Party Contractor Claims. Any claim, other than an indemnification claim for which Supplier is obligated to indemnify under Section 17.1 or 17.3, initiated by a Triad Affiliate, an Eligible Recipient (other than Triad), an Authorized User or a Triad Third Party Contractor asserting rights under this Agreement.

(h)	Government Claims. Claims by government departments or agencies or standards organizations for fines, penalties, interest or other monetary remedies imposed by a governmental body, regulatory agency or standards organization to the extent resulting from the failure of Triad, its Affiliates, the Eligible Recipients or the Triad Third Party Contractors to comply with Triad’s or the Eligible Recipients’ responsibilities under Schedule T, unless and to the extent such failure is attributable to the acts or omissions of Supplier or its Affiliates or Subcontractors in contravention of this Agreement; provided, however, that for purposes of this indemnity, Losses shall be limited to fines, penalties, interest, and other monetary remedies paid to governmental regulators or agencies as a result of such a failure.

(i)	Employment Claims. Any claim for any (i) violation by Triad or the Eligible Recipients, or their respective officers, directors, employees, representatives or agents, of any Laws or any common law protecting persons or members of protected classes or categories, including Laws prohibiting discrimination or harassment on the basis of a protected characteristic; (ii) liability arising or resulting from the employment of persons (including Transitioned Employees prior to their Employment Effective Date) by Triad or the Eligible Recipients; (iii) payment or failure to pay any salary, wages or other cash compensation due and owing to any employee of Triad or the Eligible Recipients (including Transitioned Employees prior to their Employment Effective Dates); (iv) employee pension or other benefits of any employee of Triad or the Eligible Recipients (including Transitioned Employees prior to their Employment Effective Dates); (v) other aspects of the employment relationship of any employee of Triad or the Eligible Recipients (including Transitioned Employees prior to their Employment Effective Dates), including claims for wrongful discharge, claims for breach or express or implied employment contract and claims of joint employment, but excluding claims covered by Section 17.1(k) (and provided, in no event will Triad be liable for any claim related to a Transitioned Employee’s employment relationship arising on or after such Transitioned Employee’s Employment Effective Date regardless of a finding by any court or authoritative body that Triad is or was an employer of such Transitioned Employee on or after his or her Employment Effective Date); (vi) liability resulting from representations (oral or written) to the employees identified on or in accordance with Schedule M.1 by Triad, Triad Affiliates or Eligible Recipients (or its or their respective officers, directors, employees, representatives or agents), or the wrongful acts or wrongful omissions of Triad or the Eligible Recipients prior to the applicable Employment Effective Date in connection with the selection and hiring by Supplier of the Triad or Eligible Recipients employees identified on or in accordance with Schedule M.1, except, in each case, to the extent resulting from (i) any wrongful act or wrongful omission of Supplier, Supplier Affiliates or Subcontractors errors or inaccuracies

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in the information provided by Supplier and faithfully communicated by Triad and Eligible Recipients, or the failure of Supplier, Supplier Affiliates or Subcontractors to comply with Supplier’s responsibilities under this Agreement.

(j)	Triad Personnel Injury Claims. Any claim by Triad or Eligible Recipient employees, representatives, contractors and agents for death or bodily injury suffered on a Supplier Facility, except to the extent caused by Supplier’s gross negligence or willful misconduct.

17.3	Additional Indemnities.

Supplier and Triad each agree to indemnify, defend and hold harmless the other, and the Eligible Recipients and their respective Affiliates, officers, directors, employees, agents, representatives, successors, and assigns, from and against any and all Losses and threatened Losses in connection with third party claims to the extent they arise from or in connection with any of the following: (a) except as otherwise provided in Section 17.1(j) or 17.2(i), the death or bodily injury of any agent, employee, customer, business invitee, business visitor or other person caused by the negligence or other tortious conduct of the indemnitor; and (b) except as provided in Section 16.2, the damage, loss or destruction of any real or tangible personal property caused by the negligence or other tortious conduct of the indemnitor.

17.4	Infringement.

(a)	Remedy. In the event that (1) any item supplied by or on behalf of Supplier that is subject to the indemnity in Section 17.1(e), or any item supplied by or on behalf of Triad that is subject to the indemnity in Section 17.2(e) (each with respect thereto, the “Indemnifying Party”), in each case are found, or in the Indemnifying Party’s reasonable opinion are likely to be found, to infringe upon the patent, copyright, trademark, trade secrets, intellectual property or proprietary rights of any third party in any country in which Services are to be performed or received under this Agreement, or (2) the continued use of such items is enjoined, the Indemnifying Party shall, in addition to defending, indemnifying and holding harmless the other Party as provided in Section 17.1(e) and Section 17.2(e) and to the other rights the Indemnifying Party may have under this Agreement, promptly and at its own cost and expense and in such a manner as to minimize the disturbance to the other Party’s business activities do one of the following:

(i)	Obtain Rights. Obtain for the Indemnified Party the right to continue using such item, including, as applicable, the procurement of a license (including a backlicense) for unlicensed or under-licensed Software, an Upgrade, or maintenance.

(ii)	Modification. If the action in clause (i) cannot be accomplished with commercially reasonable efforts, modify the item(s) in question so that it is no longer infringing (provided that such modification does not materially degrade the performance or quality of the Services or adversely affect the Indemnified Party’s intended use as contemplated by this Agreement).

(iii)	Replacement. If the actions in clauses (i) and (ii) cannot be accomplished with commercially reasonable efforts, replace such item(s) with a non-infringing functional equivalent reasonably acceptable to the Indemnified Party (provided that such replacement does not materially degrade the performance or quality of the Services or

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

adversely affect the Indemnified Party’s intended use as contemplated by this Agreement).

If Triad, as the Indemnifying Party under this Section 17.4(a), cannot, by using commercially reasonable efforts, accomplish the actions in clauses (i) through (iii) above, then to the extent provided in Section 10.2, (1) Supplier will not be liable for Service Level or Critical Deliverable failures attributable to such failure to remedy the infringement or any resulting Service Level Credits or Deliverable Credits, and (2) Triad shall reimburse Supplier for any additional Out-of-Pocket Expenses reasonably incurred by Supplier as a result of such failure, but only to the extent (A) Supplier notifies Triad in advance of such expenses or impact prior to incurring them, and (B) Supplier uses commercially reasonable efforts to minimize such costs and impact.

(b)	Exception for Triad Provided Items. Notwithstanding the provisions of Section 17.4(a), to the extent any Materials, Equipment or Software provided by or on behalf of Triad hereunder shall as of the Effective Date be in use by Triad or an Eligible Recipient or for the benefit of Triad or any Eligible Recipient in a manner exceeding the scope of Triad’s or such Eligible Recipient’s rights thereto, any resulting infringement shall not be subject to the foregoing obligations of Supplier, but Supplier shall nonetheless undertake commercially reasonable efforts to assist Triad in resolving such infringement through the resolution or remedial action described in Section 17.4(a)(i), (ii) and (iii) and Triad shall reimburse Supplier for any reasonable costs associated with such efforts, provided that Supplier notifies Triad in advance of such costs, obtains Triad’s approval prior to incurring such costs, and uses commercially reasonable efforts to minimize such costs.

17.5	Indemnification Procedures.

With respect to non-Party claims which are subject to indemnification under this Agreement (other than as provided in Section 17.6), the following procedures shall apply:

(a)	Notice. Promptly after receipt by any entity entitled to indemnification under this Agreement of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification hereunder, the indemnitee shall notify the indemnitor of such claim. No delay or failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that such indemnitor has suffered actual prejudice by such delay or failure. Within fifteen (15) days following receipt of notice from the indemnitee relating to any claim, but no later than five (5) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee that the indemnitor elects to assume control of the defense and settlement of that claim (a “Notice of Election”), provided that if the indemnitor has less than two (2) business days to make such a determination, the Parties shall, at the indemnitor’s request, cooperate to seek an extension of the filing deadline or, if an extension is not available, to prepare an initial response to such complaint.

(b)	Procedure Following Notice of Election. If the indemnitor delivers a Notice of Election within the required notice period, the indemnitor shall assume sole control over the defense and settlement of the claim; provided, however, that (i) the indemnitor shall keep the indemnitee fully apprised at all times as to the status of the defense, and (ii) the indemnitor shall obtain the prior

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

written approval of the indemnitee before entering into any settlement of such claim asserting any liability against the indemnitee or imposing any obligations or restrictions on the indemnitee or ceasing to defend against such claim. The indemnitor shall not be liable for any legal fees or expenses incurred by the indemnitee following the delivery of a Notice of Election; provided, however, that to the extent such conduct does not, or is not reasonably likely to, result in the waiver or abandonment of a legal privilege, (i) the indemnitee shall be entitled to employ counsel at its own expense to participate in the handling of the claim, and (ii) the indemnitor shall pay the fees and expenses associated with such counsel if, in the reasonable judgment of the indemnitee, based on the written opinion of counsel, there is a conflict of interest with respect to such claim which is not otherwise resolved or if the indemnitor has requested the assistance of the indemnitee in the defense of the claim or the indemnitor has failed to defend the claim diligently and the indemnitee is prejudiced or likely to be prejudiced by such failure. The indemnitor shall not be obligated to indemnify the indemnitee for any amount paid or payable by such indemnitee in the settlement of any claim if (i) the indemnitor has delivered a timely Notice of Election and such amount was agreed to without the written consent of the indemnitor, (ii) the indemnitee has not provided the indemnitor with notice of such claim and a reasonable opportunity to respond thereto, or (iii) the time period within which to deliver a Notice of Election has not yet expired.

(c)	Procedure Where No Notice of Election Is Delivered. If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee has the right to defend the claim in such manner as it may deem appropriate. The indemnitor shall promptly reimburse the indemnitee for all such reasonable costs and expenses incurred by the indemnitee, including reasonable attorneys’ fees if the indemnitor owes an indemnity obligation to the indemnitee.

17.6	Indemnification Procedures – Governmental Claims.

With respect to claims covered by Section 17.1(f), the following procedures shall apply:

(a)	Notice. Promptly after receipt by Triad or any Eligible Recipient of notice of the commencement or threatened commencement of any action or proceeding involving such a claim, Triad shall notify Supplier of such claim. No delay or failure to so notify Supplier shall relieve Supplier of its obligations under this Agreement except to the extent that Supplier has suffered actual prejudice by such delay or failure.

(b)	Procedure for Defense. Triad shall be entitled, at its option, to have the claim handled pursuant to Section 17.5 or to retain sole control over the defense and settlement of such claim; provided that, in the latter case, Triad shall (i) keep Supplier reasonably apprised as to the status of the defense, (ii) consult with Supplier on a regular basis regarding claim processing (including actual and anticipated costs and expenses) and litigation strategy, (iii) obtain the prior written approval of Supplier (not to be unreasonably withheld) before entering any settlement agreements that impose a monetary amount to be paid or reimbursed by Supplier, and (iv) use commercially reasonable efforts to minimize any amounts payable or reimbursable by Supplier.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17.7	Subrogation.

Except as otherwise provided in Sections 16.1 or 16.2, in the event that an indemnitor shall be obligated to indemnify an indemnitee pursuant to any provision of this Agreement, the indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims to which such indemnification relates.

18.	LIABILITY

18.1	General Intent.

Subject to the specific provisions and limitations of this Article 18, it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the non-breaching Party as a result of the breaching Party’s failure to perform its obligations in the manner required by this Agreement, to the extent such failure is not excused pursuant to the provisions of this Agreement. Each Party shall have a duty to mitigate damages for which the other Party is responsible to the extent within its reasonable control and consistent with the Parties’ respective performance obligations under this Agreement; provided, however, this provision is not intended to expand or diminish a Party’s rights or obligations under this Agreement, alter the plain meaning of the provisions contained herein or limit a Party’s rights to act in its own self-interest.

18.2	Force Majeure.

(a)	General. Subject to Section 18.2(d), no Party shall be liable for any default or delay in the performance of its obligations (including obligations dependent on the acts or omissions of Affiliates, Eligible Recipients, Subcontractors, Managed Third Parties, and Third Party Contractors but excluding Triad’s payment obligations hereunder) under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, wars, riots, civil disorders, rebellions or revolutions, acts of terrorism, strikes, lockouts or labor disputes or any other similar cause beyond the reasonable control of such Party except to the extent that the non-performing Party is at fault in failing to prevent or causing such default or delay, and provided that such default or delay can not reasonably be circumvented by the non-performing Party through the use of commercially reasonable alternate sources, workaround plans or other means. A strike, lockout or labor dispute involving Supplier Personnel shall not excuse Supplier from its obligations hereunder. In addition, the refusal of Supplier Personnel to enter a facility that is the subject of a labor dispute shall excuse Supplier from its obligations hereunder only if and to the extent such refusal is based upon reasonable fear of physical harm.

(b)	Duration and Notification. In the event of a force majeure event the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so prevented, hindered or delayed in its performance shall, as quickly as practicable under the circumstances, notify the Party to whom performance is due by telephone (to be confirmed in writing within one (1) day of the inception of such delay) and describe at a

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reasonable level of detail the circumstances of the force majeure event, the steps being taken to address such force majeure event, and the expected duration of such force majeure event.

(c)	Substitute Services; Termination. If any event described in Section 18.2(a) results in a material disruption in the performance of Services or has substantially prevented, hindered or delayed or is reasonably expected to substantially prevent, hinder or delay the performance by Supplier or one of its Subcontractors of Services necessary for the performance of critical Triad or Eligible Recipient functions specified in Schedule S for longer than the applicable recovery period specified in the disaster recovery plan set forth in Schedule S (as such plan is amended from time to time) or, if there is no such recovery period specified in Schedule S for such event, [**], Triad or Supplier may procure such Services from an alternate source, [**]. In addition, if any event described in Section 18.2(a) results in a material disruption in the performance of Services or substantially prevents, hinders or delays the performance by Supplier or one of its Subcontractors of any Functional Service Area or any Services necessary for the performance of critical Triad or Eligible Recipient functions as specified or described in Schedule S: (i) for more than [**] days after the applicable recovery times in the disaster recovery plan [**]; or (ii) for more than [**] days after the applicable recovery times in the disaster recovery plan [**]. Supplier shall not have the right to additional payments or increased usage charges as a result of any force majeure occurrence affecting Supplier’s ability to perform. At such time Supplier resumes, providing the Services in accordance with this Agreement that were so prevented, hindered or delayed, any such unexercised termination right shall expire with respect to such force majeure event.

(d)	Disaster Recovery. Upon the occurrence of a force majeure event that constitutes a disaster under the applicable disaster recovery plan, Supplier shall implement promptly, as appropriate, such disaster recovery plan and provide disaster recovery services as described in Schedules S, J.1 and E. The occurrence of a force majeure event shall not relieve Supplier of its obligation to implement such disaster recovery plan(s) and provide disaster recovery services as required under this Agreement.

(e)	[**].

(f)	Allocation of Resources. Without limiting Supplier’s obligations under this Agreement, whenever a force majeure event or disaster causes Supplier to allocate limited resources between or among Supplier’s customers and Affiliates, Triad and the Eligible Recipients shall receive priority and levels of support appropriate to the nature and extent of the force majeure event and its impact on Triad and other similarly situated customers. [**].

18.3	Limitation of Liability.

(a)	Exclusions from Limitations. EXCEPT AS PROVIDED IN THIS SECTION 18.3, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL, COLLATERAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, REGARDLESS OF THE FORM OF THE ACTION OR THE THEORY OF RECOVERY (WHETHER BASED UPON AN ACTION OR CLAIM IN CONTRACT, TORT, WARRANTY, NEGLIGENCE, INTENDED CONDUCT OR OTHERWISE), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	Liability Cap. Additionally, except as provided in this Section 18.3, the total aggregate liability of either Party, for all claims asserted by the other Party under or in connection with this Agreement, regardless of the form of the action or the theory of recovery, even if such Party has been advised of the possibility of such damages, whether based upon an action or claim in contract, tort, warranty, negligence, intended conduct or otherwise, shall be limited to:

(i)	[**]; or

(ii)	[**].

[**]:

(i)	[**]; or

(ii)	[**];

[**].

(c)	[**].

(d)	[**].

(e)	[**]:

(i)	[**].

(ii)	[**].

(iii)	[**].

(iv)	[**].

(f)	[**]:

(i)	[**].

(ii)	[**].

(iii)	[**].

(iv)	[**].

(v)	[**].

(g)	[**]:

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)	[**].

(ii)	[**].

(iii)	[**].

(iv)	[**].

(h)	[**].

(i)	[**]:

(i)	[**].

(ii)	[**].

(iii)	[**].

(iv)	[**].

(v)	[**].

(vi)	[**].

(vii)	[**].

(viii)	[**].

(ix)	[**].

(x)	[**].

19.	DISPUTE RESOLUTION

19.1	Informal Dispute Resolution.

Prior to the initiation of formal dispute resolution procedures with respect to any dispute other than as provided in Section 19.1(e) or Section 19.6(a)(i) or (ii), the Parties shall first attempt to resolve such dispute informally as follows:

(a)	Initial Effort. The Parties agree that the Triad Project Executive and the Supplier Account Executive shall attempt in good faith to resolve all disputes other than those described in Section 19.1(e) or Section 19.6(a)(i) or (ii). In the event the Triad Project Executive and the Supplier Account Executive are unable to resolve a dispute in an amount of time that either Party deems reasonable under the circumstances, such Party may refer the dispute for resolution to the senior corporate executives specified in Section 19.1(b) below upon written notice to the other Party.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	Escalation. Within five (5) business days of a notice under Section 19.1(a) above referring a dispute for resolution by senior corporate executives, the Triad Project Executive and the Supplier Account Executive will each prepare and provide to Supplier’s Chief Operating Officer, Healthcare Division, and the Triad Vice President and Chief Information Officer, respectively, summaries of the non-privileged relevant information and background of the dispute, along with any appropriate non-privileged supporting documentation, for their review. The designated senior corporate executives will confer as often as they deem reasonably necessary in order to gather and furnish to the other all non-privileged information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The designated senior corporate executives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding. The specific format for the discussions will be left to the discretion of the designated senior corporate executives, but may include the preparation of agreed-upon statements of fact or written statements of position.

(c)	Provision of Information. During the course of negotiations under Section 19.1(a) or (b) above, all reasonable requests made by one Party to another for non-privileged information, reasonably related to the dispute, will be honored in order that each of the parties may be fully advised of the other’s position. All negotiation shall be strictly confidential and used solely for the purposes of settlement. Any materials prepared by one Party for these proceedings shall not be used as evidence by the other Party in any subsequent proceeding or litigation; provided, however, the underlying facts supporting such materials may be subject to discovery. All proceedings under this Section 19.1 will be deemed settlement negotiations for the purposes of the inadmissibility in legal proceedings.

(d)	Prerequisite to Formal Proceedings. Formal proceedings for the resolution of a dispute may not be commenced until the earlier of:

(i)	the designated senior corporate executives under Section 19.1(b) above concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

(ii)	thirty (30) days after the notice under Section 19.1(a) above referring the dispute to senior corporate executives.

(e)	Equitable Remedies. The provisions and time periods specified in this Section 19.1 shall not be construed to prevent a Party from instituting, and a Party is authorized to institute, formal proceedings earlier to (A) avoid the expiration of any applicable limitations period, (B) preserve a superior position with respect to other creditors, (C) address a claim arising out of the breach of a Party’s obligations under Article 13, or (D) address a claim arising out of the breach or attempted or threatened breach of the obligations described in the next paragraph.

[**].

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

19.2	Jurisdiction.

(a)	Jurisdiction and Venue. Each Party irrevocably agrees that any legal action, suit or proceeding brought by it in any way arising out of this Agreement must be brought solely and exclusively in Dallas County, Texas, and each Party irrevocably submits to the sole and exclusive jurisdiction of the federal and state courts in Dallas County, Texas in personam, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by the other Party.

(b)	[**].

(c)	Jury Trial. Each Party hereby waives any right it may have to a jury trial in any action, proceeding, counterclaim or otherwise under or in connection with this Agreement.

19.3	Continued Performance.

(a)	General. Each Party agrees that it shall, unless otherwise directed by the other Party, continue performing its obligations under this Agreement while any dispute is being resolved; provided, that this provision shall not operate or be construed as extending the Term of this Agreement or prohibiting or delaying a Party’s exercise of any right it may have to terminate the Term as to all or any part of the Services. For purposes of clarification, Triad Data may not be withheld by Supplier pending the resolution of any dispute.

(b)	[**].

19.4	Governing Law.

This Agreement and performance under it shall be governed by and construed in accordance with the applicable laws of the State of Delaware, without giving effect to the principles thereof relating to conflicts of laws. The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded.

19.5	Mediation for [**].

If a dispute between the Parties arising pursuant to Section 13 or 14 of Schedule J has not been resolved within thirty (30) days after the notice under Section 19.1(a) referring the dispute to the senior corporate executives of the Parties (which period may be extended by mutual agreement of the Parties), the Parties shall attempt in good faith to resolve the dispute by non-binding mediation. Mediation of such dispute shall be facilitated by a single licensed or certified mediator, selected by the Parties, knowledgeable and experienced in the matter and in resolution of commercial disputes. The mediation shall take place in Dallas, Texas. If such dispute is not resolved through such mediation within sixty (60) days after either Party invokes this Section 19.5, the provisions of Section 19.6 shall apply with respect to such dispute.

19.6	[**].

(a)	[**].

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	[**].

(c)	[**].

20.	TERMINATION

20.1	Termination for Cause.

(a)	By Triad. If:

(i)	Triad has the right to terminate as described in Section [**] or Section [**] and provides Supplier any notice or cure period specified in such Sections;

(ii)	Supplier commits a material breach of this Agreement, which breach is not cured within [**] days after notice of the breach from Triad;

(iii)	[**];

(iv)	Supplier commits numerous breaches, of which Supplier has received notice from Triad, of its duties or obligations over any period not to exceed [**], which collectively constitute a material breach of this Agreement and fails to [**];

(v)	[**];

(vi)	[**]; or

(vii)	Triad has an express right to terminate for cause under the Agreement;

then Triad may, by giving prior or contemporaneous (to the extent permitted above) notice to Supplier, terminate the Term with respect to all or any part of the Services, as of a date specified in the notice of termination. Supplier shall not be entitled to any Termination Charges in connection with such a termination for cause. If Triad chooses to terminate in part, the Charges will be equitably adjusted in accordance with Schedule J to reflect such partial termination.

The express acknowledgment that [**].

(b)	By Supplier. In the event that Triad fails to (i) [**], and (ii) fails to cure any such default within [**] days of notice from Supplier of its right to terminate under this Section, then Supplier may, by notice to Triad, terminate the Term.

20.2	Termination for Convenience.

Triad may terminate the Term with respect to all or any portion of the Services for convenience and without cause with effect at any time by giving Supplier at least [**][**] months prior notice designating the termination date; provided, however, that Triad may not terminate under this Section 20.2 any or all of the [**], other than in connection with a termination of this Agreement in its entirety. If Triad elects to

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

terminate on this basis, Triad shall pay to Supplier a Termination Charge calculated in accordance with Schedule N. [**].

20.3	Termination Upon Supplier Change of Control.

In the event of a change in Control of Supplier (or that portion of Supplier providing all or any material portion of the Services under this Agreement), where such control is acquired, directly or indirectly, in a single transaction or series of related transactions, or all or substantially all of the assets of Supplier (or that portion of Supplier providing all or any material portion of the Services under this Agreement) are acquired, or Supplier (or that portion of Supplier providing all or any material portion of the Services under this Agreement) is merged with or into another entity to form a new entity, in each such case where such Control is acquired by an Entity that was not an Affiliate of Supplier immediately prior to and independent of such transaction or series of related transactions, then at any time within [**] months after the last to occur of such events, Triad may at its option terminate the Term by giving Supplier at least [**] days prior notice (or in the case where such Control has been acquired other than by a Specified Acquirer (as defined below), at least [**] years prior notice) and designating a date upon which such termination shall be effective; [**]. If Triad terminates the Term under this Section 20.3, Triad shall pay to Supplier the applicable Termination Charge calculated in accordance with Schedule N. For purposes hereof, a “Specified Acquirer” means [**].

From time to time, Supplier may request in writing (an “Advance Approval Request”) that Triad determine that it will not exercise its termination right under this Section 20.3 with respect to a proposed transaction covered by this Section 20.3 in which Control of Supplier may be acquired by a Specified Acquirer identified in such Advance Approval Request (a “Specified Transaction”). Any Advance Approval Request submitted to Triad will be accompanied by (i) a statement that Supplier is considering a proposed Specified Transaction, and (ii) an identification of the Specified Acquirer with which Supplier proposes to consummate such proposed Specified Transaction. If requested by Triad, Supplier shall afford Triad an opportunity, prior to making any determination, to meet and discuss with senior management of Supplier any factors reasonably relevant to such Advance Approval Request, and Supplier shall provide Triad with such information respecting the designated Specified Acquirer, as it may request. If requested by Supplier within ten (10) business days after delivery of an Advance Approval Request, Triad shall afford Supplier, prior to the making of any determination with respect to such Advance Approval Request, an opportunity to meet and discuss with senior management of Triad regarding such proposed Specified Transaction. Within twenty (20) days after receipt of the Advance Approval Request, Triad shall notify Supplier in writing either its determination (in its sole discretion) that (i) it will not exercise its termination right under this Section 20.3 with respect to such proposed Specified Transaction, or (ii) it reserves all rights to exercise such termination right with respect to such proposed Specified Transaction. If Triad notifies Supplier that it reserves its rights to exercise such termination right with respect to such proposed Specified Transaction, upon the request of Supplier, Triad will meet with Supplier to discuss the basis upon which any such determination was made. If (i) Triad notifies Supplier that it will not exercise its termination right under this Section 20.3 with respect to such proposed Specified Transaction, then such matter will be considered binding on Triad, and Triad may not subsequently terminate this Agreement pursuant to this Section 20.3 with respect to such Specified Transaction, provided that a definitive agreement providing for such proposed Specified Transaction is executed and delivered within nine (9) months after delivery of the Advance Approval Request and consummated within fifteen (15) months after delivery of the Advance Approval Request. The fact that Supplier submits any Advance Approval Request to Triad under this Section 20.3, the contents of any Advance Approval Request, and any other

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

information submitted by Supplier in connection therewith, shall be deemed Supplier Proprietary Information and subject to the provisions of Article 13.

20.4	Termination Upon Triad Change of Control.

In the event of a change of Control of Triad’s ultimate parent Entity, where such Control is acquired by one or more non-Affiliates of Triad, in a single transaction or series of related transactions, then, at any time within [**] months after the closing of the last to occur of such events effecting such change of Control, Triad may at its option terminate the Term by giving Supplier at least [**] days prior notice and designating a date upon which such termination shall be effective. If Triad terminates on this basis, Triad shall pay to Supplier a Termination Charge calculated in accordance with Schedule N.

20.5	Termination for Insolvency.

Subject to the Bankruptcy Code (if applicable), in the event that any Party (and, in the case of Triad, its ultimate parent company) (i) files for bankruptcy, (ii) becomes or is declared insolvent, or is the subject of any bona fide proceedings related to its liquidation, administration, provisional liquidation, insolvency or the appointment of a receiver or similar officer for it, (iii) passes a resolution for its voluntary liquidation, (iv) has a receiver or manager appointed over all or substantially all of its assets, (v) makes an assignment for the benefit of all or substantially all of its creditors, (vi) enters into an agreement or arrangement for the composition, extension, or readjustment of substantially all of its obligations or any class of such obligations, or (vii) experiences an event analogous to any of the foregoing in any jurisdiction in which any of its assets are situated, then the other Party may terminate this Agreement as of a date specified in a termination notice; provided, however that with respect to the occurrence of any such events applicable to Triad (or its ultimate parent entity) that is not subject to the Bankruptcy Code, Supplier will not have the rights to exercise such termination under this Section 20.5, so long as Triad pays for Services in advance on a monthly basis; provided further that, notwithstanding any other provision of this Agreement to the contrary, from and after the occurrence of any of such events applicable to Triad (or its ultimate parent entity) that is not subject to the Bankruptcy Code and continuing until resolution of such action or proceeding, Supplier will not be obligated to make capital or other material expenditures applicable to months beyond the month of advance payment by Triad on behalf of Triad in the performance of Services, except (X) to the extent Triad reimburses or provides adequate assurance of payment reasonably satisfactory to Supplier for such capital or other material expenditure (with corresponding appropriate equitable adjustment to the Charges applicable thereafter to account for the same); or (Y) as otherwise agreed by the Parties. If any Party elects to terminate this Agreement due to the insolvency of the other Party, such termination will be deemed to be a termination for cause hereunder.

20.6	Triad Rights Upon Supplier’s Bankruptcy.

(a)	General Rights. In the event of Supplier’s bankruptcy or other formal procedure referenced in Section 20.5 or of the filing of any petition under bankruptcy laws affecting the rights of Supplier which is not stayed or dismissed within thirty (30) days of filing, in addition to the other rights and remedies set forth herein, to the maximum extent permitted by Law, Triad will have the immediate right to retain and take possession for safekeeping all Triad Data, Triad Proprietary Information, Triad licensed Third Party Software, Triad owned Equipment, Triad owned Materials, Triad owned Developed Materials, and all other Software, Equipment, Systems or Materials to which Triad and/or the Eligible Recipients are or would be entitled during the Term

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or upon the expiration or termination of this Agreement. Supplier shall cooperate fully with Triad and the Eligible Recipients and assist Triad and the Eligible Recipients in identifying and taking possession of the items listed in the preceding sentence. Triad will have the right to hold such Triad Data, Proprietary Information, Software, Equipment, Systems and Materials until such time as the trustee or receiver in bankruptcy or other appropriate insolvency office holder can provide adequate assurances and evidence to Triad that they will be protected from sale, release, inspection, publication, or inclusion in any publicly accessible record, document, material or filing. Supplier and Triad agree that without this material provision, Triad would not have entered into this Agreement or provided any right to the possession or use of Triad Data, Triad Proprietary Information, or Triad Software covered by this Agreement.

(b)	Triad Rights in Event of Bankruptcy Rejection. Notwithstanding any other provision of this Agreement to the contrary, in the event that Supplier becomes a debtor under the United States Bankruptcy Code (11 U.S.C. §101 et. seq. or any similar Law in any other country (the “Bankruptcy Code”)) and rejects this Agreement pursuant to Section 365 of the Bankruptcy Code (a “Bankruptcy Rejection”), (i) any and all of the licensee and sublicensee rights of Triad and the Eligible Recipients arising under or otherwise set forth in this Agreement, including without limitation the rights of Triad and/or the Eligible Recipients referred to in Section 6 of Schedule U, shall be deemed fully retained by and vested in Triad and/or the Eligible Recipients as protected intellectual property rights under Section 365(n)(1)(B) of the Bankruptcy Code and further shall be deemed to exist immediately before the commencement of the bankruptcy case in which Supplier is the debtor; (ii) Triad has all of the rights afforded to non-debtor licensees and sublicensees under Section 365(n) of the Bankruptcy Code; and (iii) to the extent any rights of Triad and/or the Eligible Recipients under this Agreement which arise after the termination or expiration of this Agreement are determined by a bankruptcy court not to be “intellectual property rights” for purposes of Section 365(n), all of such rights shall remain vested in and fully retained by Triad and/or the Eligible Recipients after any Bankruptcy Rejection as though this Agreement were terminated or expired. Triad shall under no circumstances be required to terminate this Agreement after a Bankruptcy Rejection in order to enjoy or acquire any of its rights under this Agreement, including without limitation any of the rights of Triad referenced in Section 6 of Schedule U.

21.	GENERAL

21.1	Binding Nature and Assignment.

(a)	Binding Nature. This Agreement will be binding on the Parties and their respective successors and permitted assigns.

(b)	Assignment. Neither Party may, or will have the power to, assign this Agreement without the prior written consent of the other, except in the following circumstances:

(i)	Triad may assign its rights or obligations under this Agreement, without approval of Supplier, to an Affiliate which expressly assumes Triad’s obligations and responsibilities hereunder, provided Triad remains fully liable for and is not relieved from the full performance of its obligations under this Agreement; and

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)	Triad may assign its rights and obligations under this Agreement without the approval of Supplier to an Entity acquiring, directly or indirectly, Control of Triad, an Entity into which Triad is merged, or an Entity acquiring all or substantially all of Triad’s assets, provided the acquirer or surviving Entity agrees in writing to be bound by the terms and conditions of this Agreement and reasonably addresses any reasonable concern Supplier may have regarding such Entity’s creditworthiness to the extent its creditworthiness is less than Triad’s creditworthiness as of the Effective Date.

(c)	Impermissible Assignment. Any attempted assignment that does not comply with the terms of this Section shall be null and void.

21.2	Entire Agreement; Amendment.

This Agreement, including any Schedules and Exhibits referred to herein and attached hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement between the Parties with respect to the subject matter hereof. There are no agreements, representations, warranties, promises, covenants, commitments or undertakings other than those expressly set forth herein. This Agreement supersedes all prior agreements, representations, warranties, promises, covenants, commitments or undertaking, whether written or oral, with respect to the subject matter contained in this Agreement. No amendment, modification, change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, modification, change, waiver, or discharge is sought to be enforced.

21.3	Notices.

(a)	Primary Notices. Any notice, notification, request, demand or determination provided by a Party pursuant to the following:

(i)	Section 4.4 (Termination Assistance Services);

(ii)	Section 4.4(a) (Use of Third Parties – Right of Use);

(iii)	Section 6.10 or Schedule K (McKesson Provisions);

(iv)	Section 6.11 (Notice of Defaults);

(v)	Section 7.7 (Notice of Adverse Impact);

(vi)	Section 10.2 (Savings Clause);

(vii)	Section 11.5 (New Services);

(viii)	Section 13.4(d) (Loss of Proprietary Information);

(ix)	Section 15.12 (Government Programs)

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(x)	Sections 17.5 (Indemnification Procedures);

(xi)	Section 17.6 (Indemnification Procedures – Government Claims);

(xii)	Section 18.2 (Force Majeure);

(xiii)	Section 18.3(h) [**];

(xiv)	Section 19.1 (Informal Dispute Resolution);

(xv)	Section 19.5 [**];

(xvi)	Section 19.6 [**];

(xvii)	Article 20 (Termination) and any other notices of termination under this Agreement; and

(xviii)	Section 21.1 (Binding Nature and Assignment);

shall be in writing and shall be delivered in hard copy using one of the following methods and shall be deemed delivered upon receipt: (i) by hand, (ii) by an express courier with a reliable system for tracking delivery, or (iii) by registered or certified mail, return receipt requested, postage prepaid. Unless otherwise notified, the foregoing notices shall be delivered as follows:

In the case of Triad:

Triad

5800 Tennyson Parkway

Plano, Texas 75024

Attention: Vice President and Chief Information Officer

With a copy to:

Triad

5800 Tennyson Parkway

Plano, Texas 75024

Attention: General Counsel

and

In the case of Supplier:

Perot Systems Corporation

2300 West Plano Parkway

Plano, Texas 75075

Attention: President,

                  Perot Systems Healthcare Division

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

With a copy to:

Perot Systems Corporation

2300 West Plano Parkway

Plano, Texas 75075

Attention: General Counsel

(b)	Other Notices. All notices, notifications, requests, demands or determinations required or provided pursuant to this Agreement, other than those specified in Section 21.3(a), may be sent in hard copy in the manner specified in Section 21.3(a), or by e-mail transmission (where receipt is acknowledged by the recipient) or facsimile transmission (with acknowledgment of receipt from the recipient’s facsimile machine) to the addresses set forth below:

In the case of Triad:

Triad

5800 Tennyson Parkway

Plano, Texas 75024

Attention: Vice President and Chief Information Officer

E-mail Address: michael.orourke@triadhospitals.com

Facsimile Number: (214) 473-9412

and

In the case of Supplier:

Perot Systems Corporation

2300 West Plano Parkway

Plano, Texas 75075

Attention: Client Executive for the Triad Account

E-mail Address: [**]

Facsimile Number: [**]

(c)	Notice of Change. A Party may from time to time change its address or designee for notification purposes by giving the other prior notice of the new address or designee and the date upon which it shall become effective.

21.4	Counterparts.

This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.

21.5	Headings.

The article and section headings and the table of contents used herein are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

21.6	Relationship of Parties.

Supplier, in furnishing services to Triad and the Eligible Recipients hereunder, is acting as an independent contractor, and Supplier has the sole obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by Supplier under this Agreement. The relationship of the Parties under this Agreement shall not constitute a partnership or joint venture for any purpose. Except as expressly provided in this Agreement, Supplier is not an agent of Triad or the Eligible Recipients and has no right, power or authority, expressly or impliedly, to represent or bind Triad or the Eligible Recipients as to any matters, except as expressly authorized in this Agreement. Triad shall cause each Eligible Recipient to comply with the applicable provisions of this Agreement, and Triad shall be jointly and severally liable as a primary obligor for the obligations and liabilities under this Agreement (including payment) with respect to each Eligible Recipient unless the Parties otherwise agree; provided, however, that Triad will not be liable with respect to Supplier’s reliance on unauthorized directions or instructions of an Eligible Recipient, except (i) as otherwise authorized by Triad pursuant to Section 11.1(f) or (ii) as otherwise agreed by the Parties (including as provided in Schedule D).

21.7	Severability.

In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remaining provisions of this Agreement and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by law.

21.8	Consents and Approval.

Except where expressly provided as being in the sole discretion of a Party, where agreement, approval, acceptance, consent, confirmation, notice or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

21.9	Waiver of Default; Cumulative Remedies.

(a)	Waiver of Default. A delay or omission by either Party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. All waivers must be in writing and signed by the Party waiving its rights.

(b)	Cumulative Remedies. Except as expressly set forth herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise. The election by a Party of any remedy provided for

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in this Agreement or otherwise available to such Party shall not preclude such Party from pursuing any other remedies available to such Party at law, in equity, by contract or otherwise.

21.10 Survival.

Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive any termination or expiration of this Agreement and continue in full force and effect. Additionally, all provisions of this Agreement will survive the expiration or termination of this Agreement to the fullest extent necessary to give the Parties the full benefit of the bargain expressed herein.

21.11 Publicity.

Neither Party shall use the other Party’s or its Affiliates’ (and Supplier shall not use an Eligible Recipient’s) name or mark or refer to the other Party or its Affiliates’ (or an Eligible Recipient in the case of Supplier) directly or indirectly in any media release, public announcement, or public disclosure relating to this Agreement, including in any promotional or marketing materials, customer lists or business presentations without the prior written consent of the other Party prior to each such use or release. Neither Party shall make any public statements about this Agreement, the Services or its relationship with the other Party without the other Party’s prior approval. Notwithstanding the foregoing, (i) either Party may privately indicate to third parties that Supplier is providing services to Triad and the Eligible Recipients, unless directed not to do so by Triad, (ii) Supplier may use Triad as a private reference, unless directed not to do so by Triad, and (iii) either Party may make such press releases, public announcements, filings and other public disclosures as may be required by Law, provided that, such Party (1) gives the other Party prior notice of the required or ordered press release, public announcement, filing or public disclosure and (2) incorporates any reasonable amendments requested by the other Party that do not affect compliance with the applicable Law or order.

21.12 Service	Marks.

Each Party agrees that it shall not, without the other Party’s prior consent, use any of the names, service marks or trademarks of the other Party (or an Eligible Recipient in the case of Supplier) in any of its advertising or marketing materials.

21.13 Export.

The Parties acknowledge that certain Equipment, Software and technical data to be provided hereunder and certain transactions hereunder may be subject to export controls under the laws and regulations of the United States, the European Union, the United Nations and other jurisdictions. No Party shall export or re-export any such items or any direct product thereof or undertake any transaction or service in violation of any such laws or regulations. To the extent within Supplier’s control, Supplier shall be responsible for, and shall coordinate and oversee, compliance with such export laws in respect of such items exported or imported hereunder.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

21.14 Third Party Beneficiaries.

Except as expressly provided herein, this Agreement is entered into solely between, and may be enforced only by, Triad and Supplier. This Agreement shall not be deemed to create any rights or causes of action in or on behalf of any third parties, including without limitation employees, suppliers and customers of a Party, or to create any obligations of a Party to any such third parties. Any Eligible Recipient, other than a successor to Triad, shall not be a party to this Agreement and may not enforce any obligations or liabilities of Triad under this Agreement except through Triad.

21.15 Covenant Against Pledging.

Supplier agrees that, without the prior written consent of Triad, it shall not assign, transfer, pledge, hypothecate or otherwise encumber its rights to receive payments from Triad under this Agreement for any reason whatsoever. To the extent Triad permits Supplier to assign, transfer, pledge, hypothecate or otherwise encumber its rights to receive payments from Triad under this Agreement, Supplier shall continue to be Triad’s sole point of contact with respect to this Agreement, including with respect to payment. The person or Entity to which such rights are assigned, transferred, pledged, hypothecated or otherwise encumbered shall not be considered a third party beneficiary under this Agreement and shall not have any rights or causes of action against Triad.

21.16 Order of Precedence.

In the event of a conflict, the main body of this Agreement (including Articles 1 through 21 and the Definition Matrix) shall take precedence over the Schedules attached hereto, and the Schedules shall take precedence over any attached Exhibits; provided however, for all purposes of the foregoing, Schedules K, T and U shall be considered and treated as part of the main body of this Agreement.

21.17 Hiring of Employees.

(a)	Solicitation and Hiring. Except as expressly set forth herein, during the Term and for a period of [**] months thereafter, Supplier will not solicit for employment directly or indirectly, nor employ, any employees of Triad or an Eligible Recipient or individual Triad Third Party Contractors with whom Supplier came into contact in connection with the activities under this Agreement without the prior approval of Triad, provided, however, such [**] month period shall be extend to [**] months in the case of any employee who is also an officer or executive of Triad, an Eligible Recipient or a Triad Third Party Contractor, as the case may be. Except as expressly set forth herein in connection with the expiration or termination of this Agreement, during the Term and for a period of [**] months thereafter, Triad and Eligible Recipients will not solicit for employment directly or indirectly, nor employ, any employee of Supplier or its Subcontractors involved in the performance of Supplier’s obligations under this Agreement without the prior consent of Supplier. In each case, the prohibition on solicitation and hiring shall extend [**] days after the termination of the employee’s employment or, in the case of Supplier employees, the cessation of his or her involvement in the performance of Services under this Agreement. This provision shall not operate or be construed to prevent or limit any employee’s right to practice his or her profession or to utilize his or her skills for another employer or to restrict any employee’s freedom of movement or association.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	Publications. Neither the publication of classified advertisements in newspapers, periodicals, Internet bulletin boards, or other publications of general availability or circulation nor the consideration and hiring of persons responding to such advertisements shall be deemed a breach of this Section 21.17, unless the advertisement and solicitation is undertaken as a means to circumvent or conceal a violation of this provision and/or the hiring party acts with knowledge of this hiring prohibition.

21.18 Further Assurances.

Each Party covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each Party shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

21.19 Liens.

Supplier shall not file, or by its action or inaction permit, any liens to be filed on or against property or realty of Triad or any Eligible Recipient. In the event that any such liens arise as a result of Supplier’s action or inaction, Supplier shall obtain a bond to fully satisfy such liens or otherwise remove such liens at its sole cost and expense within ten (10) business days.

21.20 Covenant of Good Faith.

Each Party agrees that, in its respective dealings with the other Party under or in connection with this Agreement, it shall act in good faith.

21.21 Acknowledgment.

The Parties each acknowledge that the terms and conditions of this Agreement have been the subject of active and complete negotiations, and that such terms and conditions should not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

21.22 United States Service Delivery.

Unless otherwise agreed by the Parties, the Services provided hereunder shall be delivered to Eligible Recipients located in the United States. In the event Triad desires that Supplier deliver Services to other Eligible Recipients, the Parties shall negotiate in good faith the terms of an appropriate local operating agreement (or other mutually agreed contractual structure), to be executed by Supplier or an Affiliate of Supplier and Triad or an Eligible Recipient, incorporating and based upon the terms of this Agreement, subject to modification of such terms as necessary to address differing requirements of applicable local laws (including taxes) and equitable adjustment of the Charges to account for demonstrable variation in Supplier’s direct cost of providing such services.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

21.23	Triad Hospitals, Inc. Covenant.

Triad Hospitals, Inc. shall cause Triad to perform its obligations under, and to comply with the provisions of, this Agreement, and Triad Hospitals, Inc. shall be jointly and severally liable with Triad as a primary obligor for the obligations and liabilities of Triad under this Agreement (including payment).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

TRIAD CORPORATE SERVICES, LIMITED PARTNERSHIP			PEROT SYSTEMS CORPORATION

By:	TRIAD CSGP, LLC, its general partner

	By:	/s/ Rebecca Hurley	By:	/s/ Peter A. Altabef
		Rebecca Hurley		Peter A. Altabef
		Senior Vice President		President and Chief Executive Officer

The undersigned joins this agreement for purposes of acknowledging its obligations under Section 21.23.

TRIAD HOSPITALS, INC.

By:	/s/ Rebecca Hurley
Rebecca Hurley
Senior Vice President

[Definitions Matrix Follows]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DEFINITIONS MATRIX

This Definitions Matrix is a part of and incorporated within the Master Services Agreement between Triad and Supplier.

“Acceptance” has the meaning given in Section 4.6(b) for the applicable deliverable or milestone.

“Acceptance Criteria” means the criteria used to determine whether Critical Testing Deliverables will be Accepted in accordance with Section 4.6. Acceptance Criteria in all cases will consist of the mutually agreed written criteria identified as Acceptance Criteria and any applicable Specifications identified as Acceptance Criteria.

“Acceptance Documentation” has the meaning given in Section 4.6(b)(i).

“Acceptance Review Period” has the meaning given in Section 4.6(b)(ii).

“Add-On and Core C&RC Solution” has the meaning given in Schedule D.

“Add-On Modules” has the meaning given in Schedule D.

“Advance Approval Request” has the meaning given in Section 20.3.

“Adverse Impact” has the meaning given in Section 4.3(d).

“ADM” has the meaning given in the Whereas clauses.

“Affected Employees” means the personnel identified in or in accordance with Schedule M.1.

“Affiliate” means with respect to any Entity, any other Entity that is directly or indirectly Controls, is Controlled by or under common Control with such Entity at the time in question.

“Agreement” has the meaning given in the preamble to this Agreement.

“Applications Software” or “Applications” means those software application programs and programming (and all modifications, replacements, Upgrades, enhancements, documentation, materials, media, and on-line help documentation and tools, related thereto) that perform user or business related functions or support day-to-day business operations and accomplish specific business objectives to the extent a Party has financial or operational responsibility for such programs or programming under Schedule J.1. Applications Software shall include all such programs or programming in use or held for use as of the Effective Date, including those set forth in Schedule B, [**]. Applications Software also shall include all such programs or programming developed and/or introduced by or for Triad or the Eligible Recipients during the Term to the extent a Party has financial or operational responsibility for such programs or programming under Schedule J.1.

“Audit Period” has the meaning given in Section 9.10(a).

“Authorized User(s)” means, unless otherwise indicated, officers, directors, employees, contractors, and agents of

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DEFINITIONS MATRIX, CONT’D

Triad and the Eligible Recipients and any other person(s) designated by Triad or an Eligible Recipient to receive or use the Systems or Services provided by Supplier, including members of Eligible Recipients’ medical staffs and purchasing agents.

“Bankruptcy Code” has the meaning given in Section 20.6(b).

“Bankruptcy Rejection” has the meaning given in Section 20.6(b).

“Baseline Project FTE Hours” has the meaning given in Section 4.7(a)(i).

“Benchmark Standard” has the meaning given in Section 11.10(c).

“Benchmarker” has the meaning given in Section 11.10(a).

“Benchmarking” has the meaning given in Section 11.10(a).

“Blue Book” has the meaning given in Section 9.5(a).

“C&RC Solution” has the meaning given in Schedule D.

“Change” has the meaning given in Section 9.6(a).

“Change Control Procedures” has the meaning given in Section 9.6(a).

“Charges” means the amounts set forth in, or calculated pursuant to, Article 11 and Schedule J (or otherwise set forth in the Agreement) as charges due to the Supplier in return for providing the Services.

“Code Fragment” has the meaning given in Schedule U.

“Commencement Date” means April 3, 2006, or such other date as the Parties may agree upon in writing as the date on which Supplier will assume responsibility for the performance of Services under this Agreement, except as otherwise provided in the Agreement with respect to Transition Services and Implementation Services.

“Compliance” and “Comply” means, (i) for the purposes of Accepting of Critical Testing Deliverables, that the Critical Testing Deliverable is in compliance in all material respects to the applicable Acceptance Criteria; and (ii) in all other cases, that the deliverable or milestone and related deliverables and milestones are in compliance in all material respect with their applicable acceptance criteria agreed to by the Parties.

“Contract Changes” has the meaning given in Section 11.1(e).

“Contract Records” has the meaning given in Section 9.10(a).

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DEFINITIONS MATRIX, CONT’D

“Contract Year” has the meaning given in Schedule J.

“Control” and its derivatives means: (a) the legal, beneficial, or equitable ownership, directly or indirectly, of (i) at least fifty percent (50%) of the aggregate of all voting equity interests in an Entity, or (ii) equity interests having the right to at least fifty percent (50%) of the profits of an Entity or, in the event of dissolution, to at least fifty percent (50%) of the assets of an Entity; (b) the right to appoint, directly or indirectly, a majority of the board of directors; (c) the right to control, directly or indirectly, the management or direction of the Entity by contract or corporate governance document; or (d) in the case of a partnership, the holding by an Entity (or one of its Affiliates) of the position of sole general partner.

“Core C&RC Solution” has the meaning given in Schedule D.

“Core Modules” has the meaning given in Schedule D.

“Course” has the meaning given in Section 8.6(c)(vii).

“Critical Deliverables” means those milestone activities and deliverables identified in Schedules D or G, the Transition Plan, the ERP Implementation Plan, and Revenue Cycle Implementation Plan, or established as part of a New Service that have associated Deliverable Credits payable to Triad in the event Supplier fails to complete such milestone activities or deliver such deliverables in accordance with the foregoing, as applicable.

“Critical Support Personnel” means those individuals identified in Schedule M.4 as critical to the ongoing success of Supplier’s delivery of the Services to Triad and the Eligible Recipients.

“Critical Testing Deliverable” has the meaning given in Section 4.6(b).

“Customer Facing Services” has the meaning given in Section 8.5(e).

“Date Compliant” or “Date Compliance” has the meaning given in Section 9.8(a).

“Dedicated Supplier Personnel” has the meaning given in Section 8.5(c).

“Defect” has the meaning given in Section 15.4(c).

“Deliverable Credits” has the meaning given in Section 7.2(b).

“Derivative Work” means a work based on one or more preexisting works, including a condensation, transformation, translation, modification, expansion, or adaptation, that, if prepared without authorization of the owner of the copyright of such preexisting work, would constitute a copyright infringement under applicable Law, but excluding the preexisting work.

“Developed Materials” means any Materials (including Software and the ERP Solution and the C&RC Solution), or any modifications, enhancements or Derivative Works thereof, developed by or on behalf of Supplier (provided, however, that for the purposes of [**]) for Triad or the Eligible Recipients in connection with the performance of the Services.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DEFINITIONS MATRIX, CONT’D

[**].

“Discontinuance Notice” has the meaning given in Section 4.5(b).

“Discontinuance Response” has the meaning given in Section 4.5(b).

“Effective Date” has the meaning given in the preamble to this Agreement.

“Electronic Incident” has the meaning given in Section 13.2(d).

“Eligible Recipients” means, collectively, and to the extent such Entity is receiving Services under this Agreement, the following:

(a)	Triad;

(b)	any Entity that is an Affiliate of Triad on the Effective Date, or thereafter becomes an Affiliate of Triad;

(c)	[**];

(d)	[**];

(e)	[**];

(f)	[**];

(g)	[**]; and

(h)	other entities to which the Parties agree.

“Employment Effective Date” means, with respect to each Transitioned Employee, the date that such Transitioned Employee begins employment with Supplier, in accordance with applicable Laws.

“Entity” means a corporation, partnership, joint venture, trust, limited liability company, limited liability partnership, association or other organization or entity.

“Equipment Leases” means all leasing arrangements whereby Triad, the Eligible Recipients or a Triad Third Party Contractor leases Equipment as of the Effective Date which will be used by Supplier to perform the Services after the Commencement Date. Equipment Leases shall include those leases identified on Schedule F.2[**].

“Equipment” means all computing, networking, communications and related computing equipment (hardware and firmware) procured, provided, operated, supported, or used by Triad, Supplier or Authorized Users in connection

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DEFINITIONS MATRIX, CONT’D

with the Services, including (i) mainframe, midrange, server and distributed computing equipment and associated attachments, features, accessories, peripheral devices, and cabling, (ii) personal computers, laptop computers, terminals, workstations and associated attachments, features, accessories, printers, multi-functional printers, peripheral devices, and cabling, and (iii) voice, data, video and wireless telecommunications and network and monitoring equipment and associated attachments, features, accessories, cell phones, peripheral devices, and cabling.

“ERP and C&RC Implementation Milestone” has the meaning given in Section 4.3(c).

“ERP and C&RC Implementation Plan” has the meaning given in Section 4.3(b).

“ERP and C&RC Implementation Services” has the meaning given in Section 4.3(a).

“ERP Solution” has the meaning given in Schedule D.

[**].

[**].

“Excluded Functions” has the meaning given in Section 4.1(a)(i)(5).

“Extension Period” has the meaning given in Section 4.6(b)(iv)(3).

“Full Time Equivalent” or “FTE” means a level of effort, [**] consistent with the practices and policies of Supplier, equivalent to that which would be provided by one person working full time for one year. Unless otherwise agreed, one FTE is assumed to be at least [**] per Contract Year. [**].

“Functional Service Area” means each of the substantive areas defined in Schedule E in which Supplier will provide Services, (i.e., Application Services, Desktop, Help Desk, Network, Data Center, Security and Governance service areas).

“Go Live” means, with respect to the C&RC Solution, the ERP Solution or any Add-On Modules at a site, the commencement of the use of such item in a live production environment at such site.

[**].

[**].

[**].

“Hospital” has the meaning given in Schedule J.

“Implementation Milestones” means either the C&RC Implementation Milestones or the ERP Implementation Milestones, as the case may be.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DEFINITIONS MATRIX, CONT’D

“Incidental Subcontractor” has the meaning given in Section 9.12(d).

“Income Tax” means any tax on or measured by the net income of a Party (including taxes on capital or net worth that are imposed as an alternative to a tax based on net or gross income), or taxes which are of the nature of excess profits tax, minimum tax on tax preferences, alternative minimum tax, accumulated earnings tax, personal holding company tax, capital gains tax or franchise tax for the privilege of doing business.

“Indemnifying Party” has the meaning given in Section 17.4(a).

[**].

“IT Infrastructure” has the meaning given in the Whereas clauses.

“JCAHO” has the meaning given in Section 9.4(a).

“Joint Contract Supplement” has the meaning given in Schedule K.

“Key Supplier Personnel” means the Supplier Personnel filling the positions designated in Schedule M.4 as Key Supplier Personnel.

“Laws” means all federal, state, provincial, regional, territorial and local laws, statutes, ordinances, regulations, rules, executive orders, supervisory requirements, directives, circulars, opinions, interpretive letters and other official releases of or by any government, or any authority, department or agency thereof or self regulatory organization (“SRO”). Laws shall include (i) the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder (“HIPAA”), (ii) the Social Security Act, regulations and pronouncements thereunder, including but not limited to, the provisions related to hospitals and conditions of participation, 42 U.S.C. 1395 et. Seq., policies of Centers for Medicare and Medicaid Services and the Medicare fiscal intermediaries, state hospital licensure and related laws and regulations, (iii) federal and state false claims statutes and regulations, federal and state health fraud laws and regulations, federal and state public contract anti-kickback laws and regulations, including the anti-kickback provisions of the Social Security Act, 42 U.S.C. §§ 1320a-7b(b), the attendant safe harbors and the relevant regulations including 42 C.F.R. Part 1001.952, (iv) the federal Physician Ownership and Referral Law, 42 U.S.C. § 1395nn, and the regulations promulgated thereunder, (v) state and federal health care provider and hospital laws and regulations, (vi) the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Parts 160 and 164, (vii) the Security Standards, 45 C.F.R. Parts 160, 162, and 164, (viii) the Standards for Electronic Transactions, 45 C.F.R. Parts 160 and 162), (ix) FDA (Food and Drug Administration) GLP (Good Laboratory Practices), GCP (Good Clinical Practices), and GMP (Good Manufacturing Practices) (collectively, “GxP”) regulations and FDA regulations Part 607 (Establishment Registration And Product Listing For Manufacturers Of Human Blood And Blood Products); (x) laws and regulations governing the Department of Defense health programs (CHAMPUS/TRICARE), (xi) federal and state laws and regulations pertaining to state health care programs, including state Medicaid programs and the Medicare Conditions of Participation; (xii) certification or accreditation requirements of JCAHO; and (xiii) any other laws in force in any jurisdiction in which the Services are being provided or received. Laws include modifications to any Laws by applicable authorities.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DEFINITIONS MATRIX, CONT’D

“Losses” means all [**].

“Major Release” means a new version of Software that includes changes to the architecture and/or adds new features and functionality in addition to the original functional characteristics of the preceding Software release. These releases are usually identified by full integer changes in the numbering, such as from “7.0” to “8.0,” but may be identified by the industry as a major release without the accompanying integer change.

“Malicious Code” means [**].

“Managed Third Parties” means the Triad Third Party Contractors listed on Schedule H.2 and any substitute or replacement third party contractors reasonably designated by Triad, as further defined in Section 6.9.

“Materials” means, collectively, Software, literary works, other works of authorship, specifications, designs, analyses, processes, methodologies, concepts, inventions, know-how, programs, program listings, programming tools, documentation, user materials, reports, drawings, databases, spreadsheets, machine-readable data, text and files, financial models and work product, whether tangible or intangible.

“McKesson” has the meaning given in Schedule K.

“McKesson ISA” has the meaning given in Schedule K.

“Minor Release” means a scheduled release containing small functionality updates and/or accumulated resolutions to defects or non-conformances made available since the immediately preceding release (whether Major Release or Minor Release). Minor Releases shall include “Maintenance Releases” which are supplemental to and made available between Major Releases and other Minor Releases, issued and provided under specific vendor service level or maintenance obligations and contain only accumulated resolutions or mandated changes. These releases are usually identified by a change in the decimal numbering of a release, such as “7.12” to “7.13.”

[**].

“Monthly Invoices” has the meaning given in Section 12.1(a).

“Net Book Value” means an item shall be calculated as the original net purchase price of such item less accumulated depreciation using straight line depreciation (or a more accelerated method to the extent consistent with Supplier’s customary corporate policies) and an asset useful life (not to exceed any applicable refresh period set forth in Schedule J.1) with no residual value after the end of such asset life, all in accordance with Supplier’s customary corporate policies[**].

“New Advances” has the meaning given in Section 9.13(e).

“New Services” means new services or significant changes to existing Services, in either case [**].

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DEFINITIONS MATRIX, CONT’D

“Noncompliance” means each instance that the Software, Equipment, Systems or other deliverable or milestone fails to Comply, unless otherwise expressly stated in this Agreement.

“Notice of Election” has the meaning given in Section 17.5(a).

“Open Source Code” means any software that is known as open source code in the software industry or requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into such software, derived from or distributed with such software be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works, and (iii) re-distributed at no charge.

“Original Hospital Implementation Date” has the meaning given in Section 18.3(b)(ii).

“Out-of-Pocket Expenses” means reasonable, demonstrable and actual out-of-pocket expenses due and payable to a third party by Supplier for which Supplier is entitled to be reimbursed by Triad under this Agreement. [**].

“Party” or “Parties” has the meaning given in Preamble of this Agreement.

“Pass-Through Expenses” means the expenses, if any, listed in Schedule J, as such list may be amended by mutual agreement by the Parties from time to time, for which [**].

“Policy and Procedures Manual” has the meaning given in Section 9.1(a).

“Prime Rate” means the “Prime Rate” set forth in the “Money Rates” table in The Wall Street Journal as of the applicable date of calculation.

“Privacy Laws” means all Laws (including implementing legislation and regulations) relating to privacy, patient consent, insurance or medical records, trans-border data flow, or data protection. Privacy Laws include the implementing legislation and regulations of the European Union member states under the European Union Directives 95/46/EC and 2002/58/EC and the Gramm-Leach Bliley Act, HIPAA, California security-breach-notification law (or California SB 1 and SB 1386), the Standards for Privacy of Individual Information, 45 C.F.R. Parts 160 and 164, and the Security Standards, 45 C.F.R. Parts 160, 162, and 164.

“Project Work Order” has the meaning given in Section 4.7(b)(i).

“Proprietary Information” has the meaning given in Section 13.4(a).

“Quality Assurance” means the actions, planned and performed, to provide confidence that all processes, Systems, Equipment, Software and components that influence, in any material respect, the quality of the Services are working as expected individually and collectively.

“Recoverable Taxes” means any tax on goods or services where the payer of the tax is able to claim a credit for that tax from a Tax Authority, and includes Goods and Services Taxes, Harmonized Sales Taxes, Value Added Taxes and other similar taxes.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DEFINITIONS MATRIX, CONT’D

“Reports” has the meaning set forth in Section 9.2(a).

“Required Consents” means [**].

“Retained Systems and Processes” means those systems and processes of Triad or an Eligible Recipient for which Supplier has not assumed responsibility under this Agreement (including those provided, managed, operated, supported and/or used on their behalf by Triad Third Party Contractors). Retained Systems and Processes include equipment and software associated with such systems and processes.

“Reviews” has the meaning given in Section 13.2(e).

“Root Cause Analysis” means the formal process, specified in the Policy and Procedures Manual, to be used by Supplier to diagnose the underlying cause of problems at the lowest reasonable level so that corrective action can be taken that will eliminate repeat failures.

“SDBs” has the meaning given in Section 9.16(c).

“Service Discontinuance” has the meaning given in Section 4.5(b).

“Service Level Credits” has the meaning given in Section 7.2 and Schedule G.

“Service Level(s)” means, individually and collectively, the quantitative performance standards for the Services set forth in or otherwise provided for pursuant to Schedule G.

“Service Taxes” means all sales, service, value-added, use, excise and other similar taxes that are assessed against either Party on the provision of the Services as a whole, or on any particular Service received by Triad or an Eligible Recipient from Supplier, excluding Recoverable Taxes and Income Taxes.

“Services” means the services, functions and responsibilities described in Article 4.

“Software” means all software programs and programming for which a Party is financially or operationally responsible under Schedule J.1 (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) including all such programs or programming in use or held for use as of the Effective Date, including software programs and programming set forth in Schedule B[**]. Software also shall include all programs or programming developed and/or introduced by or for Triad, the Eligible Recipients or Supplier after the Commencement Date to the extent a Party has financial or operational responsibility for such programs or programming under Schedule J.1.

“Specialized Services” has the meaning given in Section 9.10.

“Specifications” means, with respect to Software, Equipment, Systems or other contract deliverables to be designed, developed, delivered, integrated, installed and/or tested by Supplier, the technical, design and/or functional specifications set forth in third party vendor documentation, in a New Services or Project description requested and/or approved by Triad, or otherwise agreed upon in writing by the Parties.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DEFINITIONS MATRIX, CONT’D

“Specified Acquirer” has the meaning given in Section 20.3.

“Specified Implementation Completion Date” has the meaning given in Section 18.3(b).

“Specified Transaction” has the meaning given in Section 20.3.

[**].

“Standard Configuration” has the meaning given in Schedule D.

“Strategic Plan” means the plans that may be periodically developed by Triad that set forth Triad’s key business objectives and requirements and outline its strategies for achieving such objectives and requirements. Triad may revise the Strategic Plan from time to time. The Strategic Plan is likely to include both annual and multi-year strategies, objectives and requirements.

“Subcontractors” means subcontractors (of any tier) of Supplier. The initial list of Subcontractors is set forth on Schedule H.1, each of which has been approved by Triad to the extent such approval is required and described thereon. Schedule H.1 may be amended during the Term in accordance with Section 9.12.

“Subsequent Sites” has the meaning given in Schedule D.

“Supplier Account Executive” has the meaning given in Section 8.2 and shall describe the Supplier representative responsible for both the day to day relationship with Triad as well as the delivery of all Services to Triad.

“Supplier Facilities” means, individually and collectively, the facilities owned, leased or otherwise used by Supplier (or its Affiliates or Subcontractors) from which Supplier (or its Affiliates or Subcontractors) provides any Services. Supplier Facilities are listed on Schedule O.2.

[**].

“Supplier Owned Materials” has the meaning given in Schedule U.

“Supplier Owned Software” means any Software owned by Supplier and used to provide the Services.

“Supplier Personnel” means those employees, representatives, contractors, subcontractors and agents of Supplier, Subcontractors and Supplier Affiliates who perform any Services under this Agreement. For the avoidance of doubt, Supplier Personnel shall not include Triad Third-Party Contractors for which Supplier has operational responsibility pursuant to Section 6.4(b).

“Supplier Shared Environment” means a data center, centralized help desk or disaster recovery environment whereby Supplier shall generally share assets among its multiple customers or otherwise shall provide Services for its multiple customer within the same facility.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DEFINITIONS MATRIX, CONT’D

“System” means an interconnected grouping of manual or electronic processes, including Equipment, Software and associated attachments, features, accessories, peripherals and cabling, and all additions, modifications, substitutions, Upgrades or enhancements to such System, to the extent a Party has financial or operational responsibility for such System or System components under Schedule J.1. System shall include all Systems in use or required to be used as of the Commencement Date, all additions, modifications, substitutions, Upgrades or enhancements to such Systems and all Systems installed or developed by or for Triad, the Eligible Recipients or Supplier following the Commencement Date.

“Systems Software” has the meaning given in Schedule A.

“Tax Authority” means any federal, state, provincial, regional, territorial, local or other fiscal, revenue, customs or excise authority, body or official competent to impose, collect or asses tax.

“TBS Model Build” has the meaning given in Schedule D.

“TBS Pilot Build” has the meaning given in Schedule D.

“TBS Sites” has the meaning given in Schedule D.

[**].

“Technology Plan” has the meaning given in Section 9.5(d).

“Term” has the meaning given in Article 3.

“Termination Assistance Services” means the termination/expiration assistance requested by Triad to allow the Services to continue in accordance with this Agreement and to facilitate the orderly transfer of the Services to Triad or its designee, as such assistance is further described in Section 4.4 and Schedule I.

“Termination Charge” means the termination charges payable by Triad upon termination pursuant to Section 20.2 or elsewhere in this Agreement as set forth in Schedule N.

“Third Party Contracts” means all agreements between third parties and Triad, an Eligible Recipient or Supplier (or Supplier’s Subcontractors or Affiliates) that have been or will be used to provide the Services to the extent a Party has financial or operational responsibility for such contracts under this Agreement, including under Schedules J.1, K and H.1. Third Party Contracts include all such agreements in effect as of the Effective Date, [**]. Third Party Contracts also shall include those third party agreements entered into by or for Triad, an Eligible Recipient or Supplier (or Supplier’s Subcontractors or Affiliates) after the Effective Date to the extent a Party has financial or operational responsibility for such Third Party Contracts under this Agreement, including under Schedules J.1, K and H.1.

“Third Party Materials” means Materials that are owned by third parties and provided under license to Supplier

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DEFINITIONS MATRIX, CONT’D

(or its Affiliates or Subcontractors) or Triad (or the Eligible Recipients) and that have been or will be used to provide or receive the Services. Third Party Materials shall include Materials owned by Subcontractors and used in the performance of the Services.

“Third Party Software” means all Software products (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) that are provided under license or lease to Supplier or Triad or an Eligible Recipient that have been or will be used to provide or receive the Services to the extent a Party has financial or operational responsibility for such Software products under Schedule J.1. Third Party Software shall include all such programs or programming in use or held for use as of the Effective Date, including those set forth in Schedule B[**]. Third Party Software also shall include all such programs or programming licensed and/or leased after the Effective Date. Third Party Software shall include Software owned by Subcontractors and used in the performance of the Services.

“Transition Milestone” has the meaning give in Section 4.2(b).

“Transition Period” means the period that commences on the Effective Date and expires 11:59:59 p.m., Central Time, on the date specified for the completion of the Transition Services as specified in the Transition Plan, unless expressly extended in writing by Triad.

“Transition Plan” means the plan set forth in Schedule C and developed pursuant to Section 4.2 hereof, which identifies all material transition tasks, Projects and deliverables to be completed by Supplier in connection with the transition of all Services to Supplier, and the dates by which each is to be completed by Supplier.

“Transition Services” means the services, functions and responsibilities described in Section 4.2 and the Transition Plan to be performed by Supplier during the Transition Period.

“Transitioned Employees” means the employees of Triad or the Eligible Recipients who accept Supplier’s offer of employment and become employed by Supplier pursuant to Section 8.6. Upon being employed by Supplier, such Transitioned Employees shall be deemed to be Supplier Personnel as defined herein.

“Triad Data” means any data or information of Triad or any Eligible Recipient that is provided to or obtained by Supplier in connection with the negotiation and execution of this Agreement or the performance of Supplier’s obligations under this Agreement, including data and information with respect to the businesses, patients, customers, medical staffs, purchasing agents, operations, facilities, products, rates, regulatory compliance, competitors, consumer markets, assets, expenditures, mergers, acquisitions, divestitures, billings, collections, revenues and finances of Triad or any Eligible Recipient or any of the foregoing. Triad Data also means any data or information pertaining to Triad or any Eligible Recipient (i) created, generated, collected or processed by Supplier in the performance of its obligations under this Agreement, including data processing input and output, service level measurements, asset information, Reports, third party service and product agreements, contract charges, and retained expense and Pass-Through Expenses or (ii) that resides in or is accessed through Software, Equipment or Systems provided, operated, supported or used by Supplier in connection with the Services, as well as information derived from this data and information.

“Triad Facilities” means the facilities that are provided by Triad or the Eligible Recipient for the use of Supplier to the extent necessary to provide the Services.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DEFINITIONS MATRIX, CONT’D

“Triad IT Invoices” has the meaning given in Section 11.2(b).

[**].

“Triad Owned Materials” has the meaning given in Schedule U.

“Triad Owned Software” means Software owned by Triad, a Triad Affiliate or an Eligible Recipient and used, operated, maintained or supported by or on behalf of Supplier under or in connection with this Agreement.

“Triad Personal Data” means that portion of Triad Data that is subject to any Privacy Laws.

“Triad Personnel” means the employees, agents, contractors or representatives of Triad or its Affiliates or Eligible Recipients who performed any of the Services to be provided by Supplier during the [**] months preceding the Commencement Date.

“Triad Project Executive” has the meaning given in Section 10.1(a).

“Triad Provided Equipment” has the meaning given in Section 6.4(f).

“Triad Rules” has the meaning given in Section 6.3(a).

“Triad Security Policies” has the meaning given in Section 13.2(a)(i).

“Triad Sites” or “Sites” means the offices or other facilities, including those listed on Schedule O.1, at or to which Supplier is to provide the Services.

“Triad Standards” has the meaning given in Section 9.5(a).

“Triad Third Party Contractors” has the meaning given in Section 4.5(a).

[**].

“Turnover Rate” has the meaning given in Section 8.5(c).

“Unanticipated Change” has the meaning set forth in Section 11.7.

“Upgrade” and its derivatives means the updates, renovations, enhancements, additions and/or new versions or releases of Software or Equipment by Supplier. Unless otherwise agreed, financial responsibility for the costs, fees and expenses associated with an Upgrade of Software or Equipment shall be allocated between the Parties in accordance with Sections 6.4 and Schedule J.1.

“WARN Act” has the meaning given in Section 8.9(b).

[**].

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule A

Glossary of Additional Terms

This is Schedule A to the Master Services Agreement by and between Triad and Supplier (the “Agreement”). In addition to terms defined in the Agreement, the following terms, when capitalized, shall have the meanings specified below. In addition, common terms and acronyms are listed in Attachment A-1 (Common Terms and Acronyms) to this Schedule A.

1.	“Business Day(s)” means Monday through Friday, except for holidays recognized by Triad.

2.	“Business Hours” means 7am to 6pm local time, at each Triad Site or Supplier Facility on Business Days.

3.	“Calls” means problems, questions, or requests from Authorized Users submitted to Supplier by telephone.

4.	“Change Management” means the processes relating to managing, planning and performing all changes in Triad’s environment pertaining to the Services, including changes to individual components and coordination of changes across all components in accordance with the Change Control Procedures. The Change Management processes will support and include checkpoints to determine any potential or required Change Control Procedures.

5.	“Disaster Recovery Plan” means the disaster recovery plan for Supplier Facilities developed in accordance with Schedule S.

6.	“Help Desk” means the Supplier facilities, associated technologies, and Supplier Personnel who respond to Calls, provide proactive and reactive problem determination, resolution and/or tracking, and act as a single point of contact for Authorized Users in regard to the Services.

7.	“IMAC” means Installs, Moves, Adds and Changes.

8.	“LAN Required Redundancy” has the meaning in Schedule E.

9.	“Level 1 Support” means support that is provided as the entry point for inquiries or problem reports from Authorized Users. If Level 1 personnel cannot resolve the inquiry or problem, the inquiry or problem is directed to the appropriate Level 2 personnel or third party for resolution.

10.	“Level 2 Support” means support that serves as a consolidation point for inquiries and problems between Level 1 and Level 3. For example, Level 2 support might exist in a computer operations or a distribution/mail out center. If Level 2 personnel cannot resolve the inquiry or problem, the inquiry or problem is directed to the appropriate Level 3 personnel or third party for resolution.

11.	“Level 3 Support” means support provided by the personnel or third party that is most knowledgeable about the underlying problem or question and is utilized when efforts to resolve the problem or question by Level 1 and Level 2 Support have failed or are bypassed. Inquiries or problems are usually reported by Level 1 or Level 2 support personnel, but may be initiated directly by Authorized Users or the Supplier.

12.	“Measurement Period” has the meaning provided in Schedule G.

13.	“Priority Applications” has the meaning set forth in Schedule G.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule A - Page 1

14.	“Problem Management” means the process of tracking and managing all problems arising from defined Services in Triad’s environment, and resolving those problems arising from or related to the Services.

15.	“Problem Ticket” means a ticket entered into Supplier’s Problem Ticket Tracking System in response to a Call, a Service Request or other agreed to means of accessing the Help Desk.

16.	“Problem Ticket / Service Request Tracking System” means the System used by Supplier and approved by Triad for tracking, managing and reporting on Problem Tickets and Service Requests, including provision for reasonable (read-only) access thereto by the Triad Project Executive and his or her designees.

17.	“Quality Assurance” means programs and processes to improve the quality of operations.

18.	“Service Request” means a request to provide Services and in the form agreed to in the Policy and Procedures Manual.

19.	“Severity Level” means Severity Level 1, Severity Level 2, Severity Level 3, or Severity Level 4, either collectively or separately.

20.	“Severity Level 1” means a system down, or a business outage impacting (i) patient care, (ii) financial reporting that has a significant business impact, or (iii) immediate work stoppage that threatens current and future productivity of a significant number of Authorized Users and no Workaround exists

21.	“Severity Level 2” means a high-impact problem where business operations are proceeding, but in a significantly impaired fashion; a problem with a time-sensitive issue important to long-term productivity that is not causing immediate work stoppage (i.e. a Workaround is available).

22.	“Severity Level 3” means an important issue that has a limited business impact.

23.	“Severity Level 4” means a minor inconvenience requiring ultimate, but not immediate, resolution.

24.	“Site Group Transition” has the meaning Schedule C.

25.	“Standard Software Images” means standard desktop System Software with standard Application Software installed that is used on Triad’s desktop personal computers.

26.	“Supplier Data Center” means Supplier’s Plano Technology Center or such other Supplier data center from which Supplier performs the Services.

27.	“Systems Software” means the operating systems Software for the Equipment and middleware that operates in conjunction with such Software.

28.	“Triad Branded Solution” or “TBS” means the C&RC Solution and the ERP Solution (both as defined in Schedule D).

29.	“WEB” means a graphical user interface for an information system accessed by a user via the internet or an intranet.

30.	“Workers Compensation” means a workers injury program required by State and Federal regulation.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule A - Page 2

Attachment A-1

Ref #	Term / Acronym	General Meaning
	AD	Application development

	ADM	Application development and maintenance

	AM	Applications maintenance

	ASP	Application Service Provider

	COLA	Cost of Living Adjustment

	COTS	Commercial Off The Shelf

	DR	Disaster Recovery

	DRP	Disaster Recovery Plan

	EDI	Electronic Data Interchange

	ERISA	Employee Retirement Income Security Act

	FAQ(s)	Frequently Asked Question(s)

	FMLA	Family Medical Leave Act

	HIPAA	Health Insurance Portability and Accountability Act of 1996

	HR	Human Resources

	IMAC	Install, Move, Add, or Change

	IP	Internet Protocol

	IT	Information Technology

	IVR	Interactive Voice Response

	LAN	Local Area Network

	LOB	Line of Business

	OS	Operating System

	PBX	Private Branch Exchange

	PC(s)	Personal Computer(s)

	PDA(s)	Personal Digital Assistant(s)

	PM	Performance Management

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment A-1 - Page A-1 of A-2

Ref #	Term / Acronym	General Meaning
	RFP	Request for Proposal

	ROI	Return On Investment

	SEC	The United States Securities and Exchange Commission

	SQL	Structured Query Language

	SPOC	Single Point of Contact

	SSN	Social Security Number

	UPS	Uninterruptible Power Supply

	VPN	Virtual Private Network

	VRU	Voice Response Unit

	WAN	Wide Area Network

	YOS	Years Of Service

	YTD	Year To Date

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment A-1 - Page A-2 of A-2

Schedule B

Software

This is Schedule B to the Master Services Agreement between Triad and Supplier (“Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

This Schedule B consists of a listing of the following, as of the Effective Date[**].

[**] [47 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule B - Page 1

Schedule C

Transition Plan

This is Schedule C to the Master Services Agreement between Triad and Supplier (the “Agreement”) which sets forth the Transition Plan and describes Triad and Supplier responsibilities associated therewith, in accordance with Section 4.2 of the Agreement. All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

[**] [7 pages omitted]

Attachment C.1 Transition Plan

[**] [71 pages omitted]

Attachment C.2 Transition Milestones

[**] [14 pages omitted]

Attachment C.3 Triad Responsibilities

[**] [13 pages omitted]

Attachment C.4 General Responsibilities Matrix

[**] [6 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule C - Page 1

Schedule D

ERP and C&RC Implementation Services

This is Schedule D to the Agreement by and between Triad and Supplier. All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

The following documents and each attachment thereto are attached to this Schedule D and incorporated by reference. In the event of a conflict, Sections 1 through 5 of this Schedule D shall take precedence over these subsidiary schedules.

[**] [13 pages omitted]

Schedule D.1: ERP Implementation Services

This is Schedule D.1 to the Agreement between Triad and Supplier. All capitalized terms used but not defined in this Schedule D shall have the meanings given them in the Agreement.

[**] [17 pages omitted]

Attachment D.1.1 ERP Implementation Plan

[**] [22 pages omitted]

Schedule D.2: C&RC Implementation Services

This is Schedule D.2 to the Agreement between Triad and Supplier. All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

[**] [13 pages omitted]

Attachment D.2.1 C&RC Implementation Plan

[**] [64 pages omitted]

Attachment D.2.2 Hospital Specific Tables

[**] [2 pages omitted]

Attachment D.2.3 Clinical Conversion Hospitals

[**] [2 pages omitted]

Attachment D.2.4 List of TBS Sites, Core Modules, and Add-On Modules

[**] [1 page omitted]

Attachment D.2.5 Storage Type by Core Modules and Add-On Modules

[**] [1 page omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule D - Page 1

Schedule E

Description of Services

This is Schedule E to the Agreement by and between Triad and Supplier. This Schedule E and Schedules E.1 through E.7 describe the duties and responsibilities of the Parties related to Supplier’s provision of the Services. Supplier will provide to Triad the Services, functions and responsibilities described in Schedules E.1 through E.7 listed below.

[**] [4 pages omitted]

Schedule E.1 Service Agreement for Application Services

[**] [14 pages omitted]

Schedule E.2 Service Agreement for Desktop Services

[**] [12 pages omitted]

Schedule E.3 Service Agreement for Help Desk Services

[**] [12 pages omitted]

Schedule E.4 Service Agreement for Data Network Services

[**] [14 pages omitted]

Schedule E.5 Service Agreement Data Center Services

[**] [22 pages omitted]

Schedule E.6 Service Agreement for Security Services

[**] [13 pages omitted]

Schedule E.7 Service Agreement for Governance Services

[**] [19 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule E - Page 1

Schedule F

Transferred or Provided Items

Schedule F.1	Reserved
Schedule F.2	Equipment Leases

This is Schedule F.2 to the Master Services Agreement by and between Triad and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

[**]

Schedule F.3	Reserved
Schedule F.4	Reserved
Schedule F.5	Reserved
Schedule F.6	Triad-Provided Equipment

This is Schedule F.6 to the Master Services Agreement by and between Triad and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

In accordance with Section 6.4(f) of the Agreement, Triad will provide Supplier with the use of the Triad owned and leased Equipment set forth below and with all of the Equipment for which Triad has financial responsibility in Schedule J.1. Such Equipment will be provided per the specifications and in the configurations and quantities specified by Supplier in the categories specified below to allow Supplier to meet its obligations under the Agreement. This list is not exclusive and will be amended by the Parties upon completion of a detailed asset inventory of Triad’s Equipment to be conducted as part of the Transition Services.

[**] [2 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule F - Page 1

Schedule G

Service Levels and Service Level Credits

[**]

This is Schedule G to the Master Services Agreement by and between Triad and Supplier. This Schedule provides for the methodology for Service Levels against which Supplier’s performance of certain components of the Services is measured, and for Service Level Credits in the event of the failure of Supplier’s performance to meet such Service Levels. Service Level definitions are contained in Schedule E, and to the extent applicable, references to Schedule G shall be deemed to included Schedule E.

[**] [11 pages omitted]

Schedule G.1	Service Level Summary Matrix

This is Schedule G.1 to the Master Services Agreement between Triad and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule G.1 shall have the meanings given them in the Agreement.

[**] [3 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule G - Page 1

Schedule H.1

Subcontractors

This is Schedule H.1 to the Master Services Agreement between Triad and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

The Supplier may utilize the following Subcontractors to perform the services described below in accordance with Section 9.12 of the Agreement:

[**] [2 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule H.1 - Page 1

Schedule H.2

Managed Third Parties

This is Schedule H.2 to the Master Services Agreement by and between Triad and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

This Schedule H.2 consists of a preliminary listing of the Managed Third Parties as of the Effective Date and will be further defined upon completion of the Supplier facility inventory at each Triad Site.

Upon completion of the Supplier facility inventory, Managed Third Parties may be added or deleted from this Schedule H.2.

The following constitute Managed Third Parties pursuant to Section 6.9 of the Agreement:

[**] [51 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule H.2 - Page 1

Schedule I

Termination Assistance Services

[**]

1.	GENERAL

This is Schedule I to the Master Services Agreement by and between Triad and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

[**] [4 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule I - Page 1

Schedule I.1

Termination/Expiration Rights

This is Schedule I.1 to the Master Services Agreement between Triad and Supplier (“Agreement”). Unless otherwise expressly defined herein, the capitalized terms used herein shall have the meaning assigned to them in the Agreement.

This Schedule I.1 describes Supplier Owned Materials, Third Party Software licenses, Equipment leases and Third Party Contracts exceptions pursuant to Sections 6.4(c) and 14.6 of the Agreement

[**] [2 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule I.1 - Page 1

Schedule J

Charges

1.	Introduction. This Schedule J is a schedule to the master services agreement (the “Agreement”) between Triad Corporate Services, Limited Partnership (“Triad”) and Perot Systems Corporation (“Supplier”). This Schedule J describes the methodology for calculating the charges for the Services provided under the Agreement.

2.	Definitions. The following terms shall have the meanings set forth below for purposes of this Schedule J. Any capitalized terms not otherwise defined herein shall have the respective definitions assigned thereto in the Agreement.

[**] [45 pages omitted]

Schedule J.1 Financial And Operational Responsibility Matrix

This is Schedule J.1 to the Master Services Agreement between Traid and Supplier (“Agreement”). All capitalized terms used but not defined in this Schedule J.1 shall have the meanings given them in the Agreement.

[**] [10 pages omitted]

Schedule J.2 Hospital Business Data; Hospital It Data; Hospital Points

[**] [2 pages omitted]

Schedule J.3 Monthly Charge Per Point Table (Support Services)

[**] [1 page omitted]

Schedule J.4 Monthly Charge Per Point Table (Add-On Modules)

[**] [1 page omitted]

Schedule J.5 Monthly Infrastructure Charges

[**] [1 page omitted]

Schedule J.6 Monthly Transition Charges

[**] [2page omitted]

Schedule J.7 Storage Resource Baselines

[**] [2 pages omitted]

Schedule J.8 Storage ARC Rates and Storage RRC Rates

[**] [1 page omitted]

Schedule J.9 New Hospital Implementation Charges

[**] [2 pages omitted]

Schedule J.10 Monthly Operations Charges Floor

[**] [1 page omitted]

Schedule J.11 Pass-Through Expenses

[**] [1 page omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule J - Page 1

Schedule K

McKesson Provisions

This Schedule K is a schedule to the Master Services Agreement (the “Agreement”) between Triad Corporate Services, Limited Partnership and Perot Systems Corporation. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement.

[**] [3 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule K - Page 1

Schedule L

Projects

This is Schedule L to the Master Services Agreement between Triad and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule L shall have the meanings given them in the Agreement.

[**] [48 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule L - Page 1

Schedule M.1

Affected Employees

This is Schedule M.1 to the Master Services Agreement by and between Triad and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

[**] [1 page omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule M.1 - Page 1

Schedule M.2

Employee Benefit Plans

This is Schedule M.2 to the Master Services Agreement between Triad and Supplier (“Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

As of the Effective Date, the following table outlines the major employee benefit plans that are available to Transitioned Employees in accordance with Section 8.6 (c) of the Agreement.

[**] [1 page omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule M.2 - Page 1

Schedule M.3

Staffing Plan

This is Schedule M.3 to the Master Services Agreement by and between Triad and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

[**] [8 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule M.3 - Page 1

Schedule M.4

Key Supplier Personnel and Critical Support Personnel

This is Schedule M.4 to the Master Services Agreement between Triad and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

This Schedule lists the Key Supplier Personnel and positions and Critical Support Personnel in accordance with the Agreement.

[**] [1 page omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule M.4 - Page 1

Schedule N

Termination Charges

This is Schedule N to the Master Services Agreement between Triad and Supplier (“Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

[**]

1.	Overview.

Termination Charges payable in the event of a termination of the Agreement by Triad as provided in the Agreement shall be calculated in accordance with this Schedule N. Supplier shall prepare an itemized calculation of the potential Termination Charges and deliver it to Triad within thirty (30) days after Supplier’s receipt of the notice of termination. Such calculation shall contain such documentation as is reasonably necessary to validate the potential [**] of the Termination Charges. Triad shall be entitled to audit the Termination Charges in accordance with Section 9.10 of the Agreement.

2.	Termination Charge Components.

[**] [5 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule N - Page 1

Schedule O.1

Triad Facilities

This is Schedule O.1 to the Master Services Agreement between Triad and Supplier (the “Agreement”). Unless otherwise expressly defined herein, the capitalized terms used herein shall have the meaning assigned to them in the Agreement.

In accordance with Section 6.1 of the Agreement, Triad agrees to provide Supplier with the office and cubicle space in the following Triad Facilities, as more fully described herein. The office and cubicle space provided to Supplier Personnel in the Triad Facilities will be generally comparable to the space provided to (i) the Transitioned Employees prior to the Commencement Date; and/or (ii) the then-standard space provided to similarly situated Triad employees. This Schedule O.1 also identifies the Triad Sites.

Supplier will provide on-site support resources at the Triad Sites.

[**] [6 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule O.1 - Page 1

Schedule O.2

Supplier Facilities

This is Schedule O.2 to the Master Services Agreement between Triad and Supplier (the “Agreement”). Unless otherwise expressly defined herein, the capitalized terms used herein shall have the meaning assigned to them in the Agreement.

[**] [3 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule O.2 - Page 1

Schedule P

Reserved

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule P - Page 1

Schedule Q

Reserved

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule Q - Page 1

Schedule R

Reports

This is Schedule R to the Master Services Agreement by and between Triad and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

Beginning on the Commencement Date, Supplier shall provide standard Reports to Triad and the Eligible Recipients in the format, at the frequency and on the media reasonably specified by Triad. The standard Reports to be provided by Supplier shall include the Reports (i) listed in this Schedule R, (ii) required by the Agreement, and (iii) produced by, or provided to, Triad and/or the Eligible Recipients during the twelve (12) months preceding the Effective Date (collectively, the “Standard Reports”) to the extent applicable to the Services. At the request of Triad, Supplier shall supplement or replace Standard Reports with new Reports (the “New Standard Reports”). Subject to Section 4.7(a)(ii) and Schedule E, the development of the New Standard Reports may be a Project. After completion of development, Supplier shall provide the New Standard Reports at no additional Charge to Triad, unless the level of effort, resource or expense, in the aggregate, required by Supplier to provide such reports is materially greater than the levels of effort, resources or expense required to provide the Standard Reports, in which case the provisions of Section 11.5 shall be applicable with respect to such materially greater levels of effort, resources or expense.

The Reports shall include the following:

[**] [3 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule R - Page 1

Schedule S

Disaster Recovery Plan

This is Schedule S to the Master Services Agreement by and between Triad and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

1.	GENERAL

[**] [3 pages omitted]

Attachment S-1 – Application DR Classification

[**] [3 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule S - Page 1

Schedule T

Compliance With Laws

This Schedule T is a schedule to the Master Services Agreement (the “Agreement”) between Triad Corporate Services, Limited Partnership and Perot Systems Corporation. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement.

[**] [3 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule T - Page 1

Schedule U

Ownership Of Materials

This Schedule U is a schedule to the Master Services Agreement (the “Agreement”) between Triad Corporate Services, Limited Partnership and Perot Systems Corporation. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement.

[**] [8 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule U - Page 1

Schedule V

Triad Rules, Triad Standards and Code of Conduct

This is Schedule V to the Master Services Agreement between Triad and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

Supplier will observe, enforce and comply with Triad Rules, Triad Standards and the Triad code of conduct to the extent required by the Agreement. At such time that Triad Rules, Triad Standards or the Triad code of conduct are communicated or disseminated to Supplier or Supplier Personnel in accordance with any of the means specified in Section 6.3(a) of the Agreement, such rules, standards or code of conduct will be deemed to be included in this Schedule V.

[**] [1 page omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule V - Page 1

Exhibit 1

Form Of Non-Disclosure Agreement

This Nondisclosure Agreement (the “Agreement”) is entered into between                                         , a                          corporation, having its principal offices at                                                   (“Company”) and Perot Systems Corporation, a Delaware corporation, having its principal offices at 2300 West Plano Parkway, Plano, Texas 75075 (“Perot Systems”) as of                                          (the “Effective Date”).

“Confidential Information” means (i) all information marked confidential, restricted or proprietary by either party and (ii) any other information that is treated as confidential by the disclosing party and would reasonably be understood to be confidential, whether or not so marked. The parties agree to protect each other’s Confidential Information disclosed for a period of one year after the Effective Date (the “Disclosure Period”) on the following terms.

1.	Each party shall use at least the same degree of care, but no less than a reasonable degree of care, to avoid unauthorized disclosure or use of the other party’s Confidential Information as it employs with respect to its own Confidential Information of like importance. Receipt and disclosure of Confidential Information will be coordinated for the parties by:

For Perot Systems:

For Company:

2.	Neither party has any obligation with respect to any Confidential Information which (a) was lawfully in the possession of the receiving Party at the time of disclosure to it; (b) that party independently develops; (c) is or becomes publicly available without a breach of this Agreement by either party; or (d) is disclosed to it by a third person who is not required to maintain its confidentiality. The party claiming any of the above exceptions has the burden of proving its applicability.

3.	Each party may disclose Confidential Information only to its own officers, directors, employees, consultants, auditors, attorneys, accountants, contractors, subcontractors and advisors who reasonably need to know it. Each party shall be responsible to the other for any violation of this Agreement by its own officers, directors, employees, consultants, auditors, attorneys, accountants, contractors, subcontractors or advisors.

4.	Neither party may print or copy, in whole or in part, any documents or other media containing any Confidential Information without the prior written consent of the other party other than copies for its officers, directors, employees, consultants, auditors, attorneys, accountants, contractors, subcontractors or advisors who are working on the matter. Neither party will remove or deface any notice of copyright, trademark, logo or other proprietary notice of the other party appearing on any original or copy of the other’s Confidential Information.

5.	Neither party may use the other party’s Confidential Information for competing with the other party or for any purpose not in furtherance of the business relationship between them.

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1 - Page 1

6.	Each party’s Confidential Information shall remain its own property. Upon the request of the other party, each party shall return all of the other’s Confidential Information, or destroy it and provide the other party with written certification of such destruction, except for archival and backup copies that are not readily available for use and business records required by law to be retained.

7.	If either party becomes legally obligated to disclose any of the other party’s Confidential Information, the party subject to the obligation shall notify the other party in writing promptly and shall cooperate with the other party at the other party’s expense in seeking a protective order or other appropriate remedy.

8.	Each party agrees that in the event of a breach or threatened breach by either party, including its officers, directors, consultants, auditors, attorneys, accountants, contractors, subcontractors or employees, of the provisions of this Agreement, the non-breaching party will have no adequate remedy in money damages and, accordingly, shall be entitled to seek an injunction against such breach, in addition to any other legal or equitable remedies available to it.

9.	Each party is disclosing Confidential Information solely on an “AS IS” basis, with no warranties. The disclosing party will not be liable for any damages arising out of the use of Confidential Information disclosed hereunder.

10.	If any Confidential Information originating in the United States is authorized by this Agreement to be disclosed outside the United States, the receiving party agrees to ensure that it or any materials derived from it are not disclosed or communicated to any individual or entity in any country to which the export of such information is prohibited by U.S. export laws or regulations.

11.	This Agreement is governed by the laws of Texas without regard to its rules on conflicts of law. Neither party may assign its rights or obligations under this Agreement. No modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party sought to be bound. This Agreement is the entire agreement between the parties on nondisclosure of confidential information and supersedes all prior representations and agreements between the parties on that subject.

AGREED:
PEROT SYSTEMS CORPORATION

By:	By:
Name:	Name:
Title:	Title:

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1 - Page 2

Exhibit 2

Form Of Invoice

This is Exhibit 2 to the Master Services Agreement between Traid and Supplier (“Agreement”). All capitalized terms used but not defined in this Exhibit 2 shall have the meanings given them in the Agreement.

This Exhibit 2 may be adjusted upon mutual agreement of the Parties.

[**] [17 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 2 - Page 1

Exhibit 3

[**]

[**] [2 pages redacted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 3 - Page 1

Exhibit 4

Reserved

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 4 - Page 1

Exhibit 5

Form Of Project Work Order

[**] [2 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 5 - Page 1

Exhibit 6

Form Of Business Associate Agreement

[**] [6 pages omitted]

[**] Certain confidential information contained in this document, marked by [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 6 - Page 1